Exhibit 10.1

SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Seventh Amendment to Third Amended and Restated Credit Agreement (this "Amendment") is made as of March 30, 2022, by and among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), BASIN TRANSLOAD, LLC, a Delaware limited liability company ("Basin"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade"), WARREN EQUITIES, INC., a Delaware corporation ("Warren" and, collectively with OLLC, Global, Montello, Glen Hes, Basin, Chelsea LLC, Finance, Alliance and Cascade, the "Borrowers" and each individually, a "Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), BURSAW OIL LLC, a Massachusetts limited liability company ("Bursaw"), PURITAN OIL COMPANY, INC., a New Jersey corporation ("Puritan"), WAREX TERMINALS CORPORATION, a New York corporation ("Warex"), DRAKE PETROLEUM COMPANY, INC., a Massachusetts corporation ("Drake") and MARYLAND OIL COMPANY, INC., a Delaware corporation ("Maryland Oil" and, collectively with the MLP, Bursaw, Puritan, Warex and Drake, the "US Guarantors" and each individually, a "US Guarantor"; the Borrowers and the US Guarantors shall hereinafter collectively be referred to as the "Loan Parties" and each, individually, as a "Loan Party"), each "Lender" (as such term is defined in the Credit Agreement referred to below) (collectively, the "Lenders" and each individually, a "Lender") party hereto, Bank of America, N.A. as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender (as each such term is defined in the Credit Agreement) and JPMorgan Chase Bank, N.A. as an L/C Issuer;

WHEREAS, the Borrowers, the MLP, certain of the Lenders, the Administrative Agent, the Swing Line Lender, the L/C Issuers, the Alternative Currency Fronting Lender, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. as Co-Syndication Agents and Citizens Bank, N.A., Societe Generale, BNP Paribas and MUFG Bank, Ltd., as Co-Documentation Agents are parties to that certain Third Amended and Restated Credit Agreement dated as of April 25, 2017 (as amended and in effect from time to time prior to the date hereof, the "Existing Credit Agreement"; the Existing Credit Agreement as amended by this Amendment, the "Credit Agreement");

WHEREAS, the Loan Parties, the requisite Lenders and the Administrative Agent desire to amend certain provisions of the Existing Credit Agreement and consent to certain actions, all as provided more fully herein below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.         Definitions. Capitalized terms used herein without definition and which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

§2.         Amendment to the Existing Credit Agreement.   The Existing Credit Agreement is hereby amended as follows:

(a)         the Existing Credit Agreement (excluding the Exhibits and Schedules thereto, which, except as expressly set forth in clause (b), shall continue to be the Exhibits and Schedules under the Credit Agreement) is hereby amended in the form of Exhibit A hereto; and

(b)         Schedule 2.01 to the Credit Agreement is hereby amended by deleting Schedule 2.01 in its entirety and substituting in place thereof the Schedule 2.01 attached hereto as Exhibit B.

§3.         Increase in Commitments.   Pursuant to and in accordance with Section 2.13 of the Existing Credit Agreement, the Borrowers have (a) requested to increase the Aggregate WC Commitments by an amount of $200,000,000 and (b) provided notice of the Borrowers’ intention to repay in full all WC Interim Loans outstanding as of the date hereof and reduce the Aggregate WC Interim Commitment in effect immediately prior to giving effect to this Amendment to $0. On the Amendment Effective Date, the Aggregate WC Commitment shall be increased by $200,000,000, the WC Commitment of each Lender shall be as set forth on Schedule 2.01 attached hereto as Exhibit B and the Aggregate WC Interim Commitment shall be reduced to $0. For the avoidance of doubt, from and after the Amendment Effective Date, the Borrowers shall be permitted to request increases in the Aggregate WC Commitment, the Aggregate Revolver Commitment and the Aggregate WC Interim Commitment in accordance with Section 2.13 of the Credit Agreement.

§4.         Repayment of Cost of Funds Rate Loans.   In connection with the elimination of the Cost of Funds Rate as an interest rate option, on the Amendment Effective Date (as defined in Section 6 below) the Borrowers will repay all existing Cost of Funds Rate Loans (together with all accrued interest thereon) on the Amendment Effective Date. In connection therewith, the Lenders hereby agree that, notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 3.05(a) thereof), no Lender will charge any additional amount for any loss, cost or expense incurred by such Lender as a result of the repayment of the Cost of Funds Rate Loans on day other than the last day of the Interest Period with respect thereto.

§5.         Collateral for WC Interim Obligations.   Notwithstanding anything to the contrary contained herein or in any Loan Document (including, without limitation, any Mortgage), the parties hereto acknowledge and agree that the WC Interim Obligations (as such term is defined in the Credit Agreement) are not secured by any Real Estate owned by any Loan Party, and no Lender making any WC Interim Loans or with a WC Interim Commitment has the benefit of the security interest granted under any of the Mortgages.

§6.         Conditions to Effectiveness. This Amendment will become effective as of the date hereof (the "Amendment Effective Date") upon receipt by the Administrative Agent (or, in the case of clause (g) below, the applicable Lender) of the following:

(a)         the fully executed counterparts of this Amendment (including the Ratification of Guaranty hereto by the Guarantors) executed by the Loan Parties, the Administrative Agent and the requisite Lenders;

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(b)         to the extent any Lender with a WC Commitment does not currently have a Note and requests a Note in connection with this Amendment, a Note for each such requesting Lender;

(c)         a certificate from each Loan Party in form and substance satisfactory to the Administrative Agent and dated as of the Amendment Effective Date as to the incumbency of, and bearing manual specimen signatures of, the officers or other authorized signatories of such Loan Party who are authorized to execute and take actions under this Amendment on behalf of such Loan Party (or a certification that no changes have been made to the list provided to the Administrative Agent on May 5, 2021 in the certificate delivered pursuant to Section 4(e) of the Fifth Amendment to Third Amended and Restated Credit Agreement dated as of May 5, 2021 (the "Fifth Amendment") among the Loan Parties, the Lenders and the Administrative Agent (the "Fifth Amendment Certificate") and supplemented on November 29, 2021 in the certificate delivered in connection with the increase in the WC Commitment effective November 29, 2021(the "Accordion Certificate"), and certifying and attaching copies of (i) each Loan Party's Organizational Documents (or a certification that no changes have been made to such Loan Party's Organizational Documents from those delivered to the Administrative Agent with the Fifth Amendment Certificate); and (ii) the resolutions of each Loan Party's board of directors, members or managers, as the case may be, authorizing the transactions contemplated by this Amendment;

(d)         unless waived by the Administrative Agent, a good standing and legal existence certificate for each Loan Party, issued by the state in which such Loan Party is organized;

(e)         a favorable opinion of Sean Geary, Esq. and Vinson & Elkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(f)          the Administrative Agent is satisfied that all actions have been taken with respect to flood determinations as is required to comply with applicable law; and

(g)         evidence that any fees required to be paid on or before the Amendment Effective Date shall have been paid.

§7.         Representations and Warranties; No Default. Each Loan Party represents and warrants (a) that the representations and warranties of such Loan Party contained in Article V of the Credit Agreement (it being understood that all references to the Credit Agreement in this Section 7 shall refer to the Credit Agreement as amended hereby) or any other Loan Document, or which are contained in any document furnished in connection herewith, are true and correct on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 7, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (b) no Default or Event of Default has occurred and is continuing as of the date hereof. In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

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§8.         Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

§9.         No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuers, the Swing Line Lender, the Alternative Currency Fronting Lender, the Syndication Agent, the Co-Documentation Agents or the Lenders consequent thereon.

§10.      Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement. Each party agrees that this Amendment and any other document to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. Each party hereto further agrees to deliver to the Administrative Agent, if so requested by the Administrative Agent, an original manually signed wet ink signature to this Amendment.

§11.      Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GLOBAL OPERATING LLC
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
	Name:	Gregory B. Hanson
	Title:	Chief Financial Officer

GLP FINANCE CORP.

By:	/s/ Gregory B. Hanson
	Name:	Gregory B. Hanson
	Title:	Chief Financial Officer

GLOBAL COMPANIES LLC
BASIN TRANSLOAD, LLC
CHELSEA SANDWICH LLC
ALLIANCE ENERGY LLC
CASCADE KELLY HOLDINGS LLC

By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
	Name:	Gregory B. Hanson
	Title:	Chief Financial Officer

GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
WARREN EQUITIES, INC.

By:	/s/ Gregory B. Hanson
	Name:	Gregory B. Hanson
	Title:	Chief Financial Officer

GLOBAL PARTNERS LP
By:	Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
	Name:	Gregory B. Hanson
	Title:	Chief Financial Officer

BURSAW OIL LLC
By:	Alliance Energy LLC, its sole member
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
	Name:	Gregory B. Hanson
	Title:	Chief Financial Officer

WAREX TERMINALS CORPORATION
DRAKE PETROLEUM COMPANY, INC.
PURITAN OIL COMPANY, INC.
MARYLAND OIL COMPANY, INC.

By:	/s/ Gregory B. Hanson
	Name:	Gregory B. Hanson
	Title:	Chief Financial Officer

bank of america, n.a., as
Administrative Agent

By:	/s/ Gavin Shak
Name:	Gavin Shak
Title:	Assistant Vice President

bank of america, n.a., as a Lender, L/C Issuer, Alternative Currency Fronting Lender and Swing Line Lender

By:	/s/ Alia Qaddumi
Name:	Alia Qaddumi
Title:	Director

JPMORGAN CHASE BANK, N.A., as a Lender, L/C Issuer and as Co-Syndication Agent

By:	/s/ Kelly Milton
Name:	Kelly Milton
Title:	Executive Director

wells fargo bank, n.a., as a Lender and Co-Syndication Agent

By:	/s/ John C. Dunne
Name:	John C. Dunne
Title:	Senior Vice President

citizens bank, N.A., as a Lender and Co-Documentation Agent

By:	/s/ Donald A. Wright
Name:	Donald A. Wright
Title:	SVP

societe generale, as a Lender and Co-Documentation Agent

By:	/s/Michiel V.M. Van Der Voort
Name:	Michiel V.M. Van Der Voort
Title:	Managing Director

bnp paribas, as a Lender and Co-Documentation Agent

By:	/s/ James D’Elia
Name:	James D’Elia
Title:	Vice President

By:	/s/ Zachary Kaiser
Name:	Zachary Kaiser
Title:	Director

MUFG BANK, LTD. (formerly known as the bank of tokyo-mitsubishi ufj, ltd.), as a Lender and Co-Documentation Agent

By:	/s/ Christopher Taylor
Name:	Christopher Taylor
Title:	Managing Director

credit agricole corporate and investment bank, as a Lender and Co-Documentation Agent

By:	/s/ Christine Jang
Name:	Christine Jang
Title:	Vice President

By:	/s/ William Purdy
Name:	William Purdy
Title:	Vice President

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender and Co-Documentation Agent

By:	/s/ Bradley Dingwall
Name:	Bradley Dingwall
Title:	Executive Director

By:	/s/ Kathy Hughes
Name:	Kathy Hughes
Title:	Vice President

santander bank, n.a., as a Lender and Co-Documentation Agent

By:	/s/ Jennifer Baydian
Name:	Jennifer Baydian
Title:	Senior Vice President

td bank, n.a., as a Lender and Co-Documentation Agent

By:	/s/ Bernadette Collins
Name:	Bernadette Collins
Title:	Senior Vice President

CAPITAL ONE, N.A., as a Lender and Co-Documentation Agent

By:	/s/ Brian Keane
Name:	Brian Keane
Title:	Authorized Signatory

BANK OF MONTREAL, as a Lender

By:	/s/ Katherine Robinson
Name:	Katherine Robinson
Title:	Managing Director

PEOPLE'S UNITED BANK, national association, as a Lender

By:	/s/ Jeffrey Giunta
Name:	Jeffrey Giunta
Title:	Senior Vice President

city national bank, as a Lender

By:	/s/ John Tyson
Name:	John Tyson
Title:	Senior Vice President

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Samuel Pepe
Name:	Samuel Pepe
Title:	Vice President

bROOKLINE BANK, as a Lender

By:	/s/ Joseph T. O’Leary, Jr.
Name:	Joseph T. O’Leary, Jr.
Title:	Senior Vice President

brown brothers harriman & Co., as a Lender

By:	/s/ Daniel G. Head, Jr.
Name:	Daniel G. Head, Jr.
Title:	SVP

rockland trust company, as a Lender

By:	/s/ Gretchen Troiano
Name:	Gretchen Troiano
Title:	Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a "Guarantor") hereby acknowledges and consents to the foregoing Amendment as of March __, 2022, and agrees that each of (a) the Third Amended and Restated Guaranty dated as of April 25, 2017 (as amended and in effect from time to time, the "Guaranty") from each of Global Partners LP, Bursaw Oil LLC, Warex Terminals Corporation, Drake Petroleum Company, Inc., Puritan Oil Company, Inc. and Maryland Oil Company, Inc.; and (b) the Amended and Restated Guarantee dated as of April 25, 2017 (as amended and in effect from time to time, the "Canada Guaranty") from Global Partners Energy Canada ULC remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder and under each of the other Loan Documents to which such Guarantor is a party. Notwithstanding anything to the contrary contained herein, the parties hereto hereby acknowledge, agree and confirm that as of the date hereof, each of the Guaranty and the Canada Guaranty remains in full force and effect.

GLOBAL PARTNERS ENERGY CANADA ULC

By:	/s/ Gregory B. Hanson
Name: Gregory B. Hanson
Title: Chief Financial Officer

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
Name: Gregory B. Hanson
Title: Chief Financial Officer

BURSAW OIL LLC
By: Alliance Energy LLC, its sole member
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
Name:Gregory B. Hanson
Title:Chief Financial Officer

WAREX TERMINALS CORPORATION
DRAKE PETROLEUM COMPANY, INC.
PURITAN OIL COMPANY, INC.
MARYLAND OIL COMPANY, INC.

By: /s/ Gregory B. Hanson
Name: Gregory B. Hanson
Title: Chief Financial Officer

Exhibit A to Amendment

Credit Agreement Composite

Deal CUSIP Number: 37946WAJ1
Revolver CUSIP Number: 37946WAK4
Working Capital CUSIP Number: 37946WAL2

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 25, 2017

among

GLOBAL OPERATING LLC,

GLOBAL COMPANIES LLC,

GLOBAL MONTELLO GROUP CORP.

GLEN HES CORP.

BASIN TRANSLOAD, LLC

CHELSEA SANDWICH LLC

GLP FINANCE CORP.

ALLIANCE ENERGY LLC

CASCADE KELLY HOLDINGS LLC and

WARREN EQUITIES, INC.

as the Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender, Alternative Currency Fronting Lender
and L/C Issuer

JPMORGAN CHASE BANK, N.A. as an L/C Issuer,

JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A.
as Co-Syndication Agents

CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS, MUFG BANK, LTD.,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, COOPERATIEVE

RABOBANK U.A., NEW YORK BRANCH, SANTANDER BANK, N.A., T.D. BANK, N.A.

AND CAPITAL ONE, N.A.,
as Co-Documentation Agents

and

The Other Lenders Party Hereto

BofA SECURITIES, INC., JPMORGAN CHASE BANK, N.A., WELLS FARGO

SECURITIES, LLC, CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS

AND MUFG BANK, LTD.

as

Joint Lead Arrangers and Joint Bookrunners

Section	Page

Article I.	DEFINITIONS AND ACCOUNTING TERMS	2

1.01	Defined Terms	2

1.02	Other Interpretive Provisions	62

1.03	Accounting Terms	63

1.04	Rounding	63

1.05	Times of Day	63

1.06	Letter of Credit Amounts	64

1.07	Exchange Rates; Currency Equivalents	64

1.08	Divisions	64

Article II.	the COMMITMENTS and Credit Extensions	65

2.01	Commitment For Loans	65

2.02	Borrowings, Conversions and Continuations of Committed Loans.	67

2.03	Letters of Credit.	72

2.04	Prepayments	86

2.05	Termination or Reduction of Commitments	88

2.06	Repayment of Loans	89

2.07	Interest	89

2.08	Fees	90

2.09	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	91

2.10	Evidence of Debt	92

2.11	Payments Generally; Administrative Agent’s Clawback	92

2.12	Sharing of Payments by Lenders	95

2.13	Increase in Commitments.	95

2.14	Cash Collateral.	97

2.15	Defaulting Lenders.	98

Article III.	TAXES, YIELD PROTECTION AND ILLEGALITY	101

3.01	Taxes.	101

3.02	Illegality	105

3.03	Inability to Determine Rates	106

3.04	Increased Costs; Reserves on Term Rate Loans.	108

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(continued)

Section	Page

3.05	Compensation for Losses	110

3.06	Mitigation Obligations; Replacement of Lenders.	111

3.07	Survival	111

Article IV.	CONDITIONS PRECEDENT TO Credit Extensions	112

4.01	Conditions of Initial Credit Extension	112

4.02	Conditions to all Credit Extensions	114

Article V.	REPRESENTATIONS AND WARRANTIES	114

5.01	Existence, Qualification and Power	114

5.02	Authorization; No Contravention	115

5.03	Governmental Authorization; Other Consents	115

5.04	Binding Effect	115

5.05	Financial Statements; No Material Adverse Effect.	115

5.06	Litigation	116

5.07	No Default	116

5.08	Ownership of Property; Liens	116

5.09	Environmental Compliance	116

5.10	Insurance	116

5.11	Taxes	117

5.12	ERISA Compliance.	117

5.13	Subsidiaries; Equity Interests	118

5.14	Margin Regulations; Investment Company Act.	118

5.15	Disclosure	118

5.16	Compliance with Laws	119

5.17	Taxpayer Identification Number; Other Identifying Information	119

5.18	Intellectual Property; Licenses, Etc	119

5.19	Absence of Financing Statements	119

5.20	Perfection of Security Interests	119

5.21	Certain Transactions	120

5.22	Reserved	120

5.23	Representations as to Foreign Obligors	120

5.24	Anti-Terrorism Laws; Economic Sanctions	121

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(continued)

Section	Page

5.25	EEA Financial Institution	122

5.26	Beneficial Ownership Certificate	122

Article VI.	AFFIRMATIVE COVENANTS	122

6.01	Financial Statements	122

6.02	Certificates; Other Information	123

6.03	Notices	127

6.04	Payment of Obligations	128

6.05	Preservation of Existence, Etc	128

6.06	Maintenance of Properties	128

6.07	Maintenance of Insurance	128

6.08	Compliance with Laws; Governing Documents	128

6.09	Books and Records	128

6.10	Inspection Rights	129

6.11	Use of Proceeds	129

6.12	Bank Accounts	129

6.13	Additional Borrowers or Subsidiary Guarantors	130

6.14	Senior Debt Status	132

6.15	Reserved.	132

6.16	Approvals and Authorizations	132

6.17	Anti-Terrorism Compliance	132

6.18	Unrestricted Subsidiaries	132

6.19	Puritan Oil	133

Article VII.	NEGATIVE COVENANTS	133

7.01	Liens	133

7.02	Investments	136

7.03	Indebtedness	138

7.04	Fundamental Changes	140

7.05	Dispositions	141

7.06	Acquisitions	143

7.07	Restricted Payments	144

7.08	Change in Nature of Business	144

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(continued)

Section	Page

7.09	Transactions with Affiliates	145

7.10	Burdensome Agreements	145

7.11	Use of Proceeds	145

7.12	Compliance with Environmental Laws	146

7.13	Prohibited Commodity Transactions	146

7.14	Loans to Owners, Officers or Employees	146

7.15	Payment of Indebtedness	147

7.16	Bank Accounts	147

7.17	Sanctions; Anti-Corruption	148

7.18	Financial Covenants	148

7.19	Organizational Documents	149

Article VIII.	EVENTS OF DEFAULT AND REMEDIES	149

8.01	Events of Default	149

8.02	Remedies Upon Event of Default	152

8.03	Application of Funds	152

Article IX.	ADMINISTRATIVE AGENT	153

9.01	Appointment and Authority	153

9.02	Rights as a Lender	154

9.03	Exculpatory Provisions	154

9.04	Reliance by Administrative Agent	155

9.05	Delegation of Duties	155

9.06	Resignation of Administrative Agent	156

9.07	Non-Reliance on Administrative Agent and Other Lenders	157

9.08	No Other Duties, Etc	158

9.09	Administrative Agent May File Proofs of Claim	158

9.10	Collateral and Guaranty Matters	159

9.11	Secured Cash Management Agreements and Secured Hedge Agreements	159

9.12	Certain ERISA Matters	160

9.13	Recovery of Payments	161

Article X.	MISCELLANEOUS	161

10.01	Amendments, Etc	161

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(continued)

Section	Page

10.02	Notices; Effectiveness; Electronic Communication	163

10.03	No Waiver; Cumulative Remedies; Enforcement	165

10.04	Expenses; Indemnity; Damage Waiver	166

10.05	Payments Set Aside	168

10.06	Successors and Assigns	168

10.07	Treatment of Certain Information; Confidentiality	174

10.08	Right of Setoff	174

10.09	Interest Rate Limitation	175

10.10	Counterparts; Integration; Effectiveness	175

10.11	Survival of Representations and Warranties	176

10.12	Severability	176

10.13	Replacement of Lenders	176

10.14	Governing Law; Jurisdiction; Etc	177

10.15	Waiver of Jury Trial	178

10.16	No Advisory or Fiduciary Responsibility	178

10.17	Electronic Execution of Documents	179

10.18	USA PATRIOT Act	179

10.19	Joint and Several Liability	180

10.20	Judgment Currency	182

10.21	Transitional Arrangements	183

10.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	183

10.23	Amend and Extend Transactions	184

10.24	Acknowledgement Regarding any Supported QFCs	185

SIGNATURES	S-1

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SCHEDULES

1A	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.06	Litigation
5.09	Environmental Matters
5.12	ERISA Matters
5.13	Subsidiaries; Other Equity Investments
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.09	Transactions with Affiliates
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A-1	Loan Notice
A-2	Swing Line Loan Notice
B	Borrowing Base Report
C	Product Under Contract LC Certificate
D	Note
E	Compliance Certificate
F-1	Assignment and Assumption
F-2	Administrative Questionnaire
G	Guaranty
H	Opinion Matters
I	U.S. Tax Compliance Certificates

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of April 25, 2017, among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), BASIN TRANSLOAD, LLC, a Delaware limited liability company (“Basin”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Chelsea LLC”), GLP FINANCE CORP., a Delaware corporation (“Finance”), ALLIANCE ENERGY LLC, a Massachusetts limited liability company (“Alliance”), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company (“Cascade”) and WARREN EQUITIES, INC., a Delaware Corporation (“Warren” and, collectively with OLLC, Global, Montello, Glen Hes, Basin, Chelsea LLC, Finance, Alliance and Cascade, the “Initial Borrowers” and each individually, an “Initial Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co-Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS, MUFG BANK, LTD., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH, SANTANDER BANK, N.A., T.D. BANK, N.A. AND CAPITAL ONE, N.A. as Co-Documentation Agents.

WHEREAS, pursuant to a Second Amended and Restated Credit Agreement dated as of December 16, 2013 (as amended from time to time, the “Prior Credit Agreement”) by and among the Initial Borrowers, certain of the Lenders, the Administrative Agent, the Swing Line Lender, certain L/C Issuers and the Alternative Currency Fronting Lender, the Lenders party thereto made loans and other extensions of credit available to the Initial Borrowers for the purposes set forth therein; and

WHEREAS, the Initial Borrowers have requested to amend and restate the Prior Credit Agreement, and the Lenders, the Administrative Agent, Swing Line Lender, the L/C Issuers, the Alternative Currency Fronting Lender, the Co-Documentation Agents and the Co-Syndication Agents are willing to amend and restate the Prior Credit Agreement and to continue to provide financing to the Borrowers (as hereinafter defined) on the terms and conditions set forth herein;

NOW, THEREFORE, the Initial Borrowers, the Lenders, the Administrative Agent, the Swing Line Lender, the L/C Issuers, the Alternative Currency Fronting Lender, the Co-Documentation Agents and the Co-Syndication Agents each agree that on and as of the Closing Date (as hereinafter defined) the Prior Credit Agreement is hereby amended and restated in its entirety, and shall remain in full force and effect only as expressly set forth herein and in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.
DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2022 Notes” means the 6.25% Senior Notes due 2022 issued by the MLP and Finance.

“Acceptable Issuer” means either (a) a Lender or (b) a financial institution having, on the basis of its latest financial statements, capital, surplus and undivided profits of at least $1,500,000,000 and having an unenhanced senior unsecured short-term debt rating of BBB or better by Fitch IBCA or S&P, or Baa2 by Moody’s, and, in each of (a) and (b), which is acceptable to the Administrative Agent in its sole discretion.

“Accounts Receivable” means rights of the Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business, and all rights of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions that have not otherwise been deducted as an Excise Tax Liability for purposes of calculating the Borrowing Base, all as recorded on books of account in accordance with generally accepted accounting principles. For the avoidance of doubt, the parties hereto hereby acknowledge that the rights of the Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business, and all rights of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other process due thereon pursuant to transactions with account debtors which are in the form of a credit card receivable owing to such Borrowers and otherwise meet the criteria of this definition constitute an Account Receivable hereunder.

“Acquisition Adjustment Period” means, from and after April 1, 2021, to the extent so elected by the Borrowers, the period commencing with the fiscal quarter in which a Material Acquisition has occurred, together with the first two full fiscal quarters following the consummation of such Material Acquisition, provided, with respect to any Material Acquisition, an Acquisition Adjustment Period will only be considered to have occurred if, at the time the applicable Material Acquisition is consummated, the Borrowers have provided written notice to the Administrative Agent that the Borrowers are electing to be in an Acquisition Adjustment Period with respect to such Material Acquisition for purposes of calculating compliance with the covenant set forth in Section 7.18(iv) hereof.

“Acquisition Capital Expenditures” means Capital Expenditures made in connection with any Permitted Acquisition.

“Additional Senior Unsecured Notes” means senior unsecured notes of a Loan Party issued after the First Amendment Effective Date, so long as in respect of such senior unsecured notes: (a) the terms, conditions, covenants and defaults applicable to such notes (including the terms, conditions, covenants and defaults in the indenture relating thereto, but excluding pricing, fees, premiums, discounts, rate floors and optional repayment or redemption terms) are no more restrictive to the Loan Parties in the aggregate than the terms, conditions, covenants and defaults contained herein; (b) the terms, conditions, covenants and defaults applicable to such notes are on then current market terms customary for similar transactions; (c) the obligations thereunder are unsecured; (d) the maturity date thereof is not less than one hundred twenty (120) days after the Maturity Date; and (e) the obligations under such notes and indenture are not guaranteed by any Person other than a Loan Party.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Accounts” means, collectively, the wholesale lockbox account, the retail lockbox account and the deposit accounts maintained by the Loan Parties with the Administrative Agent.

“Aggregate Commitments” means, collectively, the Aggregate WC Commitment, the Aggregate WC Interim Commitment and the Aggregate Revolver Commitment.

“Aggregate Revolver Commitment” means the sum of the Revolver Commitments of the Lenders to make Revolver Loans to the Borrowers and to purchase participations in Revolver L/C Obligations, as in effect from time to time.

“Aggregate WC Commitment” means the sum of the WC Commitments of the Lenders to make WC Loans to the Borrowers and to purchase participations in WC L/C Obligations, as in effect from time to time.

“Aggregate WC Interim Commitment” means the sum of the WC Interim Commitments of the Lenders to make WC Interim Loans to the Borrowers and to purchase participations in WC Interim L/C Obligations, as in effect from time to time.

“Agreement” has the meaning set forth in the preamble hereto.

“Alliance” has the meaning set forth in the preamble hereto.

“Alternative Currency” means Canadian Dollars.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Fronting Lender” means Bank of America, or any other Lender designated by the Borrowers and the Administrative Agent (such designation shall be consented to by such Lender), in its capacity as an Alternative Currency Funding Lender for Loans denominated in the Alternative Currency in which any Alternative Currency Participating Lender purchases Alternative Currency Risk Participations and in which Bank of America (or such other appointed Lender) advances to the Borrowers the amount of all such Alternative Currency Participating Lenders’ respective Applicable Percentages of such Loans in accordance with Sections 2.02(b) and 2.02(f).

“Alternative Currency Funding Applicable Percentage” means, with respect to any Loans denominated in the Alternative Currency, (a) for each Alternative Currency Funding Lender other than the Alternative Currency Fronting Lender, its Applicable Percentage, and (b) for the Alternative Currency Fronting Lender, the sum of (i) the Applicable Percentage of the Alternative Currency Fronting Lender in its capacity as an Alternative Currency Funding Lender and (ii) the sum of the respective Applicable Percentages of the Alternative Currency Participating Lenders.

“Alternative Currency Funding Lender” means, with respect to each Loan denominated in the Alternative Currency, each Lender other than an Alternative Currency Participating Lender with respect to the Alternative Currency.

“Alternative Currency Loan Credit Exposure” means, with respect to any Loan denominated in the Alternative Currency, (a) for each Alternative Currency Funding Lender other than the Alternative Currency Fronting Lender, the aggregate outstanding principal amount of its Alternative Currency Funding Applicable Percentage thereof advanced by such Alternative Currency Funding Lender, (b) for the Alternative Currency Fronting Lender, the aggregate outstanding principal amount of its Alternative Currency Funding Applicable Percentage thereof advanced thereby, net of all Alternative Currency Risk Participations purchased or funded, as applicable, therein and (c) for each Alternative Currency Participating Lender, the aggregate outstanding principal amount of all Alternative Currency Risk Participations purchased or funded, as applicable, by such Alternative Currency Participating Lender in such Loan.

“Alternative Currency Participating Lender” means, with respect to each Loan denominated in an Alternative Currency, Rockland Trust Company and any other Lender that has given notice to the Administrative Agent and the Borrowers that it is unable to fund in the Alternative Currency and for which the Alternative Currency Fronting Lender has agreed in writing (in its sole and absolute discretion) can be an “Alternative Currency Participating Lender”, unless and until such Lender delivers to the Administrative Agent and the Borrowers a written notice pursuant to Section 2.02(f)(ix) requesting that such Lender’s designation be changed to an Alternative Currency Funding Lender.

“Alternative Currency Participant’s Share” means, for any Alternative Currency Participating Lender in respect of a Loan denominated in the Alternative Currency, a fraction (expressed as a percentage), the numerator of which is such Alternative Currency Participating Lender’s Applicable Percentage in respect of such Loan and the denominator of which is the sum of (i) the Applicable Percentage of the Alternative Currency Fronting Lender in respect of such Loan and (ii) the sum of the respective Applicable Percentages of all of the Alternative Currency Participating Lenders in respect of such Loan.

“Alternative Currency Participation Payment Date” has the meaning specified in Section 2.02(f)(iii).

“Alternative Currency Risk Participation” means, with respect to each Loan denominated in the Alternative Currency advanced by the Alternative Currency Fronting Lender, the risk participation purchased by each of the Alternative Currency Participating Lenders in such Loan in an amount determined in accordance with such Alternative Currency Participating Lender’s Applicable Percentage of such Loan, as provided in Section 2.02(f).

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $200,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Applicable Authority” means with respect to SOFR, the SOFR Administrator or any governmental authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to the publication of SOFR, acting in such capacity.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate WC Commitments, the Aggregate WC Interim Commitments and the Aggregate Revolver Commitments, as the case may be, represented by such Lender’s WC Commitment, WC Interim Commitment or Revolver Commitment, as the case may be, at such time, subject to adjustment as provided in Section 2.15. If the commitment of each Lender to make Loans and the obligation of the applicable L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate WC Commitments, Aggregate WC Interim Commitments or the Aggregate Revolver Commitments, as the case may be, have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender for each of the WC Loans, WC Interim Loans and the Revolver Loans is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Revolver Rate” means, in respect of the Revolver Loans and the commitment fees thereon, the applicable percentage per annum set forth below determined by reference to the Combined Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Combined Total Leverage Ratio	Applicable Revolver Rate for Base Rate Loans (in basis points)	Applicable Revolver Rate for Term Rate Loans, Revolver Letters of Credit and Daily SOFR Loans (in basis points)	Applicable Revolver Rate for commitment fees (in basis points)
1	Less than 2.50:1.00	75	175	35.0
2	Greater than or equal to 2.50:1.00 but less than 3.00:1.00	100	200	37.5
3	Greater than or equal to 3.00:1.00 but less than 3.50:1.00	125	225	37.5
4	Greater than or equal to 3.50:1.00 but less than 4.25:1.00	150	250	45.0
5	Greater than or equal to 4.25:1.00	175	275	50.00

Any increase or decrease in the Applicable Revolver Rate resulting from a change in the Combined Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the highest pricing level shall apply in respect of all the Revolver Loans and the commitment fees in respect thereof as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. For the period from the Fifth Amendment Effective Date until the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending March 31, 2021, the applicable percentage per annum set forth above under Pricing Level 3 will be applicable to all Revolver Loans, all commitment fees thereon and all Revolver Letters of Credit.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Revolver Rate for any period shall be subject to the provisions of Section 2.09(b).

“Applicable WC Interim Rate” means, from and after the WC Interim Effective Date, in respect of the WC Interim Loans and the commitment fees relating thereto, the applicable percentage per annum set forth below determined by reference to the Utilization Amount for each Determination Period:

Pricing Level	Utilization Amount	Applicable WC Interim Rate for Base Rate Loans (in basis points)	Applicable WC Interim Rate for Term Rate Loans, Daily SOFR Loans and WC Interim Letters of Credit (in basis points)	Applicable WC Interim Rate for commitment fees (in basis points)
1	Greater than or equal to 75%	150	250	50.0
2	Greater than or equal to 50% but less than 75%	125	225	37.5
3	Less than 50%	100	200	35.0

For the period from the WC Interim Effective Date until the first Determination Period to occur after the WC Interim Effective Date, the applicable percentage per annum set forth above for Pricing Level corresponding to the Utilization Amount on the WC Interim Effective Date will be applicable to all WC Interim Loans, all commitment fees thereon and all WC Interim Letters of Credit.

“Applicable WC Rate” means, in respect of the WC Loans, the commitment fees relating thereto and the Swing Line Loans, the applicable percentage per annum set forth below determined by reference to the Utilization Amount for each Determination Period:

Pricing Level	Utilization Amount	Applicable WC Rate for Base Rate Loans (in basis points)	Applicable WC Rate for Term Rate Loans, Daily SOFR Loans and WC Letters of Credit (in basis points)	Applicable WC Rate for commitment fees (in basis points)
1	Greater than or equal to 75%	150	250	50.0
2	Greater than or equal to 50% but less than 75%	125	225	37.5
3	Less than 50%	100	200	35.0

For the period from the Fifth Amendment Effective Date until the first Determination Period to occur after the Fifth Amendment Effective Date, the applicable percentage per annum set forth above for Pricing Level 3 will be applicable to all WC Loans, all commitment fees thereon, all WC Letters of Credit and the Swing Line Loans.

“Applicable Time” means, with respect to any borrowings and payments in the Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“AR Buyer” means any Person that is a party to a Receivables Sales Agreement as the buyer of the Accounts Receivable being sold thereunder.

“AR Sales Transaction” means any sale by a Loan Party of certain of its Accounts Receivable to an AR Buyer pursuant to the terms of a Receivables Sales Agreement and made in compliance with the terms and conditions of this Agreement.

“Arrangers” means, collectively, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Citizens Bank, N.A., Societe Generale, BNP Paribas and MUFG Bank, Ltd., in each case in its capacity as joint lead arranger and joint bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Assumed Sale/Leaseback Transaction” means one or more leases purchased or assumed by a Loan Party in a Permitted Acquisition in which the applicable lease was the subject of a transaction pursuant to which an unaffiliated Person sells or transfers any property owned by it in order then or thereafter to lease such property that such Person intends to use for its business.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of MLP and its Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of MLP and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Available Cash” has the meaning set forth in the Partnership Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Term Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means an of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” and “Borrowers” means the Initial Borrower and Initial Borrowers, as the case may be, and any other Person who becomes a Borrower pursuant to Section 6.13 hereof.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means, at the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report delivered to the Lenders and the Administrative Agent pursuant to Section 6.02(f), which is equal to the sum of:

(a)            100% of Eligible Cash and Cash Equivalents; plus

(b)            90% of Major Oil Company Receivables; plus

(c)            90% of Insured Eligible Receivables not included in Major Oil Company Receivables and 85% of Eligible Receivables which are not Insured Eligible Receivables and which are not included in Major Oil Company Receivables; plus

(d)            85% of Eligible Margin Deposits; plus

(e)            85% of Hedged Eligible Inventory other than Hedged Eligible Inventory consisting of Corn Product; plus

(f)            80% of Hedged Eligible Inventory consisting of Corn Product; plus

(g)            80% of Eligible Petroleum Inventory; plus

(h)            80% of Eligible Exchange Balances (which number can be either negative or positive); plus

(i)            100% of Paid but Unexpired Letters of Credit; plus

(j)             80% of Eligible Product Under Contract; plus

(k)            the sum of (i) 80% of Positive Net Unrealized Forward Contract Positions up to $100,000,000, plus (ii) 70% of Positive Net Unrealized Forward Contract Positions above $100,000,000 but below $150,000,000, provided if the Positive Net Unrealized Forward Contract Positions are above $100,000,000 and the aggregate Counterparty Risk for any counterparty (including its Affiliates) thereunder exceeds $10,000,000, then those Positive Net Unrealized Forward Contract Positions representing such excess shall not be included hereunder (and, for the avoidance doubt, when determining the amount of the excess to be excluded hereunder, only Positive Net Unrealized Forward Contract Positions shall be excluded and not any other item of the Borrowing Base which might be included in the calculation of Counterparty Risk, including Eligible Receivables); plus

(l)             70% of Eligible RINs up to $10,000,000; minus

(m)           100% of the aggregate amount of Negative Net Unrealized Forward Contract Positions (provided, for the avoidance of doubt, for purposes of this deduction, notwithstanding that such amount is a negative number, such amounts shall be expressed as a positive number and therefore be deducted from the Borrowing Base); minus

(n)            100% of the Swap Termination Value Amount, minus

(o)            100% of the aggregate amount of Excise Tax Liabilities, minus

(p)            100% of First Purchaser Lien Amount; minus

(q)            100% of any Corn Product Reserve

provided, however, that notwithstanding anything to the contrary contained in this definition, (x) to the extent that the amount of any item set forth in (a) through (l) above is a negative number, 100% of the amount of such item shall be deducted in the calculation of the Borrowing Base rather than the amount multiplied by the advance rate attributable to such item had such item been a positive number and (y) the aggregate Hedged Eligible Inventory consisting of Corn Product shall not at any time comprise, after the application of all applicable advance rates, an amount greater than $15,000,000 and, in addition, Petroleum Products consisting of Corn Product shall only be included in Hedged Eligible Inventory and not in Eligible Petroleum Inventory.

“Borrowing Base Report” means a Borrowing Base Report, signed by any Responsible Officer and in substantially the form of Exhibit B hereto.

“Bursaw” means Bursaw Oil LLC, a Massachusetts limited liability company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Term Rate Loan denominated in a currency other than Dollars, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(b) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars in respect of a Term Rate Loan denominated in a currency other than Dollars, or any other dealings in any currency other than Dollars to be carried out pursuant to this Agreement in respect of any such Term Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Assets” means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

“Capital Expenditures” means amounts paid or indebtedness incurred by any of the Loan Parties in connection with (a) the purchase or lease by any of the Loan Parties of Capital Assets that would customarily be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles; or (b) the lease of any assets by any Loan Party as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, provided, however, for purposes of Section 7.18 hereof, any purchase or lease by any Loan Party of any Capital Assets that would customarily be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP and which were acquired pursuant to a Permitted Acquisition or was purchased with Indebtedness permitted by Section 7.03(f) shall not be considered a “Capital Expenditure” thereunder.

“Capitalized Leases” means leases under which any Loan Party is the lessee or obligor, the discounted future rental payment obligations under which are customarily required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP, provided, that, notwithstanding the foregoing, for purposes of calculating Combined EBITDA under this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, regardless of their treatment or classification under GAAP.

“Capitol Acquisition” means the acquisition by one or more Loan Parties of two retail gas station portfolios from the Capitol Sellers that closed on June 1, 2015 and consisted of (a) a number of sites that are primarily located in the Washington, D.C. area (such portfolio being referred to as “Project Oak”) and (b) a number of sites located in the metropolitan New York area (such portfolio being referred to as “Project Monument”).

“Capitol Sellers” means, collectively, Liberty Petroleum Realty, LLC, a Delaware limited liability company, East River Petroleum Realty, LLC, a Delaware limited liability company, Big Apple Petroleum Realty, LLC, a Delaware limited liability company, Anacostia Realty, LLC, a Delaware limited liability company, Mount Vernon Petroleum Realty, LLC, a Delaware limited liability company, DAG Realty, LLC, a Delaware limited liability company, and White Oak Petroleum, LLC, a Delaware limited liability company. Each entity individually is referred to as a “Capitol Seller”.

“Cascade” has the meaning set forth in the introductory paragraph hereof.

“Cash” means Dollar denominated currency in immediately available funds.

“Cash and Carry Transaction” means, in respect of a particular commodity, all transactions that occur during a Contango Market consisting of (a) the entering into of future or swap contracts for the purchase of such commodity offset by the concurrent entering into of future or swap contracts for the same quantity of such commodity for a later delivery date and a maximum period not exceeding twelve (12) months; and/or (b) the physical purchase by a Loan Party of such commodity which shall be stored for a period not exceeding twelve (12) months from the date of delivery of such commodity to such Loan Party, and the sale of which shall be hedged by Swap Contracts that have a maximum tenor not exceeding twelve (12) months; and/or (c) any combination of the foregoing.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, Obligations in respect of Loans denominated in the Alternative Currency, or obligations of the Lenders to fund participations in respect thereof (as the context may require, including in respect of L/C Obligations), cash or deposit account balances or, if the Administrative Agent, L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, collectively, (a) repurchase agreements and short-term obligations issued or guaranteed as to principal and interest by the United States of America and having a maturity of not more than twelve (12) months from the date of acquisition; (b) short-term certificates of deposit, issued by (i) any Lender or (ii) any bank organized under the laws of the United States of America or any state thereof and foreign subsidiaries of such bank, having a rating of not less than A or its equivalent by S&P or any successor; and (c) commercial paper or finance company paper of (i) any Lender or any holding company controlling any Lender or (ii) any other Person that is rated not less than prime-two or A2 or their equivalents by Moody’s or S&P or their successors.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CFA” means that certain Compensation Funding Agreement effective as of June 1, 2009 by and between the MLP and the GP (the “Closing Date CFA”), as the same may be amended, amended and restated or replaced by a successor agreement, provided any such amendment, amendment and restatement or successor agreement, as the case may be, relates solely to the adoption and maintenance of “Compensation Plans” (as such term is defined in the Closing Date CFA) with a substantially similar purpose as set forth in the Closing Date CFA.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Original Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of twenty percent (20%) or more of the equity securities of the GP entitled to vote for members of the board of directors or equivalent governing body of the GP on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)            during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of either the MLP or GP, as the case may be, cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)            the passage of thirty days from the date upon which any Person or two or more Persons acting in concert, other than the Original Investors, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the MLP, or control over the equity securities of the MLP entitled to vote for members of the board of directors or equivalent governing body of the MLP on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing twenty percent (20%) or more of the combined voting power of such securities; or

(d)            the GP ceases to be the general partner of the MLP; or

(e)            MLP shall at any time, legally or beneficially, own less than 100% of the Equity Interest of the Borrowers; or

(f)            Richard Slifka and Eric Slifka (or other immediate family members of Alfred Slifka or the foregoing or related family trusts or other Persons which are Controlled by Richard Slifka and/or Eric Slifka and/or their immediate family members and related family trusts) shall at any time, legally or beneficially, own less than 51% of the voting interests of GP as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of GP; or

(g)            a “change of control” or any comparable term under, and as defined in, any documentation governing the Senior Unsecured Notes or any Subordinated Debt shall have occurred.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the property, rights and interests of the Loan Parties that are or are intended to be subject to the liens and security interests created by the Security Documents.

“Combined or combined” means, with reference to any term defined herein, that term as applied to the accounts of the applicable Loan Party to which it relates, combined or, if prepared on a consolidated basis, consolidated, in accordance with GAAP.

“Combined Current Assets” means all assets of the Loan Parties on a combined basis that are properly classified as current assets in accordance with GAAP, valued on a FIFO basis.

“Combined Current Liabilities” means all liabilities of the Loan Parties on a combined basis, maturing on demand or within one (1) year from the date as of which Combined Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

“Combined EBITDA” means for any period, for each applicable Loan Party and its Restricted Subsidiaries on a combined basis, an amount equal to Combined Net Income for such period plus (a) the following to the extent deducted in calculating such Combined Net Income, and without duplication: (i) Combined Total Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such applicable Loan Party and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense of the applicable Loan Parties and their Restricted Subsidiaries, (iv) other non-recurring expenses of the applicable Loan Parties and their Restricted Subsidiaries reducing such Combined Net Income which do not represent a cash item in such period or any future period, (v) any equity losses in respect of unconsolidated affiliates, (vi) fees and out-of-pocket expenses incurred in connection with this Agreement and the other Loan Documents, any amendments, waivers or other modifications thereto, including administration and other fees payable to the Administrative Agent, Swing Line Lender, Alternative Currency Funding Lender and L/C Issuer pursuant to the Loan Documents, provided, the aggregate amount of such fees and out-of-pocket expenses which may be added back under this sub-clause (vi), together with the amounts added back under sub-clause (vii) below, shall not exceed ten percent (10%) of Combined EBITDA (prior to giving effect to such add-backs under sub-clauses (vi) and (vii)) in any twelve month period, (vii) fees, expenses and charges related to any Permitted Acquisition, provided, the aggregate amount of such fees, expenses and charges which may be added back under this sub-clause (vii), together with the amounts added back under sub-clause (vi) above, shall not exceed ten percent (10%) of Combined EBITDA (prior to giving effect to such add-backs under sub-clauses (vi) and (vii)) in any twelve month period; (viii) all prepayment premiums and losses related to the extinguishment of debt of the applicable Loan Parties and their Restricted Subsidiaries in connection with the permitted refinancing of the Senior Unsecured Notes for such period, and (ix) all fees and expenses incurred by the applicable Loan Party in connection with the applicable Loan Party tendering for and redeeming its Senior Unsecured Notes in such period (but not any fees or expenses incurred in connection with a subsequent issuance of such Senior Unsecured Notes), plus (b) without duplication, cash distributions received by any Loan Party or Restricted Subsidiary from unconsolidated affiliates (including, without limitation, and without duplication, any Unrestricted Subsidiary, non-Wholly-Owned Subsidiary, joint venture or Non-Wholly Owned JV), and minus (c) the following to the extent included in calculating such Combined Net Income: (i) Federal, state, local and foreign income tax credits of the applicable Loan Parties and their Restricted Subsidiaries for such period, (ii) all nonrecurring non-cash items increasing Combined Net Income for such period and (iii) any equity earnings in respect of unconsolidated affiliates, provided that cash distributions received by any Loan Party or any Restricted Subsidiary from such affiliates (including, without limitation, and without duplication, any Unrestricted Subsidiary, non-Wholly-Owned Subsidiary, joint venture or Non-Wholly Owned JV) shall not be excluded under this sub-clause (iii); provided, however, notwithstanding anything to the contrary contained herein, except as set forth in the next sentence, any gains or losses from any Dispositions made pursuant to Section 7.05(d) hereof shall be excluded from the calculation of Combined EBITDA. For purposes of calculating Combined EBITDA for purposes of calculating the Combined Interest Coverage Ratio, the Combined Total Leverage Ratio or the Combined Senior Secured Leverage Ratio for any period in which a Permitted Acquisition and/or a Material Disposition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to the consummation of such Permitted Acquisition and/or Material Disposition, as the case may be, on a pro forma basis as if such Permitted Acquisition and/or Material Disposition, as the case may be, had occurred on the first date of the test period; provided, further, that notwithstanding anything to the contrary contained herein, for purposes of this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and any increases in Combined EBITDA as a result of the actual GAAP treatment of such leases as something other than an operating lease shall be disregarded for purposes of this Agreement.

“Combined Funded Debt” means as of any date of determination, for the Loan Parties and their Restricted Subsidiaries on a combined basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder other than the outstanding amount of the WC Loans, WC Interim Loans and the L/C Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial but excluding any L/C Obligations), bankers’ acceptances, bank guaranties, surety bonds (but only to the extent the indemnity or other payment obligation thereunder has actually arisen and is due and payable by the Loan Parties and/or such Restricted Subsidiaries) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations and any other liability reflected on a Loan Party’s balance sheet with respect to a lease, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Loan Parties or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Loan Party or such Restricted Subsidiary, provided, that, notwithstanding the foregoing, for purposes of determining Combined Funded Debt under this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and shall not be treated as a Capitalized Lease.

“Combined Funded Senior Secured Debt” means as of any date of determination, for the Loan Parties and their Restricted Subsidiaries on a combined basis, (a) Combined Funded Debt of any Loan Party secured by Liens on any assets of any Loan Party at such time, including Combined Funded Debt under this Agreement, plus (b) all Combined Funded Debt of any Restricted Subsidiary of a Loan Party (other than a Restricted Subsidiary which is also a Loan Party) at such time. For the avoidance of doubt, nothing in this definition shall be construed to permit any Loan Party or any Restricted Subsidiary of any Loan Party to incur or permit Liens other than those permitted by Section 7.01.

“Combined Interest Coverage Ratio” means, as at any date of determination, the ratio of (a) Combined EBITDA for the Reference Period most recently ended to (b) Combined Total Interest Expense for such Reference Period.

“Combined Net Income” means for any period, for the applicable Loan Parties and their Restricted Subsidiaries on a combined basis, the net income of the applicable Loan Parties and such Restricted Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

“Combined Senior Secured Leverage Ratio” means, as at any date of determination, the ratio of (a) Combined Funded Senior Secured Debt as of such date of determination to (b) Combined EBITDA for the Reference Period most recently ended.

“Combined Total Interest Expense” means, for any period, for the applicable Loan Parties and their Restricted Subsidiaries on a combined basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the applicable Loan Parties and such Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the applicable Loan Parties and such Restricted Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP, provided, that, notwithstanding the foregoing, for purposes of determining Combined Total Interest Expense under this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and shall not be treated as a Capitalized Lease. For purposes of calculating Combined Total Interest Expense for purposes of calculating the Combined Senior Secured Leverage Ratio and the Combined Total Leverage Ratio for any period in which a Permitted Acquisition has occurred, Combined Total Interest Expense shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to the consummation of such Permitted Acquisition on a pro forma basis as if such Permitted Acquisition had occurred on the first date of the test period.

“Combined Total Leverage Ratio” means, as at any date of determination, the ratio of (a) Combined Funded Debt as of such date of determination to (b) Combined EBITDA for the Reference Period most recently ended.

“Combined Working Capital” means the excess of Combined Current Assets over Combined Current Liabilities, provided, however, for the purposes of this definition, (a) all prepaid expenses of the Loan Parties in excess of $25,000,000 shall not be considered a Combined Current Asset hereunder regardless of how such prepaid expenses would otherwise be classified in accordance with GAAP; (b) any asset of any Loan Party which will be subsequently paid or otherwise distributed to such Loan Party’s members as a Permitted Distribution shall not be considered a Combined Current Asset hereunder regardless of how such asset would otherwise be classified in accordance with GAAP; (c) any asset of any Loan Party consisting of an intercompany receivable or other right to payment owing from another Loan Party or an Affiliate shall not be considered a Combined Current Asset hereunder regardless of how such asset would otherwise be classified in accordance with GAAP; and (d) the aggregate amount of all WC Loans outstanding hereunder, WC Interim Loans outstanding hereunder and all Revolver Loans outstanding hereunder used to fund working capital shall be deemed Combined Current Liabilities, regardless of how such outstanding amounts would otherwise be classified in accordance with GAAP.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous WC Loans, WC Interim Loans or Revolver Loans, as the case may be, of the same Type, in the same currency and, in the case of Term Rate Loans and Daily SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” means a WC Loan, a WC Interim Loan or a Revolver Loan, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed SOFR Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contango Facility” means a senior secured credit facility of any Loan Party solely to be used to finance Cash and Carry Transactions, the recourse to such Loan Party with respect to such credit facility Indebtedness is limited to its interest in the inventory, forward contracts and receivables related to such Cash and Carry Transactions (and the proceeds thereof); provided, that (a) any release of Collateral hereunder for inclusion as collateral for the Contango Facility has been approved by the Administrative Agent and the Supermajority Lenders, and (b) such facility is subject to an intercreditor agreement in form and substance satisfactory to the Administrative Agent and the Supermajority Lenders.

“Contango Market” means the market condition in which the price of a commodity for forward delivery is higher than the price that is quoted for spot settlement, or where a far forward delivery price is higher than a nearer forward delivery price.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corn Product” means Petroleum Product consisting of corn.

“Corn Product Reserve” means, as of any relevant date of determination, with respect to any Hedged Eligible Inventory consisting of Corn Products which is to be included in the Borrowing Base, the reserves that the Administrative Agent may establish or modify from time to time with respect to Corn Products, including, without limitation, reserves for any liens, trust claim or similar claims or rights of third parties which in any matter has a negative impact on the value of the Corn Products.

“Counterparty Risk” means, as it relates to any counterparty to any contract or agreement with any Loan Party, the aggregate amount of credit risk (including, without limitation, the aggregate amount such counterparty may owe a Loan Party in its capacity as an account debtor or in its capacity as a counterparty under any Swap Contract) owing to the Loan Parties from such counterparty (including all Affiliates thereof).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Loan” means a Committed Loan that bears interest at a rate based on Daily SOFR. Daily SOFR Loans shall be denominated in Dollars.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable WC Rate, Applicable WC Interim Rate or Applicable Revolver Rate, as applicable, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term Rate Loan or a Daily SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Revolver Rate, Applicable WC Interim Rate and Applicable WC Rate, as applicable) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to (i) Letter of Credit Fees for WC Letters of Credit or WC Interim Letters of Credit, as the case may be, a rate equal to the Applicable WC Rate or Applicable WC Interim Rate, as applicable, plus 2% per annum and (ii) Letter of Credit Fees for Revolver Letters of Credit, a rate equal to the Applicable Revolver Rate plus 2% per annum .

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the applicable L/C Issuer, the Swing Line Lender, the Alternative Currency Fronting Lender or any other Lender any other amount required to be paid by it hereunder (including Alterative Currency Risk Participations and in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the L/C Issuers, the Alternative Currency Fronting Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuers, the Swing Line Lender, the Alternative Currency Fronting Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Period” means the period of approximately three months comprised of the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) hereof for a fiscal quarter most recently ended from such date of delivery until the date on which the Administrative Agent receives the subsequent Compliance Certificate pursuant to Section 6.02(a) for the next fiscal quarter, with the Utilization Amount for such period being determined by the Administrative Agent on the day on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter most recently ended based on the Utilization Amount for the fiscal quarter represented in such Compliance Certificate.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale/Leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any class or series of Equity Interests of any Person that by its terms or otherwise is: (a) required to be redeemed for any consideration other than Equity Interests (which themselves do not constitute Disqualified Equity Interests); (b) redeemable at the option of the holder of such class or series of Equity Interests at any time (other than into Equity Interests that are not themselves Disqualified Equity Interests); or (c) convertible into or exchangeable for any Indebtedness. Notwithstanding the preceding sentence, (i) any Equity Interests of any Person which would constitute Disqualified Equity Interests solely because (x) they are subject to a mandatory redemption or (y) the holders of the Equity Interests have the right to require such Person to repurchase or redeem such Equity Interests, in the case of each of clauses (x) and (y), upon the occurrence of a change of control or the sale of all or substantially all of the assets of the issuer of such Equity Interests shall not constitute Disqualified Equity Interests so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations under the Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments; and (ii) any such Equity Interests issued pursuant to a plan for the benefit of the employees, directors or officers of a Loan Party or any Restricted Subsidiary or by any such plan to such Persons shall not be regarded as a Disqualified Equity Interest solely because it may be required to be repurchased by a Loan Party or any other Restricted Subsidiary in order to satisfy applicable tax withholding obligations.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in the Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Drake” means Drake Petroleum Company, Inc., a Massachusetts corporation.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Cash and Cash Equivalents” means Cash and Cash Equivalents of a Borrower which is subject to a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties.

“Eligible Exchange Balances” means an amount equal to the aggregate amount of all Exchange Balances after deducting therefrom each of (a) the value of all such exchanges for which performance has not been made on the date that such performance is due, (b) the amount of all discounts, allowances, rebates, credits and adjustments to such exchanges, (c) the amount billed for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, and (d) all such exchanges owing by any Affiliate of any Borrower, provided that the Loan Parties shall exclude from Eligible Exchange Balances any Exchange Balance with respect to which:

(i)            the customer or trading partner has disputed liability, or made any claim with respect to such Exchange Balance or with respect to any other Exchange Balance due from such customer or trading partner to any Borrower other than for a minimal adjustment in the ordinary course of business and in accordance with regular commercial practice; or

(ii)            the customer or trading partner has filed a petition or other application for relief under any existing or future law in any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors, or any petition or other application for relief under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors has been filed against such customer or trading partner, or the customer or trading partner has failed, suspended normal business operations, become insolvent, or made a general assignment for the benefit of creditors or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs.

“Eligible Inventory” means, with respect to the Borrowers, at the relevant time of reference thereto, all Petroleum Products owned by the Borrowers which are held for sale; provided that Eligible Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by the Borrowers or of a type no longer sold by such Borrowers, (b) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens, (c) which has been shipped to a customer of the Borrowers regardless of whether such shipment is on a consignment basis unless such inventory has been shipped to a customer of the Borrowers for the sole purpose of storing such inventory at a terminal owned or controlled by a customer so long as title to such inventory remains with the Borrowers and, in the case of a terminal not owned but controlled by such customer, so long as the Administrative Agent has received evidence that the lessor or Person owning such terminal has entered into a consent and agreement waiving any landlord or similar liens with respect to such Eligible Inventory and, in addition, providing the Administrative Agent with the right to receive notices of default and the right to repossess such Eligible Inventory at any time and such other rights as may be requested by the Administrative Agent, (d) that is obsolete, unusable or otherwise unavailable for sale, or (e) which is not subject to a valid, first priority perfected lien and security interest in favor of the Administrative Agent on behalf of the Lenders, and, provided further, that if such Petroleum Product is a Corn Product, such Petroleum Product (w) is located in the United States in a storage facility that is either under the control and ownership of, or leased by, a Borrower, and has been approved by the Administrative Agent in its discretion; (x) if such storage facility is owned by the account debtor or customer that will purchase the Corn Product being stored therein, such storage facility is subject to a landlord waiver or subordination agreement or other similar agreement in form and substance acceptable to the Administrative Agent; (y) is not comingled with the corn of any Person that is not a Borrower, and (z) was not harvested more than 12 months prior to the date such corn is included in the calculation of the Borrowing Base.

“Eligible Investments” means the Borrowers’ investments in (a) repurchase agreements permitted by Section 9.3(d) hereof; and (b) United States Treasury money market funds rated AAA by S&P; provided that all such investments shall be subject to a valid, first priority, perfected lien and security interest in favor of the Administrative Agent on behalf of the Lender, and the Borrowers, the Administrative Agent and the applicable account bank or financial institution shall have executed a control agreement in form and substance satisfactory to the Administrative Agent.

“Eligible Margin Deposits” means the Borrowers’ net equity in the aggregate amount of all sums deposited by the Borrowers with investment grade commodities brokers on nationally recognized exchanges, after deducting therefrom the aggregate amount of all claims, disputes, contras and offsets (contingent or otherwise) by such brokers or any other Person against such sums; provided, however, that no sums deposited into any account with any commodities broker shall be included in Eligible Margin Deposits unless and until such broker and the applicable Borrower has executed and delivered to the Administrative Agent a hedging account assignment with respect to such account, in form and substance satisfactory to the Administrative Agent.

“Eligible Petroleum Inventory” means Eligible Inventory not otherwise included in Hedged Eligible Inventory, valued on a Marked-to-Market Basis, provided, “Eligible Petroleum Inventory” shall not include any Petroleum Product consisting of corn.

“Eligible Product Under Contract” means the purchase price of petroleum product contracted for purchase by a Borrower, which product has not yet been delivered to such Borrower, and as to which product the Borrowers’ obligation to pay the purchase price is supported by standby WC Letters of Credit or WC Interim Letters of Credit.

“Eligible Receivables” means, at any time, the aggregate amount of the unpaid portions of all Accounts Receivable carried on the books of the Borrowers arising in the ordinary course of business, net of any and all credits, rebates, holdbacks, offsets, counterclaims, contras or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable (provided, for the avoidance of doubt, a contra does not include a Negative Net Unrealized Forward Contract Position for purposes hereof) and net of amounts which would be subject to a right of setoff or similar claim to the extent a setoff waiver does not exist or is not enforced as to such Account Receivable, and which Accounts Receivable:

(a)            are originally due within thirty (30) days of the date on which such Account Receivable arises, and are not more than sixty (60) days past due, or, with respect to Accounts Receivable from a federal, state, or local governmental entity or public utility, are originally due within sixty (60) days and are not more than thirty (30) days past due;

(b)            in the case of Accounts Receivable which are trade receivables that are supported by letters of credit issued or confirmed by Acceptable Issuers, which letters of credit authorize the Borrowers to draw time drafts under such letters of credit for the amount of the related trade receivables, for periods not to exceed one hundred and eighty (180) days from the respective invoice dates of the underlying trade receivables;

(c)            constitute the valid, binding and legally enforceable obligation of the obligor thereon, and are not subordinate to any other claim against such obligor;

(d)            are owned by the Borrowers free and clear of all liens, security interests or encumbrances whatsoever, other than those in favor of the Administrative Agent, on behalf of the Lenders and are subject to a valid, first priority, perfected lien and security interest in favor of the Administrative Agent, on behalf of the Administrative Agent and the Lenders;

(e)            are not the subject of a return, rejection, loss of or damage to the goods or Petroleum Product, the sale of which gave rise to the account receivable, or any request for credit, rebate, offset, counterclaim, holdback or adjustment, any commission payable to third parties or any other dispute with the obligor on such Accounts Receivable;

(f)            is not owing from any other Loan Party or Affiliate;

(g)            are not Accounts Receivable from an obligor which is insolvent or which has filed a petition for relief under any existing or future law in any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under any existing or future law in any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, provided, however, the Borrowers shall be permitted to include such Accounts Receivable from such obligors if (1) the Borrowers and the Administrative Agent reasonably determine such obligor is creditworthy; and (2) the applicable Borrower has been granted a superpriority lien over the assets of such obligor pursuant to an order issued by the bankruptcy court having jurisdiction over such obligor;

(h)            have been invoiced and are currently due and payable or relate to Inventory which has been sold or logistic services which have been provided, as the case may be, and will be invoiced within seven (7) Business Days other than (i) receivables relating to the sale of crude Inventory or bunker fuel Inventory which has been sold and will be invoiced within fifteen (15) Business Days and (ii) Inventory sold to an Investment Grade Applicable Entity, which will be invoiced within thirty (30) days; and

(i)            are denominated in Dollars or Canadian Dollars (provided, any Eligible Receivable denominated in Canadian Dollars shall be subject to the provisions of Section 1.07(d) hereof when determining the amount of such Eligible Receivables in the calculation of the Borrowing Base) and payable in the United States or Canada.

For the purpose of this definition, (i) to the extent that Eligible Receivables owing by any obligor and its Affiliates, other than Exxon Mobil Corp. (“Exxon”), Phillips 66 (“P66”) and an obligor of an Insured Eligible Receivable with respect to such Insured Eligible Receivable, exceed fifteen percent (15%) of the aggregate amount of all Eligible Receivables, or, in the case of any of Exxon, P66 and an obligor of an Insured Eligible Receivable with respect to such Insured Eligible Receivable, exceeds twenty five percent (25%) of the aggregate amount of all Eligible Receivables, such excess shall not be included in the calculation of Eligible Receivables without the prior written consent of the Required Lenders, and (ii) to the extent that the Borrowers, individually or in the aggregate, are at any time directly or contingently indebted for any reason to any obligor, the Accounts Receivable owing to the Borrowers by such obligor shall be deemed to be subject to an offset, counterclaim or contra in the amount of such indebtedness; provided, however, to the extent that any indebtedness of the Borrowers to any obligor is secured by a Letter of Credit, the portion of the indebtedness so secured (not to exceed the amount available for drawing under the Letter of Credit) shall not be deemed to be an offset, counterclaim or contra with respect to the accounts receivable of such obligor owing to the Borrowers.

“Eligible RINs” means, as of any relevant date of determination, inventory of any Borrower consisting of RINs valued at the then current Value, and in all instances as to which the following requirements have been fulfilled: (a) such RIN is owned by such Borrower; (b) such RIN is subject to a first priority perfected Lien in favor of the Administrative Agent; (c) such RIN is free and clear of all other Liens other than Permitted Liens; (d) if such RIN is credited to a commodity or securities account, such account is pledged to the Administrative Agent and is subject to a control agreement satisfactory to the Administrative Agent; (e) all requirements of applicable law with respect to the RINs have been satisfied; and (f) the applicable RIN has an expiration date of at least 31 days after the most recent date as of which the Borrowers have based a Borrowing Base Report to be delivered pursuant to the terms hereof.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or its Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock (including, without limitation, common or preferred stock) of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination and, for the avoidance of doubt, with respect to MLP, shall include, without limitation, all Units.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Availability” means, as of any relevant date of determination, the sum of (a) amount by which the Borrowing Base exceeds the sum of the outstanding principal amount of WC Loans, plus WC Interim Loans, plus WC LC Obligations plus WC Interim LC Obligations as of such date, plus (b) the aggregate principal amount of Revolver Loans which the Borrowers have available to borrow for general corporate purposes hereunder as of such date.

“Excise Tax Liabilities” means all liabilities of the Borrowers in respect of excise taxes imposed on any Petroleum Product which, as of the relevant date of determination, remain unpaid.

“Exchange Balances” means an amount equal to the difference between (a) sum of the values of any and all rights to receive Petroleum Products, to receive payment of money or to receive other value that any Borrower generates, acquires, possesses or owns whenever such Borrower trades, lends, borrows or exchanges Petroleum Products in the ordinary course of business and (b) the sum of the values of any and all obligations of the Borrowers to deliver Petroleum Products and to make payments of money not secured by outstanding Letters of Credit, the value thereof in each case being determined in accordance with the price or prices set forth in the exchange agreements entered into by such Borrower with each petroleum supplier or, if no such price is set forth, in accordance with the then current market value for such Petroleum Products determined on a Marked-to-Market Basis, provided, that in calculating the Exchange Balances, such amounts shall be calculated on a counterparty by counterparty basis (including Affiliates of any counterparty) and not by netting amounts among different counterparties; and, provided, further, if the other party to any such exchange agreement is a Borrower or an Affiliate of a Borrower, such exchange agreement is a fair and reasonable transaction, no less favorable to the Borrowers than would be a similar exchange agreement transacted at arm’s-length with a contract party which was not a Borrower or an Affiliate. If the amount set forth in clause (a) above exceeds the amount set forth in clause (b) above, Exchange Balances shall be expressed as a positive number, and if the amount set forth in clause (b) above exceeds the amount set forth in clause (a) above, Exchange Balances shall be expressed as a negative number.

“Excluded Accounts” means, collectively, (a) segregated deposit accounts constituting payroll accounts and accounts dedicated to the payment of taxes, accrued employee benefits, medical, dental and employee benefits claims to employees of any Loan Party, (b) subject in all cases to the proviso contained in this clause (b), any deposit account containing cash or other property with a value of no greater than $5,000,000, provided that the value of cash and all other property in all of the accounts that would otherwise be considered Excluded Accounts pursuant to this clause (b) shall not at any time, in the aggregate, exceed 2.5% of Total Partners’ Equity, (c) deposit accounts and securities accounts which are used solely as an escrow account or as a fiduciary or trust account that is contractually obligated to be segregated from the other assets of the Loan Parties, in each case, for the benefit of unaffiliated third parties, with respect to a transaction that is permitted to be consummated hereunder; and (d) cash collateral accounts subject to Liens that are permitted pursuant to Sections 7.01(f), (l) and (p).

“Excluded Assets” means, with respect to any Loan Party, the meaning set forth in the applicable Security Agreement to which such Loan Party is a party.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party (including arising hereunder or under any of the Guaranties) of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.19(h)  and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to FATCA.

“Existing Letters of Credit” means those Letters of Credit identified on Schedule 1A hereto.

“Existing Notes” means the 2022 Notes and the 7.00% Senior Notes due 2023 issued by the MLP and Finance, each of which have been issued prior to the First Amendment Effective Date.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the greater of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day and (b) 0%; provided that (x) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (y) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, (a) the letter agreement, dated as of the date hereof, among the Borrowers, the Administrative Agent and certain other parties thereto and (b) any other letter agreement, dated on or after the date hereof, among the Borrowers and any L/C Issuer.

“FIFO” means the first-in, first-out method of accounting.

“Fifth Amendment Effective Date” means May 5, 2021.

“First Amendment Effective Date” means September 10, 2018.

“First Purchaser Lien Amount” means, as of any date of determination, in respect of any property of a Loan Party subject to a so-called “first purchaser” Lien (as defined in Texas Bus. & Com Code Section 9.343, comparable laws of the states of Oklahoma, Kansas, Mississippi, North Dakota, Wyoming or New Mexico or other comparable laws of other applicable jurisdictions), the aggregate amount of the obligations outstanding on the relevant date of determination giving right to such first purchaser Lien, less any portion of such obligations that are secured or supported by a WC Letter of Credit.

“Flood Insurance Laws” means collectively, (a) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” means any Subsidiary substantially all of the assets of which consist of the Equity Interests of CFCs.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to a L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof and (c) with respect to the Alternative Currency Fronting Lender, an amount equal to such Defaulting Lender’s Alternative Currency Participant’s Share of all outstanding Loans denominated in the Alternative Currency advanced by the Alternative Currency Fronting Lender, less the amount of such Loans as to such which such Defaulting Lender has funded its Alternative Currency Risk Participation or as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Future Failed Accounting” means either a Sale/Leaseback Transaction or an Assumed Sale/Leaseback Transaction entered into after April 27, 2015 which, in accordance with GAAP, fails (or, in the case of an Assumed Sale/Leaseback Transaction, at the time of such transaction, failed) to meet the criteria necessary to achieve sale accounting and is considered a “failed” sale for purposes of, and in accordance with, GAAP.

“Future Failed Accounting Lease” means any lease entered into after April 27, 2015 that (a) the applicable Loan Party has provided notice pursuant to Section 6.03(d) of its election to treat such lease as a Future Failed Accounting Lease and (b) that was the subject of a Sale/Leaseback Transaction or an Assumed Sale/Leaseback Transaction, received Future Failed Accounting treatment and does not, pursuant to the terms of such lease or any agreements or documents entered into in connection with such Sale/Leaseback Transaction or Assumed Sale/Leaseback Transaction, as the case may be, require any Loan Party (rather than permits or provides such Loan Party with the right) to repurchase fee ownership in such property, provided, that once the aggregate value of all such property disposed of in such manner (in the case of a Sale/Leaseback Transaction) or purchased (in the case of an Assumed Sale/Leaseback Transaction) from and after the Closing Date equals $100,000,000, no leases in excess of such amount shall constitute a Future Failed Accounting Lease.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Getty” means, with respect to the Project Monument, Gty-CPG (QNS/BX) Leasing, Inc., and, with respect to Project Oak, Gty MD Leasing, Inc.

“Global Canada” means Global Partners Energy Canada ULC, an unlimited liability corporation formed under the laws of Alberta Canada.

“Global Line of Business” means, as of any relevant date of determination, the line(s) of business then engaged in by any of the Borrowers.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“GP” means Global GP LLC, a Delaware limited liability company.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means MLP, Bursaw, Global Canada, Warex, Drake, Puritan, Maryland Oil and any other Person required to become or which otherwise becomes a guarantor pursuant to the terms of this Agreement.

“Guaranties” means, collectively, (a) the Second Amended and Restated Guaranty made by MLP, Bursaw, Warex, Drake, Puritan and Maryland Oil in favor of the Administrative Agent and the Secured Parties, substantially in the form of Exhibit G, (b) the Amended and Restated Guarantee made by Global Canada in favor of the Administrative Agent and the Secured Parties, in form and substance satisfactory to the Administrative Agent, and (c) any other guaranty made by a Guarantor in favor of the Administrative Agent and the Secured Parties and substantially in the form of Exhibit G.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Hedged Eligible Inventory” means the future fixed sales price (equal to the Marked-to-Market Basis determined pursuant to clause (a) of that definition), net of storage and transportation costs, of Eligible Inventory which has been (a) hedged on the IntercontinentalExchange, the Chicago Mercantile Exchange, the New York Mercantile Exchange, or the Chicago Board of Trade or (b) covered by swap contracts with investment grade companies.

“High Yield Documents” has the meaning assigned to such term in Section 7.10.

“Impacted Loans” has the meaning assigned to such term in Section 3.03.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           (i) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; and (ii) without duplication of clause (i), all reimbursement or repurchase obligations of such Person arising under any Receivables Sales Agreement which have become due under such Receivables Sales Agreement and not been satisfied in the time provided for under any such Receivables Sales Agreement (after giving effect to all applicable grace periods provided for therein);

(c)            net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            Capitalized Leases and Synthetic Lease Obligations, provided, however, for purposes of this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and shall not be treated as a Capitalized Lease;

(g)           all Disqualified Equity Interests of such Person valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Borrowers” has the meaning specified in the introductory paragraph hereto.

“Insured Eligible Receivable” means any Eligible Receivable the payment of which is insured by an insurance company with a rating of not less than “A” from at least two (2) rating services acceptable to the Administrative Agent (such as A.M. Best Company, Inc., Fitch Ratings, Moody’s Investor Services or Standard & Poor’s Insurance Ratings Services), with the Administrative Agent being named as loss payee and additional insured thereunder, and the terms, conditions and coverage of such insurance is acceptable to the Administrative Agent. To the extent only a portion of the payment with respect to any Eligible Receivable is so insured in accordance with the terms of this definition, only the portion so insured shall constitute an Insured Eligible Receivable.

“Interest Payment Date” means, (a) as to any Term Rate Loan, the last day of each Interest Period applicable to such Term Rate Loan and the Maturity Date; and (b) as to any Base Rate Loan (including a Swing Line Loan) and Daily SOFR Loan, the last Business Day of each calendar month and the Maturity Date.

“Interest Period” means, as to each Term Rate Loan, the period commencing on the date such Term Rate Loan is disbursed or converted to or continued as a Term Rate Loan and ending on the date one or three months thereafter, as selected by the Borrowers in their Loan Notice (in each case of each requested Interest Period, subject to availability and, to the extent any requested Interest Period is not available, the Borrowers shall not be permitted to borrow or continue, as the case may be, a Term Rate Loan at such Interest Period and, in the case of a Term Rate Loan denominated in Dollars, such request shall instead be for a Daily SOFR Loan); provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period pertaining to a Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the Maturity Date.

“Inventory” means any “inventory” as that term is defined in §9-102(a)(48) of the Uniform Commercial Code as in effect from time to time in the State of New York, as well as all inventory which is held for sale or which consists of raw materials or work in process.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, (x) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, and (y)  to the extent such Investment consists of a capital contribution that is in a form other than cash, the value of such Investments shall be the fair market value thereof at the time such Investment is made.

“Investment Grade Applicable Entity” means (i) any Person that has an investment grade rating by either of Moody’s or S&P; (ii) whose Eligible Receivable is guaranteed by an Affiliate who has an investment grade rating by either of Moody’s or S&P; or (iii) which is approved in writing by the Required Lenders as an Investment Grade Applicable Entity.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by a L/C Issuer and the Borrowers (or any Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Revolver Letter of Credit, WC Interim Letter of Credit or WC Letter of Credit, as the case may be, which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any WC Letter of Credit, WC Interim Letter of Credit or Revolver Letter of Credit, as the case may be, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means each of Bank of America and JPMorgan Chase Bank N.A. in their respective capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder or, to the extent consented to in writing by the Administrative Agent in its sole and absolute discretion (and subject to whatever limitations as may be imposed by the Administrative Agent at the time any consent is given), any additional Person which is also a Lender hereunder.

“L/C Obligations” means Revolver LC Obligations, WC Interim LC Obligations and WC LC Obligations, as the context so requires.

“Leasehold Interest EBITDA” means, with respect to any Subject Leasehold Interest at the time such interest is acquired by the applicable Loan Party, an amount reasonably determined by the Loan Parties to be the expected earnings before interest, taxes, depreciation and amortization, on an annualized basis, for such Subject Leasehold Interest.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender, the Alternative Currency Fronting Lender, each Alternative Currency Funding Lender and each Alternative Currency Participating Lender, as applicable.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means a WC Letter of Credit, a WC Interim Letter of Credit or a Revolver Letter of Credit, as the context so requires.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means, with respect to a WC Letter of Credit, WC Interim Letter of Credit or a Revolver Letter of Credit, the day that is fourteen days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Mortgage” has the meaning set forth in the definition of “Mortgages”.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a WC Loan, a WC Interim Loan, a Revolver Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 of this Agreement, the Fee Letters and the Security Documents.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Term Rate Loans or Daily SOFR Loans, as the case may be, pursuant to Section 2.02(a), shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

“Loan Parties” means, collectively, the Borrowers and each Guarantor. The Unrestricted Subsidiaries shall not be considered Loan Parties hereunder.

“Lock Box Accounts” has the meaning set forth in Section 6.12.

“Major Oil Company Receivables” means, at any time, any of the following types of Eligible Receivables:

(a)            an Eligible Receivable carried on the books of any Borrower as to which the obligor thereon is a Person (i) whose unenhanced senior unsecured long-term debt is rated investment grade by either S&P or Moody’s or (ii) whose Eligible Receivable is guaranteed by a Person whose debt is so rated (provided, to the extent only a portion of the payment with respect to such Eligible Receivable is so guaranteed, only the portion so guaranteed shall constitute a Major Oil Company Receivable); or

(b)           any Eligible Receivable carried on the books of any Borrower as to which the obligor thereon is a brokerage or trading firm (i) whose unenhanced senior unsecured short-term debt is rated investment grade by either S&P or Moody’s or (ii) whose Eligible Receivable is guaranteed by an entity whose debt is so rated (provided, to the extent only a portion of the payment with respect to such Eligible Receivable is so guaranteed, only the portion so guaranteed shall constitute a Major Oil Company Receivable); or

(c)            any Eligible Receivable as to which an Acceptable Issuer has issued an irrevocable documentary or stand-by letter of credit in the amount of such Eligible Receivable for the benefit of a Borrower on whose books such Eligible Receivable is carried and on which such Borrower may draw in the event of a default by such obligor with respect to such Eligible Receivable, provided, that the Administrative Agent or any Lender is the Advising Bank (as such term is defined in §5-103(1)(e) of the Uniform Commercial Code of the State of New York) for such letter of credit.

For the avoidance of doubt, the provisions set forth in the definition of “Eligible Receivables” relating to concentration limits shall apply in all respects for purpose of this definition of Major Oil Company Receivables.

“Marked-to-Market Basis” means, at the relevant time of reference thereto, (a) as to the Borrowers’ inventory of Petroleum Products with respect to which the Borrowers have existing firm contracts to sell such inventory, the value of such inventory on a Marked-to-Market Basis shall be the specified price to be paid for such inventory under such contracts and (b) as to other inventory, the value of such inventory on a Marked-to-Market Basis shall be the Argus (mid-point) (or if the Argus publication is not available, another comparable published market pricing schedule) value for the relevant type of Petroleum Products at the storage location where such inventory is held.

“Maryland Oil” means Maryland Oil Company, Inc., a Delaware corporation.

“Material Acquisition” means any Permitted Acquisition with an aggregate purchase price which is payable in anything other than the Equity Interests of MLP in an amount in excess of $30,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties taken as a whole or the Loan Parties and their Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Disposition” means any Disposition or series of related Dispositions made pursuant to Section 7.05(d) with an aggregate sales price in an amount in excess of $25,000,000.

“Maturity Date” means May 6, 2024; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Availability” means, as of any date of determination, the sum of (without duplication) (a) the aggregate principal amount of WC Loans that the Borrowers have available to borrow hereunder as of such date, plus (b) the aggregate principal amount of Revolver Loans that the Borrowers have available to borrow for general corporate purposes hereunder as of such date, plus (c) the aggregate principal amount of WC Interim Loans that the Borrowers have available to borrow hereunder as of such date, plus (d) the aggregate amount of Eligible Cash and Cash Equivalents of the Loan Parties as of such date.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, of the Swing Line Lender with respect to Swing Line Loans outstanding at such time and of the Alternative Currency Fronting Lender with respect to Alternative Currency Risk Participations outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Property” means any Real Estate which is subject to any Mortgage.

“Mortgages” means, collectively, the several mortgages and/or deeds of trust, dated or to be dated on or after the Closing Date, as applicable, from the applicable Borrower or Guarantor to the Administrative Agent with respect to the fee and leasehold interests of the applicable Borrower or Guarantor in the Real Estate and in form and substance satisfactory to the Lenders and the Administrative Agent, provided, with respect to any SFHA Property in which a Loan Party has a fee interest, the Administrative Agent may elect, in its sole and absolute discretion, to the extent the Administrative Agent determines that such SFHA Property or any structure thereon is either of low value or limited utility (including in light of all the Collateral securing the Obligations) to either (a) not require a Mortgage on such SFHA Property, or (b) exclude from such Mortgage certain buildings or other structures as determined by the Administrative Agent in its sole and absolute discretion (any such Mortgage with such excluded items being hereinafter referred to as a “Limited Mortgage”), in which case such Borrower or Guarantor, as the case may be, shall not be required (subject to Section 6.13(b)) to deliver a Mortgage on such SFHA Property (to the extent the election by the Administrative Agent is to not require such Mortgage) or shall be required to deliver a Limited Mortgage with respect to such Real Estate.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Net Unrealized Forward Contract Positions” means the amount by which the Net Unrealized Forward Contract Position is less than $0.

“Net Cash Proceeds” means, with respect to the sale or issuance of any capital stock or other Equity Interest by any Loan Party, the excess of (a) the sum of the cash and cash equivalents received in connection with such sale or issuance over (b) the underwriting discounts and commissions, other out-of-pocket expenses and any other liability (including any tax liability), incurred by such Loan Party or its Restricted Subsidiaries in connection with such sale or issuance.

“Net Unrealized Forward Contract Positions” means as of any date of determination, the aggregate amount calculated by subtracting (a) the Unrealized Losses on Forward Contract Positions on such date, from (b) the Unrealized Profits on Forward Contract Positions on such date.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Wholly Owned JV” means any joint venture entity in which a Loan Party owns more than 50% of the Equity Interests in such entity but less than 100% of the Equity Interests in such entity.

“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit D.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreements or Secured Hedge Agreements, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Open Position” means at the relevant time of reference thereto and with respect to each type of Petroleum Products held by or to be delivered to the Borrowers and sold by the Borrowers in the same market, the amount by which (a)(i) the aggregate number of barrels or therms, as applicable, of Purchased Product exceeds (ii) the aggregate number of barrels or therms, as applicable, of Product under Contract for Sale or (b) the amount by which the number of barrels or therms, as applicable, of Product under Contract for Sale exceeds the number of barrels or therms, as applicable, of Purchased Product. For purposes of this definition, the following rules shall apply:

(x)           The Borrowers shall determine whether the locations at which Purchased Product is to be delivered to a Borrower and Product Under Contract for Sale is to be sold by such Borrower constitute the same market; provided that each such determination shall be commercially reasonable and consistent with industry practice in computing so-called “long” or “short” trading positions with respect to petroleum product; and

(y)           Product Under Contract for Sale may only be deducted from Purchased Product if the date of sale by the Borrowers of such Product under Contract for Sale is within one year following the delivery date to the Borrowers of such Purchased Product. With respect to each type of petroleum product and each market, the number of barrels or therms, as applicable, of Product under Contract for Sale which the Borrowers may not deduct from the number of barrels or therms, as applicable, of Purchased Product pursuant to this clause (y) shall be considered to be a separate Open Position for purposes of calculating the Borrowers’ Open Position in Section 7.13 hereof.

“Open Receivables Amount” means, with respect to any sale by a Loan Party to an AR Buyer of Accounts Receivable made in connection with an AR Sales Transaction, that portion of the Accounts Receivable sold which has not yet been collected by or for the benefit of the AR Buyer and which may, pursuant to the terms of the Receivables Sales Agreement, either be sold back to the applicable Loan Party or subject to a refund by the applicable Loan Party to the AR Buyer pursuant to any recourse provisions applicable thereto.

“Operating Account” means the operating account of the Loan Parties located with the Administrative Agent in which the Loan Parties have granted a first priority perfected security interest to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Investors” means Global Petroleum Corp., a Massachusetts corporation, Larea Holdings LLC, a Delaware limited liability company, Larea Holdings II LLC, a Delaware limited liability company, Chelsea Terminal Limited Partnership, a Massachusetts limited partnership, Sandwich Terminal, L.L.C., a Massachusetts limited liability company, Montello Oil Corporation, a New Jersey corporation, Richard Slifka, Alfred Slifka, Eric Slifka and related Slifka family controlled trusts and any other Person which is Controlled by Richard Slifka and/or Eric Slifka or is a beneficiary of their respective family trusts.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in the Alternative Currency, the rate of interest per annum at which overnight deposits in the Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Paid But Unexpired Letters of Credit” means the amounts available for drawing under WC Letters of Credit or WC Interim Letters of Credit issued to support obligations of the Borrowers if (a) such obligations, whether arising from the transactions contemplated by such WC Letters of Credit or WC Interim Letters of Credit, as the case may be, or otherwise, have been fully paid and extinguished by the Borrowers and there are no existing claims or disputes between the Borrowers and the beneficiaries of such WC Letters of Credit or WC Interim Letters of Credit, as applicable, which could give rise to additional liability thereunder and (b) such WC Letters of Credit or WC Interim Letters of Credit, as applicable, are issued for standby purposes only, but only to the extent that the amounts available for drawing thereunder do not then support any underlying obligations and (c) such WC Letters of Credit or WC Interim Letters of Credit, as applicable, have not expired, been returned or otherwise presented to a L/C Issuer for cancellation or been canceled.

“Participant” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participant Register” has the meaning specified in Section 10.06(d).

“Partnership Agreement” means that certain Fifth Amended and Restated Agreement of Limited Partnership of Global Partners LP dated March 24, 2021, as the same may be amended, restated, modified and/or supplemented from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificates” means the Perfection Certificates as defined in the Security Agreements.

“Permitted Acquisition” has the meaning set forth in Section 7.06(c).

“Permitted Distributions” means, so long as no Default has occurred and is continuing or would exist as a result thereof at the time any such payment is announced, and so long as no Event of Default has occurred and is continuing or would exist as a result thereof at the time any payment is made, payments by the MLP to its Unitholders of cash distributions (which, for purposes hereof, shall include cash payments made by the MLP to repurchase any of its Equity Interests from a holder thereof) in an aggregate amount not to exceed Available Cash.

“Permitted Equity Purchase” means the purchase (whether in cash or through the issuance of Equity Interests of the MLP) by any Loan Party of any Equity Interests of the MLP, provided that for any purchase of any such Equity Interests where the consideration is paid something other than the issuance of Equity Interests of the MLP (a) the aggregate purchase price paid for all such Equity Interests so purchased after the Fifth Amendment Effective Date does not exceed $150,000,000, provided, (x) no Loan Party shall be permitted to make any such purchases during any Acquisition Adjustment Period to the extent the aggregate purchase price paid for all such Equity Interests so purchased after the Fifth Amendment Effective Date equals or has exceeded $50,000,000; and (y) with respect to any such purchase made during an Acquisition Adjustment Period when the aggregate purchase price paid for all Equity Interests so purchased after the Fifth Amendment Effective Date through the date of such proposed purchase is less than $50,000,000, the aggregate purchase price paid for all such Equity Interests (including the proposed purchase) so purchased after the Fifth Amendment Effective Date does not exceed $50,000,000); (b) no Default or Event of Default has occurred or is continuing both before and immediately after giving effect to any such purchase; (c) the Loan Parties have demonstrated to the satisfaction of the Administrative Agent that the Loan Parties are in compliance on a pro forma basis with all of the financial covenants contained in this Agreement both before and immediately after giving effect to such purchase; and (d) the Loan Parties have a Minimum Availability of not less than $75,000,000 both before and after giving effect to such purchase. Notwithstanding the foregoing, cash purchases of any Equity Interests of the MLP made by the MLP with the net cash sale proceeds received by the MLP from a contemporaneous sale by the MLP of Equity Interests in the MLP, which sale was made for the purpose of funding such purchase, shall not reduce the amount contained in clause (a) of this definition or be subject to the limitation set forth in the proviso contained in clause (a) hereof.

“Permitted Liens” means those Liens permitted by Section 7.01.

“Permitted Lis Pendens Liens” means any Liens consisting of any lis pendens filed against any Real Estate, so long as the aggregate fair market value of all Real Estate subject to any lis pendens does not exceed the greater of (x) $10,000,000 and (y) the result of (1) the aggregate amount of Dispositions permitted to be made under Section 7.05(c) from and after the date the first of any such lis pendens is filed, minus (2) the aggregate proceeds of Dispositions actually made under Section 7.05(c) from the date the first such lis pendens is filed.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Product” means petroleum, refined petroleum products, nonpetroleum renewable resources, propane, butane, natural gas, corn and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum, refined petroleum or renewable diesel products.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Positive Net Unrealized Forward Contract Positions” means the amount by which the Net Unrealized Forward Contract Position exceeds $0, provided, notwithstanding anything to the contrary contained herein, in order to be included in the definition of Positive Net Unrealized Forward Contract Position, the underlying forward contract(s) shall comply with the following: (a)  the applicable forward contract shall conform to the applicable Loan Party’s risk management policy; (b) such forward contract must be evidenced by a written agreement or a binding and enforceable trade confirmation; (c) such forward contract shall be subject to a valid and perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties; (d) such forward contract has not been terminated and is not subject to termination by reason of any existing known default or termination event thereunder; (e) such forward contract contains a liquidated damages clause which permits the underlying transaction to be closed out and/or terminated by the applicable Loan Party, with payment of in-the-money amounts, including through liquidated damages, to each counterparty entitled to such amounts; (f) to the extent the counterparty to such forward contract is formed in, or conducts a substantial portion of its business outside of, the United States, then such counterparty is either a member country of the Organisation for Economic Co-operation and Development or is otherwise approved by the Required Lenders; (g) if the applicable counterparty has become the subject of a proceeding under any Debtor Relief Laws, the applicable forward contract was entered into after the date on which such counterparty became the subject of such proceeding or such forward contract has been assumed by such counterparty in the applicable proceedings under such Debtor Relief Laws; (h) the applicable counterparty is not otherwise in default under any contract or other agreement with any Loan Party (other than a good faith dispute under such contract or other agreement or with respect to any counterparty which is the subject of a proceeding under any Debtor Relief Laws, a payment default which occurred prior to the commencement of such proceeding); (i) except for a forward contract described in clause (g) above, the applicable counterparty is not the subject of a proceeding under any Debtor Relief Laws; (j) the law governing the applicable forward contract shall be any state within the United States, England, Wales, any province of Canada or any other jurisdiction as is agreed to by the Administrative Agent; (k) such forward contract is denominated in either Dollars or another currency approved by the Administrative Agent and the Required Lenders; (l) the jurisdiction for disputes under such forward contract shall be any state within the United States of America, England, Wales, any province of Canada or any other jurisdiction as is agreed to by the Administrative Agent; and (m) the applicable counterparty is not a Governmental Authority unless the assignment of rights to payment under such contract is permitted by applicable Law.

“Previously Owned Real Estate” means any real property which is no longer owned or leased by a Loan Party but had previously been owned or leased by a Loan Party.

“Product under Contract for Sale” means barrels of Petroleum Product or therms of natural gas, as the case may be, which (a) any Borrower has contracted to sell (whether by sale of a contract on a commodities exchange or otherwise), and (b) for which a fixed purchase price has been agreed upon by the purchaser thereof and the relevant Borrower.

“Product Under Contract LCs” means any WC Letter of Credit or WC Interim Letter of Credit issued by a L/C Issuer solely to cover Eligible Product Under Contract and for which the following conditions have been met: (a) any request for the issuance of a Product Under Contract LC has been accompanied by a certificate from the Borrowers in substantially the form of Exhibit C hereto (i) certifying that each such Product Under Contract LC being requested is solely to cover Eligible Product Under Contract and that such Letter of Credit is to be considered a Product Under Contract LC; (ii) certifying and demonstrating that immediately prior to giving effect to the issuance of all such Product Under Contract LCs being requested on such date there is at least five percent (5%) of Borrowing Base availability and that on a pro forma basis after giving effect to the issuance of such Product Under Contract LCs (i.e. giving effect to the usage associated with the issuance of such Product Under Contract LCs together with the inclusion in the Borrowing Base of such Eligible Product Under Contract which was covered by such Product Under Contract LCs), there is at least five percent (5%) of Borrowing Base availability; (b) the Borrowers demonstrate to the satisfaction of the Administrative Agent that the Borrowers are in compliance on a pro forma basis with all of the financial covenants set forth in Section 7.18 of this Agreement both before and after giving effect to the issuance of such Product Under Contract LC; and (c) the Borrowers demonstrate to the satisfaction of the Administrative Agent that to the extent the Eligible Product Under Contract for which such Product Under Contract LC is being issued were to be included in the Borrowing Base simultaneously with the issuance of such Product Under Contract LC, the amount of the Borrowing Base would exceed the sum of the Total WC Outstandings and the Total WC Interim Outstandings (including the maximum drawing amount of all issued and outstanding Letters of Credit, including the Product Under Contract L/C).

“Project Monument” has the meaning set forth in the definition of “Capitol Acquisition”.

“Project Monument Unitary Lease” means that certain unitary lease assumed by the applicable Loan Parties on the date the Capitol Acquisition was consummated between the applicable Loan Parties and Getty for certain sites acquired in the Capitol Acquisition and associated with Project Monument, as the same may be amended substantially in accordance with the letter agreement dated as of April 9, 2015 by and among the Capitol Sellers and the MLP and with such other changes as may be mutually agreed upon between the Capitol Sellers and the MLP.

“Project Oak” has the meaning set forth in the definition of “Capitol Acquisition”.

“Project Oak Unitary Lease” means that certain unitary lease assumed by the applicable Loan Parties on the date the Capitol Acquisition was consummated between the applicable Loan Parties and Getty for certain sites acquired in the Capitol Acquisition and associated with Project Oak, as the same may be amended substantially in accordance with the letter agreement dated as of April 9, 2015 by and among the Capitol Sellers and the MLP and with such other changes as may be mutually agreed upon between the Capitol Sellers and the MLP.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Purchased Product” means barrels of petroleum product and therms of gas which any Borrower holds in inventory or which any Borrower has contracted to purchase (whether by purchase of a contract on a commodities exchange or otherwise) (and, which for the avoidance of doubt includes product in pipelines) and with respect to which (a) either (i) a fixed purchase price therefor has been agreed upon by the seller thereof and the relevant Borrower or (ii) the date (the so-called “Vessel Loading Date”) on which the cargo has been loaded has occurred and (b) the delivery date therefor is scheduled to occur within 180 days after the date of calculation.

“Puritan” means Puritan Oil Company, Inc., a New Jersey corporation.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Real Estate” means all real property that at any time during the term of this Agreement is owned or leased (as lessee or sublessee) by any of the Loan Parties.

“Receivables Intercreditor Agreement” means any intercreditor agreement to be entered into among the Administrative Agent at the Administrative Agent’s request, the applicable Loan Party and the applicable AR Buyer with respect to any applicable AR Sales Transaction where the Administrative Agent requests such an agreement, such agreement to be in form and substance satisfactory to the Administrative Agent.

“Receivables Sales Agreement” means any agreement entered into by a Loan Party and an AR Buyer pursuant to which such Loan Party may, from time to time, sell Accounts Receivable to such AR Buyer, and such AR Buyer may purchase such Accounts Receivable from such Loan Party for a cash purchase price to be agreed upon between such Loan Party and such AR Buyer, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or the Alternative Currency Fronting Lender.

“Reference Period” means, as of any date of determination, the period of four (4) consecutive fiscal quarters of the Loan Parties ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

“Refinanced Indebtedness” has the meaning specified in Section 7.03.

“Refinancing Indebtedness” has the meaning specified in Section 7.03.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders (subject to Section 3.03(a) hereof). The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, (a) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination and (b) the Alternative Currency Risk Participation of any Defaulting Lender at such time shall be deemed to be held by the Alternative Currency Fronting Lender in making such determination.

“Rescindable Amount” has the meaning defined in Section 2.11(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, chief operating officer, chief accounting officer, president, executive vice president, chief financial officer, treasurer, assistant treasurer, secretary or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Party” means a Person that is (a) listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (b) located in, incorporated or otherwise formed under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a Person located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (c) otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Loan Party or any Restricted Subsidiary, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Loan Party’s stockholders, partners or members (or the equivalent Person thereof) or any payments of expenses relating to the GP’s obligations under the CFA.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Term Rate Loan denominated in the Alternative Currency, (ii) each date of a continuation of a Term Rate Loan denominated in the Alternative Currency pursuant to Section 2.02, (iii) the date the Alternative Currency Fronting Lender has requested payment from the Alternative Currency Participating Lenders in Dollars, and with respect to all other instances pursuant to Section 2.02(f) the date on which payments in Dollars are made between the Alternative Currency Fronting Lender and Alternative Currency Participating Lenders with respect to such Loan, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in the Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in the Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

“Revolver Commitment” means , as to each Lender, its obligation to (a) make Revolver Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in the Revolver L/C Obligations and (c) if such Lender is an Alternative Currency Participating Lender, purchase Alternative Currency Participations in Revolver Loans denominated in the Alternative Currency, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolver L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Revolver Letters of Credit plus the aggregate of all Unreimbursed Amounts with respect to Revolver Letters of Credit, including all L/C Borrowings with respect to Revolver Letters of Credit. For purposes of computing the amount available to be drawn under any Revolver Letter of Credit, the amount of such Revolver Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Revolver Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Revolver Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Revolver Letter of Credit” means any letter of credit issued hereunder by any L/C Issuer and so designated as a “Revolver Letter of Credit”, provided that Revolver Letters of Credit shall not include Existing Letters of Credit and shall not include Product Under Contract LCs. A Revolver Letter of Credit may be a commercial sight letter of credit or a standby letter of credit. Revolver Letters of Credit may be issued in Dollars or in the Alternative Currency.

“Revolver Letter of Credit Issuer Sublimit” means, with respect to each L/C Issuer, an amount equal to (a) $100,000,000 in the case of Bank of America as L/C Issuer and (b) $50,000,000 in the case of JP Morgan Chase Bank, N.A. as L/C Issuer.

“Revolver Letter of Credit Sublimit” means an amount equal to $150,000,000. The Revolver Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolver Commitments.

“Revolver Loans” has the meaning set forth in Section 2.01(b) hereof. A Revolver Loan is a Committed Loan.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Revolver Loans and the aggregate Outstanding Amount of such Lender’s participation in Revolver L/C Obligations and Alternative Currency Risk Participations relating to Revolver Loans at such time.

“RIN” means any renewable identification number associated with the government-mandated fuel standards.

“ROFR Statute” means any statute, law or similar regulation imposed by any Governmental Authority pursuant to which any seller of real property which is a franchisor or similar Person is required by such statute, law or regulation to offer to an existing franchisee which operates such real property under a lease, sublease or other grant of authority the right of first refusal or a bona fide offer to purchase such real property, including, without limitation, Conn. Gen. Stat. Section 42-133mm.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale/Leaseback Transaction” means a transaction pursuant to which a Loan Party sells or transfers any property owned by it in order then or thereafter to lease such property that such Loan Party intends to use for any Global Line of Business.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in the Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the Alternative Currency.

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (the “Sanctions Authorities”).

“Sanctions Authorities” has the meaning specified in the definition of “Sanctions”.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designations made by, any of the Sanctions Authorities.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII, other than a Swap Contract relating to the purchase of physical supply product, that is entered into by and between any Loan Party and any Hedge Bank, provided, however, to the extent the Hedge Bank which is the counterparty on such Swap Contract is a commodities broker entitled to have obligations owing to it secured pursuant to Section 7.01(l) hereof, then any such agreement or arrangement relating thereto shall not be considered a Secured Hedge Agreement for purposes hereof.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders (including the Swing Line Lender and each Alternative Currency Funding Lender), the L/C Issuers, the Alternative Currency Fronting Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Security Agreements” means, collectively (a) that certain Second Amended and Restated Security Agreement dated as of the Closing Date among the Loan Parties other than Global Canada and the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties and in form and substance satisfactory to the Lenders and the Administrative Agent, (b) that certain Amended and Restated Security Agreement dated as of the Closing Date between Global Canada and the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties and in form and substance satisfactory to the Lenders and the Administrative Agent, and (c) any other Security Agreement entered into after the Closing Date (including, without limitation, pursuant to Section 6.13 hereof) by any Loan Party and the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties and in form and substance satisfactory to the Lenders and the Administrative Agent.

“Security Documents” means, collectively, the Security Agreements, the Mortgages, the Guaranties and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

“Senior Unsecured Notes” means, collectively, (a) the Existing Notes; and (b) the Additional Senior Unsecured Notes.

“Seventh Amendment Effective Date” means March ___, 2022.

“SFHA Property” means any fee interest of any Loan Party in any Real Estate which is located in a Special Flood Hazard Area (as such term is defined in The Flood Disaster Protection Act of 1973, as amended).

“Sixth Amendment Effective Date” means March 9, 2022.

“SOFR” means with respect to any applicable determination date the Secured Overnight Financing Rate published on the second U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” with respect to Daily SOFR and Term SOFR, means 0.10% (10 basis points).

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Scheduled Unavailability Date” has the meaning set forth in Section 3.03(c)(y) hereto.

“SOFR Successor Rate” has the meaning set forth in Section 3.03(c) hereto.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.19(h)).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or a L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or a L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in the Alternative Currency.

“Subject AR Receivables” means any Accounts Receivable a Loan Party sold to an AR Buyer in an AR Sales Transaction.

“Subject Leasehold Interest” has the meaning set forth in Section 6.13(b) hereof.

“Subordinated Debt” means any Indebtedness for borrowed money for which any Loan Party is obligated so long as (a) the maturity date of such Indebtedness is not less than six (6) months after the Maturity Date; (b) the terms, conditions, covenants and defaults applicable to such Indebtedness (including the terms, conditions, covenants and defaults in any document, agreement or instrument relating thereto) are no more restrictive to the Loan Parties in the aggregate than the terms, conditions, covenants and defaults contained herein; (c) such Indebtedness is not guaranteed by any Person other than a Loan Party; (d) such Indebtedness is unsecured; (e) such Indebtedness is subordinate, pursuant to the market standard subordination terms for similar issuances, to the payment and collection of the Credit Agreement Obligations; (f) all of the Credit Agreement Obligations plus an amount equal to not less than fifteen percent (15%) of such Credit Agreement Obligations constitute Indebtedness permitted to be incurred under such notes and indenture without meeting any test or other criteria (including, without limitation, an incurrence test) and constitutes “Senior Debt” (or the analogous term used therein) under such notes and indenture and are entitled to seniority in the right of payment to the obligations under such notes and indenture; and (g) the documents and agreements executed in connection with such notes (including, without limitation, any indenture) shall contain terms and conditions that are customary for similar transactions.

“Subsequent Unitary Lease” means a unitary lease entered into after April 27, 2015 which is in form and substance substantially similar to the Unitary Lease, the Project Oak Unitary Lease or the Project Monument Unitary Lease.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party. Notwithstanding the foregoing, no Non-Wholly Owned JV shall be considered a Subsidiary of any Loan Party for purposes of this Agreement and the other Loan Documents.

“Supermajority Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 66 2/3% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Supermajority Lenders at any time; provided that, (a) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination and (b) the Alternative Currency Risk Participation of any Defaulting Lender at such time shall be deemed to be held by the Alternative Currency Fronting Lender in making such determination.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, take-or-pay contracts shall not constitute Swap Contracts.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swap Termination Value Amount” means, as of any relevant date of determination, the Swap Termination Value of all Swap Contracts which constitute Loan Documents, provided, to the extent a Loan Party has no obligation under any Swap Contract as of such date, or is otherwise owed money from the counterparty thereunder (i.e. is “in the money” thereunder), then the Swap Termination Value Amount for such Swap Contract as of such date of determination shall be $0, provided however, notwithstanding the foregoing, to the extent the Swap Termination Value of a Swap Contract with a Lender is a positive number (i.e. a Loan Party is “in the money”) and the Swap Termination Value of another Swap Contract with a different Lender is a negative number (i.e. a Loan Party is “out of the money”), the Swap Termination Value Amount shall be the net results of such Swap Termination Values.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04A.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04A(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04A(b), which shall be substantially in the form of Exhibit A-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate WC Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate WC Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Rate” means:

(a)           With respect to any Credit Extension:

(i)            denominated in Dollars, Term SOFR;

(ii)           denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(b)           for any rate calculation with respect to a Base Rate Loan on any date, the rate set forth in clause (b) of the definition of Term SOFR;

provided that (x) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with clause (a)(ii) above, the approved rate shall be applied in a manner consistent with market practice; (y) to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (z) if the Term Rate shall be less than zero (0) basis points, such rate shall be deemed zero (0) basis points for purposes of this Agreement.

“Term Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Term Rate”. Term Rate Loans may be denominated in Dollars or in the Alternative Currency. All Committed Loans denominated in the Alternative Currency must be Term Rate Loans.

“Term SOFR” means:

(a)            for any Interest Period with respect to a Term Rate Loan denominated in Dollars, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Third Amendment Effective Date” means April 19, 2019.

“Threshold Amount” means $35,000,000.

“Title Insurance Company” means Fidelity National Title Insurance Company of New York, or such other title insurance company acceptable to the Administrative Agent.

“Title Policy” means, in relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Administrative Agent insuring the priority of the Mortgages and the Mortgaged Property and that the applicable Loan Party holds marketable fee simple title to the Mortgaged Property, subject only to the encumbrances permitted by such Mortgages and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by each such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Administrative Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent in its discretion may require, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement and (c) usury endorsement.

“Total Credit Exposure” means, as to any Lender at any time, the sum of such Lender’s aggregate unused WC Commitments, unused WC Interim Commitments, unused Revolver Commitments, WC Credit Exposure, WC Interim Credit Exposure and Revolving Credit Exposure at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Partners’ Equity” means the amount which appears on the MLP’s consolidated balance sheet (prepared in accordance with, and using the same methodology, as those financial statements delivered in connection with the Audited Financial Statements) under the line item of “total partners’ equity”.

“Total Revolver Outstandings” means the aggregate Outstanding Amount of all Revolver Loans and all Revolver L/C Obligations.

“Total WC Interim Outstandings” means the aggregate Outstanding Amount of all WC Interim Loans and all WC Interim L/C Obligations.

“Total WC Outstandings” means the aggregate Outstanding Amount of all WC Loans, all Swing Line Loans and all WC L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Daily SOFR Loan or a Term Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unit” means, collectively and individually, (a) Common Units and other Units (each as defined in the Partnership Agreement), (b) General Partner Units (as such term is defined in the Partnership Agreement), (c) Incentive Distribution Rights (as such term is defined in the Partnership Agreement), (d) Preferred Units (as such term is defined in the Partnership Agreement), and (v) any other Partnership Security (as such term is defined in the Partnership Agreement).

“Unitary Lease” means that certain Unitary Lease and Net Sublease Agreement dated November 16, 2012 by and between the applicable Borrowers and the lessor named therein, as amended from time to time (the “Unitary Lease Lessor”) with respect to multiple sites located in the northeast region of the United States, and in form and substance satisfactory to the Administrative Agent.

“Unitary Lease Lessor” as defined in the definition of Unitary Lease.

“United States” and “U.S.” mean the United States of America.

“Unitholder” means a holder of Units.

“Unrealized Losses on Forward Contract Positions” means, as of any date of determination, the aggregate amount by which (a) the aggregate fair market value determined on a Marked-To-Market Basis (net of storage and transportation costs) on such date of Petroleum Product exceeds (b) the amount which the Borrowers’ customers have contractually agreed to pay to such Borrower in consideration of future deliveries of such Petroleum Product.

“Unrealized Profits on Forward Contract Positions” means, as of any date of determination, the aggregate amount by which (a) the amount which the Borrowers’ customers have contractually agreed to pay to such Borrower in consideration of future deliveries of Petroleum Product pursuant to transactions which are scheduled to be consummated by not later than the period ending nine (9) months after such date of determination, exceeds (b) the aggregate fair market value determined on a Marked-to-Market Basis (net of storage and transportation costs) on such date of such Petroleum Product.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” shall mean (i) any Subsidiary of any Loan Party designated by the Borrowers as an Unrestricted Subsidiary pursuant to Section 6.18 hereof subsequent to the Fifth Amendment Effective Date and (ii) any Subsidiary of any Unrestricted Subsidiary so long as, in the case of clause (ii), such Person was not a Restricted Subsidiary immediately prior to becoming a Subsidiary of an Unrestricted Subsidiary. As of the Fifth Amendment Effective Date, there are no Unrestricted Subsidiaries.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Utilization Amount” means, during each applicable Determination Period, (a) with respect to the WC Loans and Aggregate WC Commitment, the average daily amount of the Total WC Outstandings divided by the Aggregate WC Commitment during such period; and (b) with respect to the WC Interim Loans and Aggregate WC Interim Commitment, the average daily amount of the Total WC Interim Outstandings divided by the Aggregate WC Interim Commitment during such period.

“Value” means, with respect to any Eligible RIN on any date, the price at which such Eligible RIN could be purchased or sold for delivery on that date or during the applicable period adjusted to reflect the specifications thereof and the location and transportation differential, determined by using prices (a) on the New York Mercantile Exchange, the COMEX, the London Metal Exchange, the New York Board of Trade, the International Petroleum Exchange, the Intercontinental Commodities Exchange, the Chicago Board of Trade, the Chicago Mercantile Exchange or, if a price for any such Eligible RIN (or delivery period or location) is not available on such exchanges, such other markets or exchanges recognized as such in the commodities trading industry, including over-the-counter markets and private quotations, or as published in an independent industry recognized source, in each case reasonably selected by the Borrowers, (b) if such a price for any such Eligible RIN is not available in any market or exchange described in clause (a) above, any other exchange or market reasonably selected by the Borrowers and reasonably satisfactory to the Administrative Agent on such date or (c) if such a price for any Eligible RIN is not available in any market or exchange described in clause (a) or (b) above, such other value determined pursuant to methodology reasonably selected by the Borrowers and reasonably satisfactory to the Administrative Agent.

“Warex” means Warex Terminals Corporation, a New York corporation.

“Warren” has the meaning set forth in the preamble hereto.

“WC Commitment” means, as to each Lender, its obligation (a) to make WC Loans to the Borrowers pursuant to Section 2.01(a), (b) to purchase participations in WC L/C Obligations, (c) to purchase participations in Swing Line Loans, and (d) if such Lender is an Alternative Currency Participating Lender, purchase Alternative Currency Risk Participations in WC Loans denominated in the Alternative Currency, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“WC Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its WC Loans and the aggregate Outstanding Amount of such Lender’s participation in WC L/C Obligations, Alternative Currency Risk Participations relating to WC Loans and Swing Line Loans at such time.

“WC Interim Availability Period” means the period from and including the WC Interim Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“WC Interim Commitment” means, as to each Lender, its obligation (a) to make WC Interim Loans to the Borrowers pursuant to Section 2.01(c), and (b) to purchase participations in WC Interim L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“WC Interim Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its WC Interim Loans and the aggregate Outstanding Amount of such Lender’s participation in WC Interim L/C Obligations at such time.

“WC Interim Effective Date” means, the first Business Day to occur after the Seventh Amendment Effective Date in which the Aggregate WC Interim Commitment is greater than $0.

“WC Interim Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any WC Interim Loan or WC Interim Letter of Credit whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the WC Obligations shall exclude any Excluded Swap Obligations.

“WC Interim Letter of Credit” means any letter of credit issued hereunder and so designated as a “WC Interim Letter of Credit” and shall include the Product Under Contract LCs. A WC Interim Letter of Credit may be a commercial sight letter of credit or a standby letter of credit. WC Interim Letters of Credit may be issued in Dollars or in the Alternative Currency.

“WC Interim Letter of Credit Issuer Sublimit” means, with respect to each L/C Issuer, an amount not to exceed the respective two thirds or one third, as the case may be, of the aggregate amount available for WC Interim Letters of Credit and, without duplication, with respect to (a) any WC Interim Letter of Credit issued to secure bonding and performance obligations, (i) $67,000,000 in the case of Bank of America and (ii) $33,000,000 in the case of JPMorgan Chase Bank, N.A. and (b) any Product Under Contract LC, (i) $57,000,000 in the case of Bank of America and (ii) $28,000,000 in the case of JPMorgan Chase Bank, N.A.

“WC Interim L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding WC Interim Letters of Credit plus the aggregate of all Unreimbursed Amounts with respect to WC Interim Letters of Credit, including all L/C Borrowings with respect to WC Interim Letters of Credit. For purposes of computing the amount available to be drawn under any WC Interim Letter of Credit, the amount of such WC Interim Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a WC Interim Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such WC Interim Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“WC Interim Loans” has the meaning set forth in Section 2.01(c) hereof. A WC Interim Loan is a Committed Loan.

“WC Letter of Credit” means any letter of credit issued hereunder and so designated as a “WC Letter of Credit” and shall include the Existing Letters of Credit and the Product Under Contract LCs. A WC Letter of Credit may be a commercial sight letter of credit or a standby letter of credit. WC Letters of Credit may be issued in Dollars or in the Alternative Currency.

“WC Letter of Credit Issuer Sublimit” means, with respect to each L/C Issuer, an amount not to exceed the respective two thirds or one third, as the case may be, of the aggregate amount available for WC Letters of Credit and, without duplication, with respect to (a) any WC Letter of Credit issued to secure bonding and performance obligations, (i) $67,000,000 in the case of Bank of America and (ii) $33,000,000 in the case of JPMorgan Chase Bank, N.A. and (b) any Product Under Contract LC, (i) $57,000,000 in the case of Bank of America and (ii) $28,000,000 in the case of JPMorgan Chase Bank, N.A.

“WC L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding WC Letters of Credit plus the aggregate of all Unreimbursed Amounts with respect to WC Letters of Credit, including all L/C Borrowings with respect to WC Letters of Credit. For purposes of computing the amount available to be drawn under any WC Letter of Credit, the amount of such WC Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a WC Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such WC Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“WC Loans” has the meaning set forth in Section 2.01(a) hereof. A WC Loan is a Committed Loan.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02        Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03        Accounting Terms. (a)  Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. In addition, notwithstanding anything to the contrary contained in this Section 1.03 or the definitions of GAAP or of Capitalized Leases, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Financial Accounting Standards Board Accounting Standard Update 2016-02, Leases (Topic 842), issued in February 2016, or any changes in GAAP subsequent to the Closing Date be considered a Capitalized Lease or capital lease for purposes of this Agreement or any Loan Document.

(b)           Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04        Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05        Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06        Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07        Exchange Rates; Currency Equivalents. (a)  The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated the Alternative Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b)           Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Term Rate Loan or Letter of Credit is denominated in the Alternative Currency, such amount shall be the Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of the Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

(c)           The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term Rate” or with respect to any comparable or successor rate thereto.

(d)           For purposes of calculating the amount of any Eligible Receivable included in the Borrowing Base which is denominated in Canadian Dollars, the Borrowers shall, in the applicable Borrowing Base Report, include the amount of such Eligible Receivable expressed in Canadian Dollars as well as the Dollar Equivalent of such amount, with the Dollar Equivalent being calculated by using the Spot Rate as determined by the Administrative Agent on the date of such Borrowing Base Report, and, in addition, the Administrative Agent shall have the right (but not the obligation), so long as such Eligible Receivable is included in the Borrowing Base, to adjust the Dollar Equivalent of such Eligible Receivable for Borrowing Base purposes based on the most recent Spot Rate available to the Administrative Agent.

1.08        Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.09        Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any SOFR Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any SOFR Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any SOFR Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Article II.
the COMMITMENTS and Credit Extensions

2.01        Commitment For Loans. (a)  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “WC Loan”) to the Borrowers in Dollars or (subject to the provisions of Section 2.02(f)) in the Alternative Currency from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s WC Commitment; provided, however, that after giving effect to any Committed Borrowing of a WC Loan, (i) the Total WC Outstandings shall not exceed the Aggregate WC Commitments as in effect on such date, (ii) the sum of the Total WC Outstandings plus the Total WC Interim Outstandings, other than the maximum drawing amount of any issued and outstanding Product Under Contract LC, shall not exceed the Borrowing Base at such time, (iii) the WC Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in all WC Loans denominated in the Alternative Currency), shall not exceed such Lender’s WC Commitment, and (iv) the aggregate Outstanding Amount of all Loans denominated in the Alternative Currency shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s WC Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.04, and reborrow under this Section 2.01(a). WC Loans may be Base Rate Loans, Daily SOFR Loans or Term Rate Loans, as further provided herein. The proceeds of any WC Loan shall be used to finance the working capital needs of the Borrowers (including posting margin) and financing of Capital Expenditures other than Acquisition Capital Expenditures.

(b)           Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolver Loan”) to the Borrowers in Dollars or (subject to the provisions of Section 2.02(f)) in the Alternative Currency from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolver Commitment; provided, however, that after giving effect to any Committed Borrowing of a Revolver Loan, (i) the Total Revolver Outstandings shall not exceed the Aggregate Revolver Commitments as in effect on such date, (ii) the Revolver Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in all Revolver Loans denominated in the Alternative Currency) shall not exceed such Lender’s Revolver Commitment, and (iii) the aggregate Outstanding Amount of all Loans denominated in the Alternative Currency shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Revolver Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b). Revolver Loans may be Base Rate Loans, Daily SOFR Loans or Term Rate Loans, as further provided herein. The proceeds of the Revolver Loans shall be used for general corporate purposes (which, for the avoidance of doubt, can include working capital needs and the payment of Permitted Distributions and posting margin).

(c)           Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “WC Interim Loan”) to the Borrowers in Dollars on any Business Day during the WC Interim Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s WC Interim Commitment; provided, however, that after giving effect to any Committed Borrowing of a WC Interim Loan, (i) the Total WC Interim Outstandings shall not exceed the Aggregate WC Interim Commitments as in effect on such date, (ii) the sum of the Total WC Outstandings and the Total WC Interim Outstandings, other than the maximum drawing amount of any issued and outstanding Product Under Contract LC, shall not exceed the Borrowing Base at such time, and (iii) the WC Interim Credit Exposure of any Lender shall not exceed such Lender’s WC Interim Commitment. Within the limits of each Lender’s WC Interim Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.04, and reborrow under this Section 2.01(c). WC Interim Loans may be Base Rate Loans, Term Rate Loans or Daily SOFR Loans, as further provided herein. The proceeds of any WC Interim Loan shall be used to finance the working capital needs of the Borrowers (including posting margin) and financing of Capital Expenditures other than Acquisition Capital Expenditures.

2.02        Borrowings, Conversions and Continuations of Committed Loans.

(a)           Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Term Rate Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided, that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term Rate Loans denominated in Dollars or of any conversion of Term Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) three Business Days prior to the requested date of any Borrowing or continuation of Term Rate Loans denominated in the Alternative Currency, (iii) on the requested date of any Borrowing, continuation of, or conversion to, Daily SOFR Loans and (iv) on the requested date of any Committed Borrowing or continuation of a Base Rate Committed Loan. Each Committed Borrowing of, conversion to or continuation of Term Rate Loans shall be, for Term Rate Loans denominated in Dollars, in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and, for Term Rate Loans denominated in an Alternative Currency, in a principal amount of 500,000 Canadian Dollars or a whole multiple of 100,000 Canadian Dollars in excess thereof. Except as provided in Sections 2.03(c) and 2.04A(c), each Committed Borrowing of or conversion to Daily SOFR Loans or Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrowers are requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Term Rate Loans, (ii) if the Borrowers are requesting a Borrowing, whether such Borrower is of a WC Loan, a WC Interim Loan or a Revolver Loan and, in the case of a Revolver Loan, whether any of the proceeds are going to be used to finance general corporate purposes, (iii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Committed Loans to be borrowed, converted or continued, (v) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto, and (vii) the currency of the Committed Loans to be borrowed. If the Borrowers fail to specify a currency in a Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Borrowers fails to specify a Type of Committed Loan in a Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Committed Loans (other than continuations of Daily SOFR Loans, which shall continue as such); provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in the Alternative Currency, such Loans shall be continued as Term Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Rate Loans. If the Borrowers request a Committed Borrowing of, conversion to, or continuation of Term Rate Loans in any such Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b)           Following receipt of a Loan Notice requesting a Committed Borrowing denominated in Dollars or the Alternative Currency with respect to which the Administrative Agent has not received notice that any Lender is an Alternative Currency Participating Lender, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans. Following receipt of a Loan Notice requesting a Committed Borrowing denominated in the Alternative Currency with respect to which the Administrative Agent and the Borrowers have received notice that one or more Lenders is an Alternative Currency Participating Lender, the Administrative Agent shall on the next following Business Day notify (i) each Alternative Currency Funding Lender of both the Dollar Equivalent and the Alternative Currency Equivalent of its Alternative Currency Funding Applicable Percentage, (ii) the Alternative Currency Fronting Lender of both the Dollar Equivalent and the Alternative Currency Equivalent of the aggregate Alternative Currency Risk Participations in such Committed Borrowing, (iii) each Alternative Currency Participating Lender of both the Dollar Equivalent and the Alternative Currency Equivalent of its Alternative Currency Risk Participation in such Committed Borrowing, and (iv) all Lenders and the Borrowers of the aggregate Alternative Currency Equivalent and the Dollar Equivalent of such Commitment Borrowing and the applicable Spot Rate used by the Administrative Agent to determine such Dollar Equivalent and Alternative Currency Equivalent. If no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Committed Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection.

In the case of a Committed Borrowing in Dollars or in an Alternative Currency with respect to which the Administrative Agent has not received notice that any Lender is an Alternative Currency Participating Lender, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in the Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. In the case of a Committed Borrowing in an Alternative Currency with respect to which the Administrative Agent has received notice that a Lender is an Alternative Currency Participating Lender, each Alternative Currency Funding Lender shall make the amount of its Alternative Currency Funding Applicable Percentage of such Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than the Applicable Time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by Borrowers; provided, however, that if, on the date the Loan Notice with respect to such Committed Borrowing of a WC Loan denominated in Dollars is given by the Borrowers, there are L/C Borrowings outstanding with respect to a WC Letter of Credit, then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrowers as provided above and, provided, further, that if, on the date the Loan Notice with respect to such Committed Borrowing of a Revolver Loan denominated in Dollars is given by the Borrowers, there are L/C Borrowings outstanding with respect to a Revolver Letter of Credit , then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrowers as provided above; and provided, further, that if, on the date the Loan Notice with respect to such Committed Borrowing of a WC Interim Loan is given by the Borrowers, there are L/C Borrowings outstanding with respect to a WC Interim Letter of Credit , then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrowers as provided above.

(c)           Except as otherwise provided herein, a Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term Rate Loans (whether in Dollars or the Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Term Rate Loans denominated in the Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)           The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Term Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Committed Loans.

(f)

(i)            Subject to all of the terms and conditions set forth in this Agreement, including the provisions of Section 2.01, and without limitation of the provisions of Section 2.02, with respect to any Loan denominated in an Alternative Currency with respect to which one or more Lenders has given notice to the Administrative Agent that it is an Alternative Currency Participating Lender, (A) each Lender agrees from time to time on any Business Day during the Availability Period to fund its Applicable Percentage of Loans denominated in the Alternative Currency with respect to which it is an Alternative Currency Funding Lender; and (B) each Lender severally agrees to acquire an Alternative Currency Risk Participation in Loans denominated in the Alternative Currency with respect to which it is an Alternative Currency Participating Lender.

(ii)            Each Loan denominated in the Alternative Currency shall be funded upon the request by the Borrowers in accordance with Section 2.02(b). Immediately upon the funding by the Alternative Currency Fronting Lender of its Alternative Currency Funding Applicable Percentage of any Loan denominated in the Alternative Currency with respect to which one or more Lenders is an Alternative Currency Participating Lender, each Alternative Currency Participating Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased (and the Administrative Agent may apply any Cash Collateral that is available with respect to such purchase by any Alternative Currency Participating Lender) from such Alternative Currency Fronting Lender an Alternative Currency Risk Participation in such Loan in an amount such that, after such purchase, each Lender (including the Alternative Currency Funding Lenders, the Alternative Currency Fronting Lender and the Alternative Currency Participating Lenders) will have an Alternative Currency Loan Credit Exposure with respect to such Loan equal in amount to its Applicable Percentage of such Loan.

(iii)           Upon the occurrence and during the continuation of an Event of Default, the Alternative Currency Fronting Lender may, by written notice to the Administrative Agent, delivered not later than 11:00 a.m. on the second Business Day preceding the proposed date of funding an payment by the Alternative Currency Participating lenders of their Alternative Currency Risk Participations purchased in such Loans as shall be specified in such notice (the “Alternative Currency Participation Payment Date”), request each Alternative Currency Participating Lender to fund the Dollar Equivalent of its Alternative Currency Risk Participation purchased with respect to such Loan to the Administrative Agent on the Alternative Currency Participation Payment Date in Dollars. Following receipt of such notice, the Administrative Agent shall promptly notify each Alternative Currency Participating Lender of the Dollar Equivalent of its Alternative Currency Risk Participation purchased with respect to each such Loan (determined at the Spot Rate on the date of advance of such Loan) and the applicable Alternative Currency Participation Payment Date. Any notice given by the Alternative Currency Fronting Lender or the Administrative Agent pursuant to this subsection may be given by telephone if immediately confirmed in writing; provided, that the absence of such immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iv)          On the applicable Alternative Currency Participation Payment Date, each Alternative Currency Participating Lender in the Loans specified for funding pursuant to this Section 2.02(f) shall deliver the amount of such Alternative Currency Participating Lender’s Alternative Currency Risk Participation with respect to such specified Loans in Dollars and in Same Day Funds to the Administrative Agent, provided, however, that no Alternative Currency Participating Lender shall be (1) responsible for any default by any other Alternative Currency Participating Lender’s obligation to pay such amount and/or (ii) required to fund an amount under this Section 2.02(f) that would exceed the amount of such Lender’s Revolving Commitment or WC Commitment, as applicable. Upon receipt of any such amounts from the Alternative Currency Participating lenders, the Administrative Agent shall distribute such Dollar amounts in Same Day Funds to the Alternative Currency Fronting Lender.

(v)           In the event that any Alternative Currency Participating Lender fails to make available to the Administrative Agent the amount of its Alternative Currency Risk Participation as provided herein, the Administrative Agent shall be entitled to recover such amount on behalf of the Alternative Currency Fronting Lender on demand from such Alternative Currency Participating Lender together with interest at the Overnight Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the Administrative Agent submitted to any Alternative Currency Participating Lender with respect to amounts owing hereunder shall be conclusive in the absence of demonstrable error.

(vi)          In the event that the Alternative Currency Fronting Lender receives a payment in respect of any Loan, whether directly from the Borrowers or otherwise, in which Alternative Currency Participating Lenders have fully funded in Dollars their purchase of Alternative Currency Risk Participations, the Alternative Currency Fronting lender shall promptly distribute to the Administrative Agent, for its distribution to each such Alternative Currency Participating Lender, the Dollar Equivalent of such Alternative Currency Participating Lender’s Alternative Currency Participant’s Share of such payment in Dollars in Same Day Funds. If any payment received by the Alternative Currency Fronting Lender with respect to any Loan in the Alternative Currency made by it shall be required to be returned by the Alternative Currency Fronting Lender after such time as the Alternative Currency Fronting Lender has distributed such payment to the Administrative Agent pursuant to the immediately preceding sentence, each Alternative Currency Participating Lender that has received a portion of such payment shall pay to the Alternative Currency Fronting Lender an amount equal to its Alternative Currency Participant’s Share in Dollars of the amount to be returned; provided, however, that no Alternative Currency Participating Lender shall be responsible for any default by any other Alternative Currency Participating Lender in that other Alternative Currency Participating Lender’s obligation to pay such amount.

(vii)         Anything contained herein to the contrary notwithstanding, each Alternative Currency Participating Lender’s obligation to acquire and pay for its purchase of Alternative Currency Risk Participations as set forth herein shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Alternative Currency Participating Lender may have against the Alternative Currency Fronting Lender, the Administrative Agent, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuation of a Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Loan Party or any of its respective Subsidiaries; (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender; or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

(viii)        In no event shall (i) the Alternative Currency Risk Participation of any Alternative Currency Participating Lender in any Loan denominated in the Alternative Currency pursuant to this Section 2.02(f) be construed as a loan or other extension of credit by such Alternative Currency Participating Lender to the Borrowers, any Lender or the Administrative Agent or (ii) this Agreement be construed to require any Lender that is an Alternative Currency Participating Lender with respect to the Alternative Currency to make any Loans in the Alternative Currency under this Agreement or under the other Loan Documents, subject to the obligation of each Alternative Currency Participating Lender to give notice to the Administrative Agent and the Borrowers at any time such Lender acquires the ability to make Loans in the Alternative Currency.

(ix)           The Administrative Agent shall change a Lender’s designation from Alternative Currency Participating Lender to Alternative Currency Funding Lender upon receipt of a written notice to the Administrative Agent and the Borrowers from such Alternative Currency Participating Lender requesting that its designation be so changed. Each Alternative Currency Participating Lender agrees to give such notice to the Administrative Agent and the Borrowers promptly upon its acquiring the ability to make Loans in the Alternative Currency. Rockland Trust Company is the only Alternative Currency Participating Lender as of the Sixth Amendment Effective Date.

(g)           The Borrowing Base shall be determined as required pursuant to Section 6.02(f) by the Administrative Agent by reference to the Borrowing Base Report.

(h)           With respect to SOFR, Term SOFR or Daily SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

2.03        Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the applicable Letter of Credit Expiration Date (or, to the extent Section 2.03(a)(ii)(G) has been complied with, the date which is nine (9) Business Days prior to the Maturity Date), to issue Letters of Credit denominated in Dollars or the Alternative Currency for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that after giving effect to (I) any L/C Credit Extension with respect to any WC Letter of Credit, (w) the Total WC Outstandings shall not exceed the Aggregate WC Commitments, (x) the WC Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in all WC Loans denominated in the Alternative Currency) shall not exceed such Lender’s WC Commitment, (y) the Outstanding Amount of the sum of the WC Interim L/C Obligations and the WC L/C Obligations for Product Under Contract LCs shall not exceed $85,000,000, and (z) the Outstanding Amount of all WC L/C Obligations with respect to WC Letters of Credit (after giving effect to the WC Letter of Credit being requested) issued by any L/C Issuer does not exceed the WC Letter of Credit Issuer Sublimit for such L/C Issuer, (II) any L/C Credit Extension with respect to any WC Interim Letter of Credit, (w) the Total WC Interim Outstandings shall not exceed the Aggregate WC Interim Commitments, (x) the WC Interim Credit Exposure of any Lender shall not exceed such Lender’s WC Interim Commitment, (y) the Outstanding Amount of the sum of the WC Interim L/C Obligations and the WC L/C Obligations for Product Under Contract LCs shall not exceed $85,000,000, and (z) the Outstanding Amount of all WC Interim L/C Obligations with respect to WC Interim Letters of Credit (after giving effect to the WC Interim Letter of Credit being requested) issued by any L/C Issuer does not exceed the WC Interim Letter of Credit Issuer Sublimit for such L/C Issuer, and (III) any L/C Credit Extension with respect to any Revolver Letter of Credit, (w) the Total Revolver Outstandings shall not exceed the Aggregate Revolver Commitments, (x) the Revolver Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in all Revolver Loans denominated in the Alternative Currency) shall not exceed such Lender’s Revolver Commitment, (y) the Outstanding Amount of the L/C Obligations with respect to Revolver Letters of Credit shall not exceed the Revolver Letter of Credit Sublimit, and (z) the Outstanding Amount of all L/C Obligations with respect to Revolver Letters of Credit (after giving effect to the Revolver Letter of Credit being requested) issued by any L/C Issuer does not exceed the Revolver Letter of Credit Issuer Sublimit for such L/C Issuer. In addition, the aggregate face amount of all standby Letters of Credit issued to secure bonding and performance obligations of the Borrowers shall not exceed at any time outstanding $100,000,000. Each request by the Borrowers for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)           No L/C Issuer shall issue any Letter of Credit, if:

(A)           the request for such issuance, extension or renewal of any WC Letter of Credit, WC Interim Letter of Credit or Revolver Letter of Credit is later than nine (9) Business Days prior to the Maturity Date;

(B)            any Borrower requests a WC Letter of Credit or a WC Interim Letter of Credit be issued for any other purpose other than to support purchases of Petroleum Products or to secure bonding and performance obligations, or requests a Revolver Letter of Credit be issued for any purpose other than what the proceeds of a Revolver Loan may be used for;

(C)            any Borrower requests a standby Letter of Credit which is to be used to support inventory purchases with an expiry date longer than 180 days from the date of issuance;

(D)            any Borrower requests a standby Letter of Credit which is used to secure bonding and performance obligations with an expiry date longer than 364 days;

(E)            any Borrower requests a documentary Letter of Credit be issued with an expiry date which is later than the Maturity Date or which has a term longer than ninety (90) days;

(F)            subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(G)            the expiry date of the requested Letter of Credit would occur after the applicable Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date or unless the Borrowers have provided to the L/C Issuer cash collateral for the maximum drawing amount of such Letter of Credit prior to the Maturity Date.

(iii)          No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)            the issuance of the Letter of Credit would violate one or more policies of the applicable L/C Issuer applicable to letters of credit generally;

(C)            except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D)            except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or the Alternative Currency;

(E)            such L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;

(F)            any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G)            the issuance of such Letter of Credit would cause such L/C Issuer to exceed its Revolver Letter of Credit Issuer Sublimit, WC Interim Letter of Credit Issuer Sublimit or WC Letter of Credit Issuer Sublimit, as the case may be.

(iv)          No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)          No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)          Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to a L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowers. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit and whether such Letter of Credit is a Revolver Letter of Credit, WC Interim Letter of Credit or a WC Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Borrowers shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require. In addition, if any Letter of Credit to be issued is also a Product Under Contract LC, the Borrowers shall have satisfied the conditions set forth in the definition of Product Under Contract LC.

(ii)            Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. The parties acknowledge and agree that Letters of Credit may, to the extent consented to by such L/C Issuer, be issued on same day notice and as such to the extent any Lender determines that one or more applicable conditions contained in Article IV is not satisfied on any date and as a result would object to the L/C Issuer issuing a Letter of Credit hereunder, such Lender shall provide such notice to such L/C Issuer of such fact immediately upon becoming aware thereof. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)           If the Borrowers so request in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrowers shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the applicable Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. In the case of a Letter of Credit denominated in the Alternative Currency, the Borrowers shall reimburse the applicable L/C Issuer in the Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrowers shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Borrowers will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in the Alternative Currency, the applicable L/C Issuer shall notify the Borrowers of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 12:00 noon on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in the Alternative Currency (each such date, an “Honor Date”), the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in the Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Borrowers, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrowers agree, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Borrowers fails to timely reimburse the applicable L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, (a) in the case of an Unreimbursed Amount relating to a WC Letter of Credit, the Borrowers shall be deemed to have requested a Committed Borrowing of a WC Loan which is a Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate WC Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice), (b) in the case of an Unreimbursed Amount relating to a Revolver Letter of Credit, the Borrowers shall be deemed to have requested a Committed Borrowing of a Revolver Loan which is a Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolver Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice) and (c) in the case of an Unreimbursed Amount relating to a WC Interim Letter of Credit, the Borrowers shall be deemed to have requested a Committed Borrowing of a WC Interim Loan which is a Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate WC Interim Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)            Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii)           With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)           Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)            Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the joint and several obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)            If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)            If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute. The joint and several obligation of the Borrowers to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)            the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)           waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrowers or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrowers;

(v)            honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)           any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)          any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)        any adverse change in the relevant exchange rates or in the availability of the Alternative Currency to the Borrowers or in the relevant currency markets generally; or

(ix)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The applicable L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)           Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial sight Letter of Credit. Notwithstanding the foregoing, the applicable L/C Issuer shall not be responsible to the Borrowers for, and such L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)           Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance, subject to adjustment as provided in Section 2.15, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for (i) each Revolver Letter of Credit equal to the Applicable Revolver Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, (ii) for each WC Letter of Credit equal to the Applicable WC Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and (iii) for each WC Interim Letter of Credit equal to the Applicable WC Interim Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each calendar month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a monthly basis in arrears. If there is any change in the Applicable WC Interim Rate, the Applicable WC Rate or the Applicable Revolver Rate, as applicable, during any calendar month, the daily amount available to be drawn under each applicable Letter of Credit shall be computed and multiplied by the Applicable WC Interim Rate, the Applicable WC Rate or the Applicable Revolver Rate, as applicable, separately for each period during such month that such Applicable WC Interim Rate, Applicable WC Rate or Applicable Revolver Rate, as the case may be, was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial sight Letter of Credit, at the rate specified in the applicable Fee Letter, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial sight Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowers and the applicable L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the applicable Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a monthly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each calendar month in respect of the most recently-ended monthly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)            Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)           Special Provisions for Product Under Contract LCs. The maximum drawing amount of all issued and outstanding Product Under Contract LCs shall not exceed $85,000,000 at any time. Notwithstanding anything to the contrary contained herein, the maximum drawing amount of any Product Under Contract LC shall not be governed by the Borrowing Base until the date which is the earlier to occur of (i) two (2) Business Days after the issuance of such Product Under Contract LC and (ii) delivery to the Administrative Agent by the Borrowers after the date of issuance of such Product Under Contract LC of an updated Borrowing Base Report which includes in the Borrowing Base the Eligible Product Under Contract that such Product Under Contract LC was issued to cover. In addition, the Borrowers shall deliver to the Administrative Agent, within two (2) Business Days after the issuance of any Product Under Contract LC, a Borrowing Base Report evidencing that the aggregate amount of all outstanding WC Loans, WC Interim Loans plus the issued and outstanding amount of all Letters of Credit (including all Product Under Contract LCs) does not exceed the Borrowing Base (or, in the case of any excess, the Borrowers shall be required to immediately repay any such excess). The Borrowers shall not be permitted to request the issuance of any Product Under Contract LCs if at such time any other Product Under Contract LCs previously issued (other than a Product Under Contract LC issued on that same Business Day) remain outstanding and an updated Borrowing Base Report has not yet been delivered with respect thereto.

(l)            Letter of Credit Reports Each L/C Issuer shall furnish (i) to the Administrative Agent (with a copy to the Borrowers) on the first Business Day after the issuance, expiration, drawing or change of any Letter of Credit, a report in such form as is reasonably acceptable to the Administrative Agent and (ii) to the Administrative Agent (with a copy to the Borrowers) on the first Business Day of each month a written report summarizing the issuance and expiration dates of Letters of Credit issued by such L/C Issuer during the preceding month and drawings during such month under all Letters of Credit issued by it.

2.04A    Swing Line Loans.

(a)           The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04A, shall make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed WC Loans and WC L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s WC Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total WC Outstandings shall not exceed the Aggregate WC Commitments, and (ii) the WC Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in WC Loans denominated in the Alternative Currency) shall not exceed such Lender’s WC Commitment, (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04A, prepay under Section 2.05, and reborrow under this Section 2.04A. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender with a WC Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)           Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Notice; provided, that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:30 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 4:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04A(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:30 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at their office by crediting the account of the Borrowers on the books of the Swing Line Lender in Same Day Funds.

(c)           Refinancing of Swing Line Loans.

(i)            The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04A(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)            If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04A(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04A(c)(i) shall be deemed payment in respect of such participation.

(iii)           If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04A(c) by the time specified in Section 2.04A(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04A(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04A(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)          Repayment of Participations.

(i)            At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)            If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.04       Prepayments. (a)  The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 12:00 noon (A) three Business Days prior to any date of prepayment of Term Rate Loans denominated in Dollars, (B) four Business Days prior to any date of prepayment of Term Rate Loans denominated in the Alternative Currency, and (C) on the date of prepayment of Base Rate Committed Loans and Daily SOFR Loans; (ii) any prepayment of Term Rate Loans denominated in Dollars shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; (iii) any prepayment of Term Rate Loans denominated in the Alternative Currency shall be in a minimum principal amount of 500,000 Canadian Dollars or a whole multiple of 100,000 Canadian Dollars in excess thereof; and (iv) any prepayment of Base Rate Committed Loans or Daily SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether such prepayment is a prepayment of the WC Loans, WC Interim Loans, the Revolver Loans or some combination thereof and the Type(s) of Committed Loans to be prepaid and, if Term Rate Loans are to be prepaid, the Interest Period(s) of such Committed Loans, provided, notwithstanding the foregoing, any prepayment being made other than with respect to the Revolver Loans (other than a prepayment in full of the WC Interim Loans and a termination of the Aggregate WC Interim Commitment) shall be applied ratably to the WC Loans and WC Interim Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment (including, in the event such prepayment is a Loan denominated in the Alternative Currency, such Alternative Currency Funding Lender’s Alternative Currency Funding Applicable Percentage of such payment). If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Rate Loan or a Daily SOFR Loans shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)           If for any reason (i) the Total WC Outstandings at any time exceed the Aggregate WC Commitments then in effect, the Borrowers shall immediately prepay WC Loans and/or Cash Collateralize the L/C Obligations with respect to WC Letters of Credit in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations with respect to WC Letters of Credit pursuant to this Section 2.04 unless after the prepayment in full of the WC Loans and Swing Line Loans the Aggregate WC Outstandings exceed the Aggregate WC Commitments then in effect; (ii)  the Total WC Interim Outstandings at any time exceed the Aggregate WC Interim Commitments then in effect, the Borrowers shall immediately prepay WC Interim Loans and/or Cash Collateralize the L/C Obligations with respect to WC Interim Letters of Credit in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations with respect to WC Interim Letters of Credit pursuant to this Section 2.04 unless after the prepayment in full of the WC Interim Loans the Aggregate WC Interim Outstandings exceed the Aggregate WC Interim Commitments then in effect, (iii) the sum of the Total WC Outstandings plus the Total WC Interim Outstandings, other than the maximum drawing amount of all issued and outstanding Products under Contract LCs, exceed the Borrowing Base at such time, the Borrowers shall immediately prepay WC Loans, WC Interim Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess, and (iv) the Total Revolver Outstandings at any time exceed the Aggregate Revolver Commitments then in effect the Borrowers shall immediately prepay Revolver Loans in an aggregate amount equal to such excess.

(c)           The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d)          If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Loans denominated in the Alternative Currency at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

2.05       Termination or Reduction of Commitments. (a)  The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Revolver Commitments, the Aggregate WC Interim Commitment or the Aggregate WC Commitments, as the case may be, or from time to time permanently reduce the Aggregate Revolver Commitments, the Aggregate WC Interim Commitment or the Aggregate WC Commitments, as the case may be; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Revolver Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolver Outstandings (other than Revolver L/C Obligations which are Cash Collateralized pursuant to Section 2.14 hereof) would exceed the Aggregate Revolver Commitments, (iv) the Borrowers shall not terminate or reduce the Aggregate WC Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total WC Outstandings (other than WC L/C Obligations which are Cash Collateralized pursuant to Section 2.14 hereof) would exceed the Aggregate WC Commitments, (v) the Borrowers shall not terminate or reduce the Aggregate WC Interim Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total WC Interim Outstandings (other than WC Interim L/C Obligations which are Cash Collateralized pursuant to Section 2.14 hereof) would exceed the Aggregate WC Interim Commitments and (vi) if, after giving effect to any reduction of the Aggregate Revolver Commitments, the Aggregate WC Interim Commitments or the Aggregate WC Commitments, as applicable, the Alternative Currency Sublimit, the Revolver Letter of Credit Sublimit, or the Swing Line Sublimit exceeds the amount of the Aggregate Revolver Commitments, the Aggregate WC Interim Commitment or the Aggregate WC Commitments, as applicable, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolver Commitments, the Aggregate WC Interim Commitment or Aggregate WC Commitments, as the case may be. The amount of any such Aggregate Revolver Commitment, Aggregate WC Interim Commitment or Aggregate WC Commitment, as the case may be, reduction shall not be applied to the Alternative Currency Sublimit or the Revolver Letter of Credit Sublimit unless otherwise specified by the Borrowers. Any reduction of the Aggregate Revolver Commitments, the Aggregate WC Interim Commitments or the Aggregate WC Commitments, as applicable, shall be applied to the WC Commitment, WC Interim Commitment or Revolver Commitment of each Lender, as applicable, according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolver Commitments, Aggregate WC Interim Commitment or Aggregate WC Commitments, as the case may be, shall be paid on the effective date of such termination.

2.06       Repayment of Loans. (a)  Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of WC Loans, WC Interim Loans and Revolver Loans made to such Borrower outstanding on such date.

(b)          The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

(c)          To the extent required under Section 7.05(d), the Borrowers shall repay the Committed Loans as therein provided.

2.07        Interest. (a)  Subject to the provisions of subsection (c) below, (i) each WC Loan which is a Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Term Rate for such Interest Period plus the Applicable WC Rate; (ii) each WC Loan which is a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable WC Rate; (iii) each WC Loan which is a Daily SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Daily SOFR plus the Applicable WC Rate; (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable WC Rate; (v) each WC Interim Loan which is a Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Term Rate for such Interest Period plus the Applicable WC Interim Rate; (vi) each WC Interim Loan which is a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable WC Interim Rate; and (vii) each WC Interim Loan which is a Daily SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Daily SOFR plus the Applicable WC Interim Rate.

(b)           Subject to the provisions of subsection (c) below, (i) each Revolver Loan which is a Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Term Rate for such Interest Period plus the Applicable Revolver Rate; (ii) each Revolver Loan which is a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Revolver Rate; and (iii) each Revolver Loan which is a Daily SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Daily SOFR plus the Applicable Revolver Rate.

(c)          (i)              If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (c)(i) and (c)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(e)           For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

(f)            Interest on any Loan in the Alternative Currency advanced by the Alternative Currency Fronting Lender shall be for the benefit of the Alternative Currency Fronting Lender, and not any Alternative Currency Participating Lender, until the applicable Alternative Currency Participating Lender has funded its participation therein to the Alternative Currency Fronting Lender.

2.08       Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)           Commitment Fee. The Borrowers jointly and severally shall pay to the Administrative Agent (i) in connection with the WC Loans, for the account of each Lender in accordance with its Applicable Percentage of the Aggregate WC Commitment, a commitment fee equal to the Applicable WC Rate times the actual daily amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Aggregate WC Commitment as in effect on such date minus the Outstanding Amount of L/C Obligations with respect to WC Letters of Credit exceeds the Total WC Outstandings for WC Loans during such calendar month (and, for the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate WC Commitments for purposes of determining the commitment fee under this Section 2.08(a)(i)); (ii) in connection with the Revolver Loans, for the account of each Lender in accordance with its Application Percentage of the Aggregate Revolver Commitment, a commitment fee equal the Applicable Revolver Rate times the actual daily amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Aggregate Revolver Commitment as in effect on such date minus the Outstanding amount of L/C Obligations with respect to Revolver Letters of Credit exceeds the Total Revolver Outstandings during such calendar month; and (iii) in connection with the WC Interim Loans, for the account of each Lender in accordance with its Applicable Percentage of the Aggregate WC Interim Commitment, a commitment fee equal to the Applicable WC Interim Rate times the actual daily amount during each calendar month or portion thereof from the WC Interim Effective Date to the Maturity Date by which the Aggregate WC Interim Commitment as in effect on such date minus the Outstanding Amount of L/C Obligations with respect to WC Interim Letters of Credit exceeds the Total WC Interim Outstandings for WC Interim Loans during such calendar month. The commitment fee shall accrue at all times during the Availability Period or the WC Interim Availability Period, as applicable, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the last Business Day of each calendar month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

(b)           Other Fees. (i) The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(i)            The Borrowers shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a)  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in the Alternative Currency as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)           If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Combined Senior Secured Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Combined Senior Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuers), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuers, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.07(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.10       Evidence of Debt. (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the joint and several obligations of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrowers made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrowers in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)          In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11       Payments Generally; Administrative Agent’s Clawback. (a)  General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in the Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in the Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in the Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrowers are prohibited by any Law from making any required payment hereunder in the Alternative Currency, the Borrowers shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein, including without limitation the Alternative Currency Fronting Lender’s Alternative Currency Funding Applicable Percentage of any payment made with respect to any Loan as to which any Alternative Currency Participating Lender has not funded its Alternative Currency Risk Participation) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in the Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)          (i)  Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Term Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans or a Daily SOFR Loan, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans or Daily SOFR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)          Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrowers as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)          Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans (including Loans denominated in the Alternative Currency in the event they are Alternative Currency Funding Lenders), to fund participations in Letters of Credit and Swing Line Loans, to make payments pursuant to Section 10.04(c) and to fund Alternative Currency Risk Participations (if they are Alternative Currency Participating Lenders) are several and not joint. The failure of any Lender to make any Committed Loan (including Loans denominated in the Alternative Currency in the event it is an Alternative Currency Funding Lender), to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan (including Loans denominated in the Alternative Currency in the event they are Alternative Currency Funding Lenders), to purchase its participation or to make its payment under Section 10.04(c).

(e)          Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12      Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, the participations in L/C Obligations or in Swing Line Loans or the Alternative Currency Risk Participations held by it (but not including any amounts applied by the Alternative Currency Fronting Lender to Loans in respect of the Alternative Currency Risk Participations that have not yet been funded in accordance with the terms of this Agreement) resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations, Swing Line Loans and Alternative Currency Risk Participations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)          if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)         the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13       Increase in Commitments.

(a)          Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time after the Seventh Amendment Effective Date, request an increase in the Aggregate WC Commitments, the Aggregate WC Interim Commitments or the Aggregate Revolver Commitments, or any combination thereof, by an amount (for all such requests) not exceeding an aggregate amount equal to $300,000,000; provided, that (i) any such request shall specify whether such request is for an increase in the Aggregate WC Commitment, the Aggregate WC Interim Commitment, the Aggregate Revolver Commitment or some combination thereof (and, if such request is for an increase in more than one type of Commitment, the allocation among the Aggregate WC Commitment, Aggregate WC Interim Commitment and/or Aggregate Revolver Commitment being requested); and (ii) any such request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Lenders)

(b)          Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolver Commitment, WC Interim Commitment or WC Commitment, as the case may be (and in the case of a request for an increase in multiple Commitments, such Lender shall specify which Commitment it is agreeing to increase) and, if so, the amount of such increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)          Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the applicable L/C Issuer and the Swing Line Lender, the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)          Effective Date and Allocations. If the Aggregate Revolver Commitments, the Aggregate WC Interim Commitment and Aggregate WC Commitments, as applicable, are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)          Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolver Commitments, WC Interim Commitments and/or WC Commitments, as applicable, under this Section.

(f)          Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.

2.14      Cash Collateral.

(a)          Certain Credit Support Events. If (i) the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Revolver L/C Obligations at such time exceeds 105% of the Revolver Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall provide Cash Collateral for the Outstanding Amount of the Revolver L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all Revolver L/C Obligations exceeds the Revolver Letter of Credit Sublimit.

(b)          Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender and the Alternative Currency Fronting Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in a blocked, non-interest bearing deposit account at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)          Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.02, 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit, Swing Line Loans or Alternative Currency Risk Participations shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations Swing Line Loans or obligations to fund Alternative Currency Risk Participations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)          Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by (x) the cure or waiver of the relevant Event of Default is respect of Cash Collateral provided pursuant to Section 8.02 and (y)  the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))), or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer, the Swing Line Lender or Alternative Currency Fronting Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15       Defaulting Lenders.

(a)          Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and “Supermajority Lenders” and Section 10.01.

(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender hereunder; third, to Cash Collateralize the applicable L/C Issuer’s, the Swing Line Lender’s and the Alternative Currency Fronting Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the applicable L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees.

(A)         No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)          Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)          With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations, Swing Line Loans and Alternative Currency Risk Participations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer, the Swing Line Lender and the Alternative Currency Fronting Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s , the Swing Line Lender’s or the Alternative Currency Fronting Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)       Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations, Swing Line Loans and Alternative Currency Risk Participations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause (1) the aggregate WC Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s WC Commitment, (2) the aggregate WC Interim Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s WC Interim Commitment or (3) the aggregate Revolver Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolver Commitment, as applicable. Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)        Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure and the Alternative Currency Fronting Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)          Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender, the L/C Issuers and the Alternative Currency Fronting Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (and compensate such other Lenders for any break funding or other costs as a result of such purchase) or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit, Swing Line Loans and Alternative Currency Risk Participations to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01       Taxes.

(a)          Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Tax Indemnifications. (i)  Each of the Loan Parties shall, and does hereby, jointly and severally agree to indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(i)          Each Lender and the applicable L/C Issuer shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (1) any Indemnified Taxes attributable to such Lender or the applicable L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Loan Parties to do so), (2) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (3) any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or L/C Issuer by the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer, as the case may be, under any Loan Document or otherwise payable by the Administrative Agent to the Lender or such L/C Issuer, as applicable, from any other source against any amount due to the Administrative Agent under this clause (c)(ii).

(d)          Evidence of Payments. Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.

(e)          Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)          Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(I)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)        executed copies of IRS Form W-8ECI;

(III)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(IV)       to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Third Amendment Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(ii)         Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f)          Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the applicable L/C Issuer, or have any obligation to pay to any Lender or the applicable L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the applicable L/C Issuer, as the case may be. If any Recipient determines, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)          Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the applicable L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h)          Terms. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and any Alternative Currency Fronting Lender and the term “applicable law” includes FATCA.

3.02       Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR (including, without limitation, Daily SOFR) or the Term Rate (whether denominated in Dollars or the Alternative Currency), or to determine or charge interest rates based upon the SOFR or the Term Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Term Rate Loans in the affected currency or currencies or, in the case of Term Rate Loans in Dollars and Daily SOFR Loans, as applicable, to convert Committed Loans to Term Rate Loans or Daily SOFR Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Term Rate Loans or Daily SOFR Loans, as applicable, of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Rate component of the Base Rate), either on the last day of the Interest Period therefor (in the case of Term Rate Loans) or the next Interest Payment Date (in the case of Daily SOFR Loans), as applicable, if such Lender may lawfully continue to maintain such Term Rate Loans or Daily SOFR Loans, as the case may be, to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Rate Loans or Daily SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or the Term Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03       Inability to Determine Rates.

(a)          General. For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under the Credit Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

(b)          Inability to Determine Rate. If in connection with any request for a Daily SOFR Loan or a conversion of Base Rate Loans or Term Rate Loans denominated in Dollars to Daily SOFR Loans or a continuation of any of such Loans, as applicable, (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) no SOFR Successor Rate for Daily SOFR has been determined in accordance with Section 3.03(c) and the circumstances under clause (x) of Section 3.03(c) or the SOFR Scheduled Unavailability Date has occurred (as applicable) has occurred with respect to SOFR, or (y) adequate and reasonable means do not otherwise exist for determining SOFR for any determination date(s) or requested payment period, as applicable, with respect to a proposed Daily SOFR Loan, or (B) the Administrative Agent or the Required Lenders determine that for any reason Daily SOFR with respect to a proposed Loan for any requested determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Daily SOFR Loans, or to convert Base Rate Loans or Term Rate Loans denominated in Dollars to Daily SOFR Loans, shall be suspended in each case to the extent of the affected determination date(s), as applicable, until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (B) of this Section, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, or conversion to Daily SOFR Loans, or failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans of the amount specified therein if no election is made by the Borrowers by the date that is three Business Days after receipt by the Borrowers of such notice.

(c)          Replacement of Daily SOFR. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined in connection with Daily SOFR Loans, that:

(x)         adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(y)        the Applicable Authority has made a public statement identifying a specific date after which SOFR shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR (the date on which SOFR is no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(c)(x) or (y) have occurred with respect to the SOFR Successor Rate then in effect, and, in addition, that Term SOFR is also not available such that the Borrowers are not able to borrow Term Rate Loans denominated in Dollars at such time (instead of Daily SOFR Loans), then, the Administrative Agent together with the Borrowers may amend this Agreement and the other Loan Documents solely for the purpose of replacing SOFR for Dollars or any then current SOFR Successor Rate for Dollars in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrowers and each Lender of the implementation of any SOFR Successor Rate.

Such SOFR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any SOFR Successor Rate as so determined would otherwise be less than 0%, the SOFR Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a SOFR Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

(d)          Alternative Currency. If in connection with any request for a Term Rate Loan denominated in an Alternative Currency or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits in the Alternative Currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Term Rate Loan, (B)  adequate and reasonable means do not exist for determining the Term Rate for any requested Interest Period with respect to a proposed Term Rate Loan denominated in the Alternative Currency, or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determines that for any reason the Term Rate for any requested Interest Period with respect to a proposed Term Rate Loan denominated in an Alternative Currency does not adequately and fairly reflect the cost to such Lenders of funding such Term Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Term Rate Loans denominated in an Alternative Currency in the affected currency or currencies shall be suspended, (to the extent of the affected Term Rate Loans or Interest Periods), until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(d), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Term Rate Loans denominated in the Alternative Currency in the affected currency or currencies (to the extent of the affected Term Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent in the amount specified therein and (ii) any outstanding affected Term Rate Loans denominated in an Alternative Currency, at the Borrowers’ election, shall either (1) be converted into a Committed Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Term Rate Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Borrowers by the earlier of (x) the date that is three Business Days after receipt by the Borrowers of such notice and (y) the last day of the current Interest Period for the applicable Term Rate Loan, the Borrowers shall be deemed to have elected clause (1) above.

3.04       Increased Costs; Reserves on Term Rate Loans.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below) or the applicable L/C Issuer;

(ii)        subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)        impose on any Lender or the applicable L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the applicable L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the applicable L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the applicable L/C Issuer, the Borrowers will pay to such Lender or the applicable L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the applicable L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender or the applicable L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the applicable L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the applicable L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender or the applicable L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the applicable L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the applicable L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the applicable L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the applicable L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)          Additional Reserve Requirements. The Borrowers shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05       Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period or Interest Payment Date, as applicable, for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)         any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers;

(c)          any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in the Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)          any assignment of a Term Rate Loan or a Daily SOFR Loan on a day other than the last day of the Interest Period or Interest Payment Date, as applicable, therefor as a result of a request by the Borrowers pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term Rate Loan made by it at the Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term Rate Loan was in fact so funded.

3.06       Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Loan Party to pay any Indemnified Taxes or additional amounts to any Lender, the applicable L/C Issuer, or any Governmental Authority for the account of any Lender or the applicable L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrowers such Lender or the applicable L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the applicable L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the applicable L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the applicable L/C Issuer, as the case may be. The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the applicable L/C Issuer in connection with any such designation or assignment.

(b)          Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.

3.07       Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV.
CONDITIONS PRECEDENT TO Credit Extensions

4.01       Conditions of Initial Credit Extension. The obligation of any L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)          The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)          executed counterparts of this Agreement, the Security Agreements, and the Guaranties, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

(ii)         Notes executed by the Borrowers in favor of each Lender requesting Notes;

(iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)       such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)        a favorable opinion of Edward J. Faneuil, Esq. and Vinson & Elkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request, a favorable opinion of Schwabe, counsel to Cascade, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H that relate to Cascade and such other matters concerning Cascade as the Required Lenders may reasonably request, a favorable opinion of Day Pitney, counsel to Puritan Oil, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H that relate to Puritan Oil and such other matters concerning Puritan Oil as the Required Lenders may reasonably request and a favorable opinion of Bennett Jones LLP, counsel to Global Canada, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H that relate to Global Canada and such other matters concerning Global Canada as the Required Lenders may reasonably request;

(vi)       a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)      a certificate signed by a Responsible Officer of the Borrowers certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii)     evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(ix)        a fully executed Perfection Certificate from each Loan Party and the results of Uniform Commercial Code searches with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent;

(x)         such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

(b)          Any fees required to be paid on or before the Closing Date shall have been paid.

(c)          Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(d)          The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

(e)          The Administrative Agent and each of the Lenders shall have received from the Borrowers the Borrowing Base Report as of March 31, 2017.

(f)          The Administrative Agent and each of the Lenders shall have received the Audited Financial Statements, as well as the operating projections through the Maturity Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02        Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Term Rate Loans or Daily SOFR Loans, as the case may be,) is subject to the following conditions precedent:

(a)           The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           In the case of a Credit Extension to be denominated in the Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in the Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in the Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Term Rate Loans or Daily SOFR Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V.
REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

5.01        Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02        Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or by which it or any of its properties is bound, (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03        Governmental Authorization; Other Consents. Other than the filings which may be necessary to perfect the Administrative Agent’s Lien under the Security Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document; (b) the grant by any Loan Party of the Liens granted by it pursuant to any of the Security Documents; (c) the perfection or maintenance of the Liens created under any of the Security Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Lender or any Lender of its right under the Loan Documents.

5.04        Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally or by general principles of equity.

5.05        Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrowers and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrowers and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)           The Loan Parties, on a consolidated and consolidating basis, both before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents are Solvent. For purposes hereof, as to any Person on any date of determination, Solvent shall mean that on such date (i) the fair value of the property of such Person exceeds its total liabilities (including contingent liabilities but without duplication of any underlying liability related thereto); (ii) the present fair saleable value on a going concern basis of the assets of such Person is not less than the amount required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature; (iv) such Person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute unreasonably small capital; and (v) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

5.06        Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely upon reasonable review of the underlying claim, could reasonably be expected to have a Material Adverse Effect.

5.07        No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08        Ownership of Property; Liens. Each Loan Party and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or adversarial claims with respect to defects in leasehold interests, as the case may be, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Restricted Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09        Environmental Compliance. Each Loan Party and its Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10        Insurance. The properties of each Loan Party and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies (which insurance companies may be captive insurance companies so long as the terms of such insurance are reasonably acceptable to the Required Lenders), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each Loan Party or the applicable Restricted Subsidiary operates.

5.11        Taxes. Each Loan Party and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement.

5.12        ERISA Compliance.

(a)            Except as set forth on Schedule 5.12(a), each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is entitled to rely on an advisory letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)           There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in either case which, when taken together with all other such ERISA Events for which liability is reasonably expected to occur could reasonably be expected to have a Material Adverse Effect; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)           Neither any Loan Party or any ERISA Affiliate maintains or contributes to, or has any material unsatisfied obligation to contribute to, or material liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.13        Subsidiaries; Equity Interests. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed on Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable (as applicable) and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Liens granted to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties under the Security Documents. The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in each Loan Party have been validly issued, are fully paid and nonassessable and, as to each Loan Party other than MLP are owned by the Persons and in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens other than Liens granted to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties under the Security Documents. To the extent any Loan Party enters into any transaction permitted hereunder which requires such Loan Party to modify any information contained on Schedule 5.13, then from and after such date, the Loan Parties shall make this representation as of the date of making such representation with reference to such schedule as updated in accordance with the terms hereof. The sole general partner of MLP is GP.

5.14        Margin Regulations; Investment Company Act.

(a)           No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           No Loan Party, any Person Controlling a Loan Party, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15        Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16        Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17       Taxpayer Identification Number; Other Identifying Information. Each Loan Party’s true and correct U.S. taxpayer identification number is set forth in the Perfection Certificate of such Loan Party delivered to the Administrative Agent on the Fifth Amendment Effective Date.

5.18        Intellectual Property; Licenses, Etc. Each Loan Party and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person unless any such conflict could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Restricted Subsidiary infringes upon any rights held by any other Person in any manner which could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of any Loan Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19        Absence of Financing Statements. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of any of the Loan Parties or any rights relating thereto.

5.20        Perfection of Security Interests. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent’s security interest in the Collateral. Except for ordinary course rights of setoff and withholdings on certain items of Collateral contemplated in the Borrowing Base, the Collateral and the Administrative Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Loan Parties are the owners of the Collateral free from any Lien and any other claim or demand, except for Permitted Liens.

5.21        Certain Transactions. None of the officers, directors or employees of any Loan Party is presently a party to any transaction with such Loan Party or any other Loan Party (other than for services as employees, officers and directors and redemption agreements, and loans to owners, officers and employees to the extent permitted by Section 7.14, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Loan Party, any corporation, partnership, trust or other entity (other than for services as employees, officers and directors and redemption agreements and loans to owners, officers and employees, in each case in the ordinary course of business consistent with past practices) in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.22        Reserved.

5.23        Representations as to Foreign Obligors. Each of the Borrowers and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a)            Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)           The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)           There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents and which effects any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d)           The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.24        Anti-Terrorism Laws; Economic Sanctions. (a)  No Loan Party is in violation of any laws relating to terrorism or money laundering (the “Anti-Terrorism Laws”), including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended (the “Patriot Act”).

(b)           Neither any Loan Party nor any of its Subsidiaries or joint ventures, nor any of their respective directors, officers or employees nor, to the best of each Loan Party’s knowledge, any person acting on or for their behalf:

(i)             is a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)            is a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)           is a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or Sanctions;

(iv)          is a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)           is a Restricted Party; or

(vi)          has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(c)            No Loan Party knowingly (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b)(ii) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to avoid, any of the prohibitions set forth in any Anti-Terrorism Law or Sanctions.

(d)           Neither any Loan Party, nor any of its Subsidiaries, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specifically Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Loan Parties and their respective Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(e)           The Loan Parties and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation and applicable anti-corruption laws in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.25        EEA Financial Institution. No Loan Party is an EEA Financial Institution.

5.26        Beneficial Ownership Certificate. As of the Fifth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Article VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and is not fully Cash Collateralized in accordance with Section 2.14 hereof, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:

6.01        Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)            as soon as available, but in any event 90 days after the end of each fiscal year of MLP (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a copy of the MLP’s Form 10-K, which report shall include the MLP’s complete combined financial statements together with all notes thereto, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. These financial statements shall contain a combined balance sheet of MLP and its Subsidiaries as at the end of such fiscal year, and the related combined statements of income or operations, shareholders’ or members’ equity and cash flows for such fiscal year, setting forth, in the case of the income statement and cash flows, in comparative form the figures for the previous fiscal year and, in the case of the balance sheet, in comparative form for the most recent year end;

(b)           as soon as available, but in any event (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of MLP (or, if earlier, five (5) days after the date (if required) to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a copy of the MLP’s Form 10-Q, which report shall include MLP’s unaudited combined balance sheet of MLP and its Subsidiaries as at the end of such fiscal quarter, and the related combined statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of MLP’s fiscal year then ended, and (ii) 45 days after the end of the fourth fiscal quarter of each fiscal year of MLP, a combined balance sheet of MLP and its Subsidiaries as at the end of such fiscal quarter, and the related combined statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of MLP’s fiscal year then ended, each such report referred to in (i) and (ii) above to be calculated on a FIFO basis and setting forth, in the case of the income statement, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in the case of the cash flow statement, the year-to-date figures in comparative form for the figures for the same period of the prior fiscal year, and, in the case of the balance sheet, in comparative form for the most recent year end, all in reasonable detail, certified by a Responsible Officer of the Loan Parties as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of MLP and each of its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)            concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), (i) a management prepared copy of such financial statements which excludes therefrom each Unrestricted Subsidiary and each Non-Wholly Owned JV as a Person to be combined with the other Loan Parties and setting forth a reconciliation of such statements to the financial statements delivered pursuant to Sections 6.01(a) and 6.01(b); and (ii) a management prepared reconciliation of the income statements delivered pursuant to Sections 6.01(a) and 6.01(b) showing the difference in the financial statements prepared in accordance with GAAP to the treatment of the Project Oak Unitary Lease, the Project Monument Unitary Lease and any Future Failed Accounting Lease under this Agreement as operating leases.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in clauses (a) and (b) above at the times specified therein. In addition, notwithstanding anything to the contrary contained in this Section 6.01 or Section 6.02(a) or 6.02(f), if the date for delivery of any statement required by Section 6.01 or Section 6.02(a) or 6.02(f) shall be due on a day other than a Business Day, delivery of such statements shall be made on the next following Business Day.

6.02        Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)            concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Loan Parties (which Compliance Certificate shall include a report of gross margins and volumes by product for the fiscal quarter to which it relates, together with any changes in such amounts from the previous fiscal quarter);

(b)           promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Loan Parties by independent accountants in connection with the accounts or books of each Loan Party or any Subsidiary, or any audit of any of them;

(c)           promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the equity holders of MLP or GP, and copies of all annual, regular, periodic and special reports and registration statements which MLP or GP may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)           promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)            promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof;

(f)            no later than seven (7) Business Days after the last Business Day of each month (or at such earlier time as the Administrative Agent may reasonably request), a complete and accurate Borrowing Base Report as of the close of business on the last Business Day of such month (or other date so requested by the Administrative Agent), in each case including a marked-to-market inventory report and a summary report setting forth in appropriate detail the Borrowers’ computations of its Open Position as of the date of each Borrowing Base Report by both product and market; provided, however, (i) at any time that the lesser of (1) (x) the sum of the Aggregate WC Commitment plus the Aggregate WC Interim Commitment minus (y) the sum of the outstanding WC Loans, the outstanding WC Interim Loans, the WC Interim L/C Obligations and the WC L/C Obligations and (2) Excess Availability is equal to or less than $75,000,000, then, in addition to the monthly Borrowing Base Reports referred to above, no later than seven (7) Business Days after the 15th day of each calendar month (or if such day is not a Business Day, the next subsequent Business Day), or such earlier time as the Administrative Agent may request, a complete and accurate Borrowing Base Report setting forth the Borrowing Base as at the close of business on the 15th day of such month (or other date so requested by the Administrative Agent), and (ii) for purposes of determining the available amount of WC Loans and WC Interim Loans the Borrowers are permitted to borrow and Letters of Credit which are subject to the Borrowing Base the Borrowers are permitted to request pursuant to the Agreement, the Borrowers shall be permitted at any time to deliver to the Administrative Agent and the Lenders a more recent Borrowing Base Report than is required to be delivered as described above, such Borrowing Base Report setting forth the Borrowing Base as at the close of business of the Business Day such Borrowing Base Report is dated, which Borrowing Base Report shall include a marked-to-market inventory report and a summary report setting forth in appropriate detail the Borrowers’ computations of its Open Position as of the date of each Borrowing Base Report by both product and market;

(g)           as soon as practicable, but in any event within thirty (30) days after the first day of each fiscal year of the Loan Parties (other than the GP), the annual budget and operating projections for such fiscal year, including without limitation gross margins and volumes by product;

(h)           as soon as practicable after adoption and/or implementation thereof, any updates to the Loan Parties’ risk policy;

(i)            promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents (including, without limitation, additional information with respect to the components included in the Borrowing Base as evidenced by a Borrowing Base Report), as the Administrative Agent or any Lender may from time to time reasonably request;

(j)             immediately upon selling any Accounts Receivable to an AR Buyer under any Receivables Sales Agreement, written notice to the Administrative Agent setting forth (a) a listing of the Accounts Receivable (such listing to be in reasonable detail) sold, together with detail as to the amount of cash proceeds to be received by the selling Loan Party for each Account Receivable sold and the discount rate (if any) applicable to such sale; (b) the identity of the Loan Party and the AR Buyer; (c) as of the date of such sale, the Open Receivables Amount (which shall include the Accounts Receivable that is the subject of such notice); (d) any change to the Borrowing Base (and Borrowing Base Report) as a result of such sale from the Borrowing Base Report most recently delivered; and (e) a certification that such sale is a Permitted Receivable Sale made pursuant to Section 7.05(h) hereof;

(k)            immediately upon a Loan Party having to repurchase any Accounts Receivable sold in connection with any Receivables Sales Agreement or otherwise having to refund all or any portion of the proceeds received by such Loan Party in connection with any Receivables Sales Agreement, written notice to the Administrative Agent setting forth (a) a listing of the Accounts Receivable to be repurchased and/or the amount of the portion of the proceeds received in connection with a Receivables Sales Agreement to be refunded to the AR Buyer; (b) the reason for such repurchase and/or refund; and (c) any change to the Borrowing Base (and Borrowing Base Report) as a result of such repurchase and/or refund from the Borrowing Base Report most recently delivered;

(l)            immediately upon terminating any Receivables Sales Agreement, written notice to the Administrative Agent that such Receivables Sales Agreement has been terminated together with information as to whether any Open Receivables Amounts remain under such Receivables Sales Agreement; and

(m)           promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable Loan Party posts such documents, or provides a link thereto on such Loan Party’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the applicable Loan Party’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Loan Parties to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Loan Parties shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to each Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that so long as such Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, each Loan Party shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Loan Party shall be under an obligation to mark any Borrower Materials “PUBLIC

6.03        Notices. Promptly notify the Administrative Agent and each Lender:

(a)            of the occurrence of any Default;

(b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(c)            of the occurrence of any ERISA Event;

(d)           (i) of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary, including any determination by any Loan Party referred to in Section 2.09(b); and (ii) of a Loan Party’s election to treat a lease as a Future Failed Accounting Lease for purposes of this Agreement;

(e)            of (i) any material violation of any Environmental Law that such Loan Party reports in writing or is reportable by such Loan Party in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any material inquiry, proceeding, investigation or any other action pertaining to any Environmental Law, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to have a Material Adverse Effect;

(f)            of any material setoff, claims (including, with respect to the Real Estate or Previously Owned Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent’s rights with respect to the Collateral, are subject; and

(g)           prior to the commencement of building or otherwise erecting any building or other structure on any owned real property of any Loan Party which is the subject of a Limited Mortgage, notice of such Loan Party’s intention to build or otherwise erect such building together with details as to what is being proposed with respect thereto.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the applicable Loan Party setting forth details of the occurrence referred to therein and stating what action the Loan Parties have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04        Payment of Obligations. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including all Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by any Loan Party or such Restricted Subsidiary or the nonpayment of which would not give rise to a Lien on any property or assets of any Loan Party or any Restricted Subsidiary thereof.

6.05        Preservation of Existence, Etc. (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07        Maintenance of Insurance. Maintain with financially sound and reputable insurance companies (which insurance companies may be captive insurance companies so long as the terms of such insurance are reasonably acceptable to the Required Lenders), insurance with respect to its properties and business (including, without limitation, any business interruption insurance existing on the Closing Date) against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08        Compliance with Laws; Governing Documents. Comply (a) with the provisions of its Organizational Documents; (b) in all material respects with all agreements and instruments to which it or any of its properties may be bound and (c) in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii), in case of clauses (b) and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records. (a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties and each Restricted Subsidiary, as the case may be, and at all times engage Ernst & Young or other independent certified public accountants reasonably satisfactory to the Administrative Agent as the independent certified public accountants of the Loan Parties and not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Loan Parties and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent; (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over each Loan Party or such Restricted Subsidiary, as the case may be; and (c) maintain copies of inventory valuation reports used in determining any Marked-to-Market Basis calculations.

6.10        Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. In addition, the Loan Parties shall permit (a) the Administrative Agent or any of its employees or agents to conduct commercial finance examinations once per year (or more frequently if a Default or Event of Default has occurred and is continuing); and (b) at the request of the Administrative Agent, the Administrative Agent or any of its employees or agents to conduct a risk examination, in each case all at the Loan Parties’ expense.

6.11        Use of Proceeds. Use the proceeds of (a) WC Loans and WC Interim Loans solely for working capital purposes (including posting margin and the financing of Capital Expenditures other than Acquisition Capital Expenditures) and not in contravention of any Law or of any Loan Document, provided that the proceeds of WC Loans and WC Interim Loans shall not be used to finance any Permitted Equity Purchase or to repay any Indebtedness permitted to be repaid pursuant to Section 7.15 hereof; and (b) the Revolver Loans for general corporate purposes (which, for the avoidance of doubt, can include working capital needs and the payment of Permitted Distributions and posting margin) and not in contravention of any Law or of any Loan Document. The Borrowers will request WC Letters of Credit and WC Interim Letters of Credit solely to support Petroleum Product purchases and to secure bonding and performance obligations and will request Revolver Letters of Credit solely for purposes described in clause (b) above with respect to Revolver Loans.

6.12        Bank Accounts. Continue to maintain their lock box accounts with the Administrative Agent or another Lender (the “Lock Box Accounts”) as well as an Operating Account with the Administrative Agent, and shall direct the Administrative Agent or any other Lender which has a Lock Box Account, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, to cause all funds held by the Administrative Agent or such Lender, as the case may be, in the Lock Box Accounts to be transferred automatically and on a daily basis to the Operating Account. In addition, each Loan Party’s deposit accounts and securities accounts shall be subject to the Administrative Agent’s first priority perfected security interest therein, other than (a) the Excluded Accounts; and (b) a deposit account established by a Loan Party after the date hereof in connection with a Receivables Sales Agreement entered into in compliance with Section 7.05(h) hereof for the sole purposes of collecting proceeds from Accounts Receivable sold to an AR Buyer under such Receivables Sales Agreement, provided if any such proceeds being deposited into such account remain subject to a Lien in favor of the Administrative Agent, the rights of the Loan Parties and the Administrative Agent to the portion of such proceeds subject to the Administrative Agent’s Lien shall be subject to the Receivables Intercreditor Agreement.

6.13        Additional Borrowers or Subsidiary Guarantors. (a)  Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and, promptly thereafter (and in any event within thirty (30) days), unless such Person is (i) designated as an Unrestricted Subsidiary pursuant to Section 6.18, or (ii) a CFC, FSHCO or a Subsidiary that is held directly or indirectly by a CFC or FSHCO, cause (1) such Person to become a Borrower or Guarantor (provided, to the extent such Subsidiary is a Foreign Subsidiary and would otherwise be required to be a Guarantor hereunder, such Foreign Subsidiary shall not become a Guarantor hereunder without the Administrative Agent’s consent and to the extent the Administrative Agent does not provide such consent, such Foreign Subsidiary shall not be required to be a Guarantor hereunder and shall be a Restricted Subsidiary unless designated as an Unrestricted Subsidiary pursuant to Section 6.18) hereunder by executing and delivering to the Administrative Agent a joinder to this Agreement and the other Loan Documents (including, without limitation, the Security Documents) or such other document as the Administrative Agent shall deem appropriate for such purpose (including, without limitation, any document necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in such Domestic Subsidiary’s assets), (2) such Person to deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent; (3) Schedule 5.13 hereto to be updated to give effect to any changes resulting from the formation or acquisition of such new Subsidiary.

(b)           Except as expressly provided for otherwise herein, each Loan Party has granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, a lien on substantially all of such Loan Party’s assets (other than the Excluded Assets) as set forth in the Security Documents, provided, however, notwithstanding the foregoing or anything to the contrary contained in the Loan Documents, no Loan Party has granted to the Administrative Agent (for the benefit of the Administrative Agent and the other Secured Parties) a lien on any asset of a Loan Party consisting of the Real Estate to secure the WC Interim Obligations. In furtherance of the foregoing, in connection with property that becomes property owned by a Loan Party after the Closing Date for which a Lien is required by the terms of the Security Documents, or if any Loan Party acquires any fee or leasehold interest in any Real Estate after the Closing Date, other than (i) a SFHA Property for which the Administrative Agent has elected not to require a Mortgage with respect to such property, (ii) any leasehold interests in any property acquired in any Permitted Acquisition or otherwise permitted pursuant to Section 7.06 hereof for which the Loan Parties have used commercially reasonable efforts to obtain but for which the owner of such property will not consent to such leasehold mortgage (in which case such leasehold mortgage will not be required) and (iii) the leasehold interests of those sites located in New York, Maryland or another jurisdiction subject to a mortgage recording tax and, in all cases with respect to this clause (iii) acquired pursuant to, and which are the subject of, the Unitary Lease, the Project Monument Unitary Lease and the Project Oak Unitary Lease, the applicable Loan Party shall deliver (A) such documentation as the Administrative Agent may reasonably deem necessary or desirable in order to create and perfect and obtain the full benefits of such Lien, including mortgages, deeds of trust, security agreements, UCC-1 financing statements, surveys, real estate title insurance policies, certified resolutions and other organizational and authorizing documents of the grantor of liens, favorable opinions of the general counsel of the applicable Loan Party (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 4.01, all in form, content and scope reasonably satisfactory to the Administrative Agent (and with respect to any SFHA Property for which the Administrative Agent is requiring a Limited Mortgage, the description of the property contained therein which is subject to such Limited Mortgage shall be satisfactory to the Administrative Agent in its sole and absolute discretion), and (B) such other documentation as the Required Lenders may reasonably deem necessary or desirable in order to create and perfect and obtain the full benefits of such Lien, provided, that notwithstanding anything to the contrary contained herein, the WC Interim Obligations are not, and will not be, secured by any Real Estate or have the benefit of any Lien granted under the Mortgages. Notwithstanding anything to the contrary contained herein, (1) to the extent the Administrative Agent at any time requests the applicable Loan Party provide a Mortgage with respect to any SFHA Property for which a Mortgage does not exist or an amendment to a Limited Mortgage which adds some or all of the assets originally excluded from such Limited Mortgage, such Loan Party shall take all such action as is necessary so that the Administrative Agent and the Lenders are in compliance with the Flood Disaster Protection Act and/or the rules and regulations promulgated in connection therewith (including any Flood Insurance Law) (the “Flood Laws”) and shall immediately after all flood due diligence and compliance documentation required by the Administrative Agent in order to comply with Flood Laws has been delivered to the Administrative Agent, execute and deliver to the Administrative Agent a Mortgage on such property or an amendment to such Limited Mortgage, as the case may be, and (2) to the extent any Loan Party acquires a leasehold interest in any Real Estate that a Loan Party would otherwise be required to provide a leasehold mortgage with respect thereto pursuant to the provisions of this Section 6.13 (each, a “Subject Leasehold Interest”), the applicable Loan Party shall not be required to provide such a leasehold mortgage and related documentation with respect to such Subject Leasehold Interest so long as (a) at the time of acquiring such Subject Leasehold Interest (or, for any such Subject Leasehold Interest acquired prior to December 18, 2015, on December 18, 2015) the Loan Parties have provided to the Administrative Agent written notice of their intention to not provide such a leasehold mortgage and related documentation on the Subject Leasehold Interest, together with the Loan Parties’ determination of the Leasehold Interest EBITDA with respect to such Subject Leasehold Interest (and which Leasehold Interest EBITDA determination shall be acceptable to the Administrative Agent in its reasonable judgment); and (b) the aggregate Leasehold Interest EBITDA on all Subject Leasehold Interests which are not subject to a leasehold mortgage does not exceed, in the aggregate, $25,000,000 at any time. The Loan Parties shall at any time be permitted to provide the Administrative Agent with a leasehold mortgage and the other documents required in connection therewith on any Subject Leasehold Interest so as to maintain its compliance with clause (b) of the immediately preceding sentence.

6.14        Senior Debt Status. The Obligations of the Loan Parties under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least (a) senior in priority of payment to all Subordinated Debt of such Loan Party and (b) pari passu in right of payment to the Senior Unsecured Notes of such Loan Party and, in the case of the Subordinated Debt is designated as “Senior Debt” (or the analogous term used in any document evidencing any such Subordinated Debt ) under all instruments and documents, now or in the future, relating to all Subordinated Debt.

6.15        Reserved.

6.16        Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in order for the Foreign Obligor and any Loan Party to comply with its obligations under the Loan Documents.

6.17        Anti-Terrorism Compliance. Each Loan Party will, and will cause its Subsidiaries to (a) at all times comply with the representations and warranties contained in Section 5.24 and at all times comply with all Anti-Terrorism Laws; (b) conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions and maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, any Person that is an Affiliate of such Loan Party, including its Subsidiaries, and, to the extent commercially reasonable, its agents, with Anti-Terrorism Laws and applicable Sanctions and (c) ensure at all times the truth and accuracy in all material respects of the representations and warranties, and adherence to, the covenants set forth in Sections 5.24 and 6.17 of this Agreement.

6.18        Unrestricted Subsidiaries. (a) The Borrowers may at any time from and after the Fifth Amendment Effective Date designate, by a certificate executed by a Responsible Officer of the Borrowers, (i) any Subsidiary as an Unrestricted Subsidiary and (ii) any Unrestricted Subsidiary as a Restricted Subsidiary, provided, that (w) immediately before and after such designation, no Event of Default shall have occurred and be continuing; (x) the Loan Parties are in compliance with all of the covenants contained in Section 7.18 hereof both before and immediately after giving effect to such designation, and (y) to the extent a Subsidiary is being designated as an Unrestricted Subsidiary, such Subsidiary does not own any Equity Interests in any Borrower or Guarantor. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the aggregate fair market value of all of such Person’s outstanding investment therein, and such designation will only be permitted if such Investment is permitted under Section 7.02 hereof. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to be an incurrence of any then outstanding Indebtedness, Liens and Investments of such former Unrestricted Subsidiary designated as a Restricted Subsidiary by such Restricted Subsidiary at the date of designation, and such designation shall only be permitted if such Indebtedness is permitted under Section 7.03 hereof, such Liens are permitted under Section 7.01 hereof and such Investments are permitted under Section 7.02 hereof.

(b)           Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by delivering to the Administrative Agent a certificate executed by a Responsible Officer of the Borrowers certifying that such designation complied with the applicable conditions set forth in this Section 6.18.

(c)            If, at any time, any Unrestricted Subsidiary should fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness, Liens and Investments of such Subsidiary shall be deemed to be an incurrence of Indebtedness, Liens and Investments by a Restricted Subsidiary as of such date and, if such Indebtedness, Liens and Investments are not permitted to be incurred as of such date under Sections 7.01, 7.02 or 7.03, as applicable, the Loan Parties shall be in default of such covenants.

(d)           The income, assets and liabilities of any Unrestricted Subsidiary shall not be included for purposes of calculating any financial or other covenants contained herein and shall not be included in the Borrowing Base.

6.19        Puritan Oil. If at any time from and after the Third Amendment Effective Date, Puritan acquires any additional assets from those which exist on the Third Amendment Effective Date (including by way of contribution from any other Loan Party or Restricted Subsidiary), Puritan shall immediately deliver to the Administrative Agent a favorable opinion of New Jersey counsel reasonably acceptable to the Administrative Agent as to the matters concerning Puritan as the Administrative Agent may reasonably request.

Article VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and is not fully Cash Collateralized in accordance with Section 2.14 hereof, the Loan Parties shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01        Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)            Liens pursuant to any Loan Document (for the avoidance of doubt, the parties hereto hereby acknowledge that no Loan Party shall be permitted to grant any Lien directly to a Hedge Bank to secure any obligations under any Secured Hedge Agreement or to any Cash Management Bank to secure any obligations under any Secured Cash Management Agreement);

(b)           Liens existing on the date hereof and listed on Schedule 7.01 and the Permitted Lis Pendens Liens, in each case securing the obligations which such Liens secure on the Closing Date (with respect to those listed on Schedule 7.01) or the day of incurrence thereof (with respect to any Permitted Lis Pendens Liens), as applicable, and any renewals or extensions thereof, provided that, in each case, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03;

(c)            Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)            pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)             deposits to secure the performance of bids, trade contracts and leases (other than leases constituting Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)            easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)             Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)             Liens (x) on the Mortgaged Property as and to the extent permitted by the Mortgages applicable thereto; and (y) in favor of the Unitary Lease Lessor, Getty or the lessor on any Subsequent Unitary Leases, in each case on the underground storage tanks on the sites leased by the applicable Borrowers under the Unitary Lease, the Project Oak Unitary Lease, the Project Monument Unitary Lease or any Subsequent Unitary Lease, as the case may be, to secure such Borrower’s obligations under the Unitary Lease, the Project Oak Unitary Lease, the Project Monument Unitary Lease or any Subsequent Unitary Lease, as the case may be;

(k)            Liens granted to an AR Buyer on the Subject AR Receivables (and no other assets of a Loan Party) solely in connection with an AR Sales Transaction;

(l)             Liens incurred in the ordinary course of business in favor of commodities brokers on sums on deposit with such broker (but only those amounts actually on deposit with such broker) to cover for trading losses/debit balances, broker fees and ordinary course expenses owed to such broker by the applicable Loan Party;

(m)            Liens securing Indebtedness of any Loan Party permitted by Section 7.03(g), provided, that (i) such Liens do not at any time encumber any property other than the inventory, forward contracts and receivables related to the Cash and Carry Transactions financed by such Indebtedness, and (ii) any asset securing such Indebtedness is not in any way commingled or otherwise stored together with any other asset of any Loan Party;

(n)            Liens securing Indebtedness permitted under Section 7.03(p); provided that (i) such Liens do not at any time encumber (x) any property which is or which could at any time be included in the Borrowing Base, (y) any property subject to a Mortgage or Limited Mortgage and, with respect to any property subject to a Limited Mortgage, any buildings or other structures located thereon which are not otherwise subject to such Limited Mortgage; and (z) any proceeds of any of the foregoing, and (ii) any asset securing such Indebtedness is not in any way commingled or otherwise combined with any other asset of any Loan Party (for example, Petroleum Product stored in a tank);

(o)            Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of a Loan Party to secure Indebtedness of such Restricted Subsidiary to the applicable Loan Party permitted by Section 7.03(d)(ii);

(p)            Liens solely on cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted pursuant to Section 7.02;

(q)            Liens constituting customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements which respect to non-Wholly-Owned Subsidiaries;

(r)             Liens on the Equity Interests of joint ventures securing obligations of such joint venture;

(s)            Liens on cash and Cash Equivalents which have been deposited with an escrow agent or similar fiduciary pursuant to customary escrow arrangements pending the release thereof to be used to satisfy and discharge Indebtedness permitted to be repaid pursuant to the terms of this Agreement; and

(t)             Liens not otherwise provided for herein; provided that (i) such Liens do not at any time encumber (x) any property which is included in the Borrowing Base, (y) any property subject to a Mortgage or Limited Mortgage and, with respect to any property subject to a Limited Mortgage, any buildings or other structures located thereon which are not otherwise subject to such Limited Mortgage, or (z) any proceeds of any of the foregoing, (ii) to the extent such asset is an asset that would by of the type that could be included in the Borrowing Base, the Borrowers have provided the Administrative Agent with notice of such Lien, (iii) any asset securing such Indebtedness is not in any way commingled or otherwise combined with any other asset of any Loan Party (for example, Petroleum Product stored in a tank), and (iv) the aggregate principal amount of the Indebtedness or other obligation secured by such Liens does not exceed $10,000,000 at any time.

7.02         Investments. Make any Investments, except:

(a)            Investments held by a Loan Party or such Restricted Subsidiary in the form of marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Loan Party or Restricted Subsidiary;

(b)            Investments held by a Loan Party or such Restricted Subsidiary in the form of demand deposits, certificates of deposit, bankers acceptances and time deposits of any Lender or any other United States bank having total assets in excess of $1,000,000,000 Dollars;

(c)            Investments held by a Loan Party or such Restricted Subsidiary in the form of securities commonly known as “commercial paper” issued by (i) any Lender or any corporation controlling any Lender; (ii) any other corporation which is organized and existing under the laws of the United States of America or any state thereof, if at the time of purchase, such commercial paper has been rated and the ratings therefore are not less than “P-2” if rated by Moody’s and not less than “A-2” if rated by S&P;

(d)            Investments held by a Loan Party or such Restricted Subsidiary in the form of repurchase agreements secured by any one or more of the foregoing;

(e)            advances to officers, directors and employees of a Loan Party to the extent permitted by Section 7.14 hereof;

(f)            (i) Investments of one Loan Party into another Loan Party, so long as each such Person remains a Loan Party hereunder, and (ii) Investments of any Restricted Subsidiary which is not a Loan Party into another Restricted Subsidiary which is not a Loan Party, so long as each such Person remains a Restricted Subsidiary which is not a Loan Party hereunder;

(g)            Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(h)            Investments existing on the date hereof and set forth on Schedule 7.02 hereto, and Guarantees permitted by Section 7.03(d);

(i)             Investments of a Loan Party in the form of short-term Investments in tax-exempt money market funds reasonably acceptable to the Administrative Agent;

(j)             Investments consisting of a Permitted Acquisition, which, for the avoidance of doubt, includes Investments consisting of a Guarantee by a Loan Party of the obligations of another Loan Party to a seller of assets or stock of another Person under any purchase agreement or similar agreement entered into in connection with, or in contemplation of, a Permitted Acquisition, so long as the Loan Party which is the primary obligor thereunder is permitted to enter into such agreement;

(k)            Investments consisting of (i) Investments by a Loan Party or any Restricted Subsidiary in a joint venture entity (including a Non-Wholly Owned JV); (ii) Investments by a Loan Party in any Restricted Subsidiary which is not a Loan Party; and (iii) Investments made after the Fifth Amendment Effective Date by any Loan Party or any Restricted Subsidiary in Unrestricted Subsidiaries provided that the aggregate amount of all such Investments under this clause (k) made after the Fifth Amendment Effective Date does not exceed an amount equal to the sum of (x) $150,000,000 plus (y) the aggregate amount of any cash return received by a Loan Party on any Investment in a joint venture entity (including any Non-Wholly Owned JVs), any Restricted Subsidiary that is not a Loan Party and any Unrestricted Subsidiary, plus (z) the lesser of (1) the fair market value of any property received by a Loan Party on any Investment in a joint venture entity (including any Non-Wholly Owned JV), any Restricted Subsidiary that is not a Loan Party and any Unrestricted Subsidiary and (2) $30,000,000;

(l)             Investments by a Loan Party in (i) sites leased or subleased, as the case may be, by a Loan Party under the Unitary Lease, the proceeds of which will be used to make improvements on such sites; (ii) Persons who operate service stations and/or convenience stores on sites which are neither owned nor leased by a Loan Party, the proceeds of which are expected to be used by such Persons to make improvements at such locations and in connection with supply contracts entered into or to be entered into between a Loan Party and such Person; and (iii) Persons with which distributor and/or subdistributor arrangements are in place or expect to be in place, so long as the aggregate amount of all such Investments made under this Section 7.02(l)(iii) does not exceed $75,000,000 outstanding at any one time. Notwithstanding anything to the contrary contained in this Section 7.02(l)(ii), any Investment made by a Loan Party in connection with the settlement of the litigation involving the Permitted Lis Pendens Liens shall not be included in determining the aggregate amount of Investments a Loan Party may make in Persons who operate service stations on sites which are neither owned nor leased by a Loan Party;

(m)           Investments by a Loan Party consisting of an obligation owing to a Loan Party by a purchaser of assets from such Loan Party in a Disposition permitted hereunder, provided the aggregate amount of all such Investments does not exceed $50,000,000 outstanding at any one time;

(n)            to the extent permitted by Section 7.14, Investments consisting of payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, directors, and employees of the GP, the MLP or any Restricted Subsidiary, in each case in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

(o)            Investments not otherwise expressly permitted hereunder, or in amounts in addition to the limitations otherwise provided for herein, in an aggregate amount not to exceed $25,000,000;

(p)            without duplication of any Permitted Equity Purchase contemplated by Section 7.07, Investments consisting of a Permitted Equity Purchase;

(q)            (i) Investments made solely with the proceeds of a sale by the MLP of Equity Interests in the MLP to an unaffiliated Person so long as such Equity Interests are not Disqualified Equity Interests; and (ii) with respect to the purchase of incentive distribution rights, Investments made with the proceeds of a sale by the MLP of Equity Interests in the MLP so long as such Equity Interests are not Disqualified Equity Interests;

(r)             Investments to the extent the consideration paid therefor by any Loan Party or Restricted Subsidiary consists solely of Equity Interests in the MLP which are not Disqualified Equity Interests and (i) which have been issued by the MLP contemporaneously with the payment of such consideration and for the purpose of permitting such Loan Party or Restricted Subsidiary to make such payment; and (ii) for which no Loan Party or Restricted Subsidiary paid the MLP or any other Person for such Equity Interests;

(s)            Investments (including debt obligations and Equity Interests) received by a Loan Party or any Restricted Subsidiary in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; and

(t)             Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions, Sale/Leaseback Transactions, prepayments and repurchases of Indebtedness, affiliated transactions, and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05, 7.07, 7.09 and 7.15, respectively.

7.03         Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)            Indebtedness under the Loan Documents;

(b)            Indebtedness of a Loan Party in respect of (1) the Senior Unsecured Notes or the Subordinated Debt, and any guarantee obligations of a Loan Party in respect thereof, provided, with respect to the Senior Unsecured Notes, other than the Existing Notes, and the Subordinated Debt, (i) all of the conditions set forth in the definition of “Additional Senior Unsecured Notes” or “Subordinated Debt”, as applicable, have been satisfied at the time of issuance; and (ii) no Default or Event of Default has occurred and is continuing at the time of issuance of such Additional Senior Unsecured Notes or Subordinated Debt, as the case may be, or would exist immediately after and as a result of such issuance, including, without limitation, with the financial covenants contained herein after giving effect on a pro forma basis to the incurrence of such Indebtedness (provided, that so long as the applicable Borrower intends to irrevocably deposit an amount sufficient to retire outstanding Senior Unsecured Notes with a trustee or transfer agent, as applicable, to effect the repurchase or redemption, as the case may be, of such Senior Unsecured Notes, such calculation of the financial covenants shall be made assuming the Additional Senior Unsecured Notes have been issued and such Senior Unsecured Notes being retired have been refinanced and as such are no longer outstanding as of the date of the issuance of the Additional Senior Unsecured Notes) and (2) any Indebtedness incurred to refinance, renew, extend or replace such Senior Unsecured Notes or Subordinated Debt, as the case may be, in whole or in part, provided that, (i) the weighted average life to maturity of any such Indebtedness shall not be less than the weighted average life to maturity of then outstanding Credit Agreement Obligations if any, or the Senior Unsecured Notes or Subordinated Debt being refinanced, renewed, extended or replaced, as the case may be, as in effect on the date of issuance thereof; (ii) the maturity of such Indebtedness shall be no less than one hundred twenty days (120) after the Maturity Date; (iii) the aggregate principal amount of such Indebtedness shall not exceed the aggregate principal amount of Indebtedness being so refinanced, renewed, extended or replaced (plus all accrued and unpaid interest thereon and all applicable fees, expenses and prepayment premiums directly related thereto) (provided, any Indebtedness in excess thereof may be issued or incurred, as the case may be, if such excess amount would otherwise be permitted to be incurred under the terms of this Agreement, including, without limitation, as Additional Senior Unsecured Notes); (iv) such Indebtedness remains unsecured; and (v) such Indebtedness meets all of the other criteria set forth in the definition of Senior Unsecured Notes or Subordinated Debt, as applicable;

(c)            Indebtedness outstanding on the date hereof and listed on Schedule 7.03;

(d)            Indebtedness of (i) one Loan Party owing to another Loan Party, so long as both Persons are Loan Parties hereunder, and, in addition, Guarantees of a Loan Party in respect of Indebtedness otherwise permitted hereunder of another Loan Party; (ii) any Restricted Subsidiary which is not a Loan Party owing to another Restricted Subsidiary which is not a Loan Party so long as both Persons are Restricted Subsidiaries which are not Loan Parties hereunder, and, in addition, Guarantees of such Restricted Subsidiary which is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of another Restricted Subsidiary which is not a Loan Party so long as both Person are Restricted Subsidiaries which are not Loan Parties hereunder; and (iii) any Restricted Subsidiary which is not a Loan Party owing to a Loan Party, provided, the Loan Party making such extension of credit (including the amount thereof) to such Restricted Subsidiary is permitted to do so pursuant to Section 7.02(k);

(e)             obligations (contingent or otherwise) of the Borrowers or any Restricted Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision permanently exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(f)             Indebtedness in respect of capital leases (which, for the avoidance of doubt, do not include any Sale/Leaseback Transactions otherwise permitted pursuant to Section 7.05(h) hereof), Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $150,000,000;

(g)            Indebtedness under one or more Contango Facilities in an amount outstanding at any time not to exceed $75,000,000 in the aggregate;

(h)            Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(i)             Indebtedness arising from agreements providing for indemnification and purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of any Loan Party or its Restricted Subsidiaries pursuant to such agreements, in connection with Dispositions or Investments otherwise permitted hereunder;

(j)             Indebtedness consisting of obligations under deferred compensation arrangements, non-competition agreements, adjustment of purchase price, earn-outs or similar arrangements;

(k)            unsecured Indebtedness consisting of the financing of insurance premiums payable within one (1) year;

(l)             obligations under Cash Management Agreements;

(m)           customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased or to be provided in the ordinary course of business;

(n)            Indebtedness in respect of letters of credit, bankers’ acceptances supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(o)            Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business; and

(p)            Indebtedness (whether secured or unsecured) not otherwise provided for herein, or in amounts in addition to the limitations otherwise provided herein, in an aggregate principal amount not to exceed $25,000,000 at any time.

Except with respect to the Senior Unsecured Notes and the Subordinated Debt (for which the refinancing terms are included in clause (b) above), to the extent any Indebtedness is permitted to exist hereunder (the “Refinanced Indebtedness”) such Refinanced Indebtedness shall also include any refinancings, refundings, renewals or extensions thereof (the “Refinancing Indebtedness”); provided that (i) the amount of such Refinancing Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such Refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Refinanced Indebtedness and the interest rate applicable to any such Refinancing Indebtedness does not exceed the then applicable market interest rate.

7.04         Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)            any Restricted Subsidiary or any Borrower may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that when any Guarantor is merging with another Restricted Subsidiary, the Guarantor shall be the continuing or surviving Person; and

(b)            any (i) Restricted Subsidiary or any Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower; (ii) any Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or another Guarantor; and (iii) any Restricted Subsidiary which is not a Borrower may also Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary which is a Guarantor;

(c)            any Restricted Subsidiary that is not a Loan Party may dispose of all or substantially all of its assets (including any Disposition that is in the nature of a liquidation) to (i) another Restricted Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d)            a Loan Party or any Restricted Subsidiary may merge or consolidate with any Person to effect (i) a Permitted Acquisition so long as the applicable Loan Party or Restricted Subsidiary, as the case may be, is the surviving entity; and (ii) a Disposition permitted under (and in accordance with the terms of) Section 7.05; and

(e)             any Restricted Subsidiary may dissolve, liquidate or wind-up its affairs if it owns no material assets, engages in no material business and otherwise has no material activities other than activities related to the maintenance of its existence and good standing.

7.05         Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)            Dispositions of obsolete or worn out assets, whether now owned or hereafter acquired, in the ordinary course of business;

(b)            Ordinary course of business Dispositions of (i) inventory; (ii) cash and cash equivalents; (iii) overdue accounts receivable in connection with the compromise or collection thereof (and not in connection with any financing transaction); (iv) contractual rights or litigation claims in connection with the settlement, compromise or collection thereof; and (v) leases, subleases, rights of way, easements, licenses and sublicenses that, individually and in the aggregate, do not materially interfere with the ordinary conduct of the business of any Loan Party or Restricted Subsidiary and do not materially detract from the value or the use of the property which they affect;

(c)            Dispositions of equipment or real property (other than in connection with any Sale/Leaseback Transaction permitted pursuant to Section 7.05(h) hereof) to the extent that (i) such property is exchanged for credit against the purchase price of replacement property used or to be used in any Global Line of Business, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of property used in any Global Line of Business;

(d)            Dispositions of any asset not otherwise provided for in this Section 7.05 to the extent that (i) such asset is sold for not less than fair market value; (ii) not less than seventy five percent (75%) of the sales price for such asset is paid to the selling Loan Party in cash unless the sales price is less than $10,000,000 and a portion of such sales price is being paid in the form of a seller note which is permitted pursuant to Section 7.02 hereof; (iii) both before and after giving effect to any such Disposition, the Loan Parties are in compliance on a pro forma basis with all of the financial covenants hereunder; (iv) no Default or Event of Default has occurred and is continuing; (v) to the extent the proceeds received in connection thereof are not, solely in the case of an Eligible Borrowing Base Asset (as hereinafter defined), used to repay outstanding WC Loans or WC Interim Loans or, as to any asset, reinvested in a Loan Party’s business or committed to being reinvested in any Global Line of Business within 180 days after receipt thereof, then 181 days after receipt of such proceeds the Borrowers shall repay any outstanding Revolver Loans in the amount of such proceeds not so reinvested and, after the repayment in full of the Revolver Loans, the WC Loans and the WC Interim Loans on a pro rata basis, and (vi) to the extent any such asset sold is the type of assets which would be eligible to be included in the Borrowing Base (an “Eligible Borrowing Base Asset”), immediately upon giving effect to such sale, the Borrowers provide written notice to the Administrative Agent setting forth (1) a listing of the Eligible Borrowing Base Assets to be sold (such listing to be in reasonable detail), together with the amount of cash proceeds to be received by the selling Loan Party for each such asset sold; (2) any change to the Borrowing Base (and Borrowing Base Report) as a result of such sale from the Borrowing Base Report most recently delivered; and (3) a certification that such sale is a Disposition permitted pursuant to this Section 7.05(d);

(e)            Dispositions of property by any Restricted Subsidiary, any Guarantor or a Borrower to a Borrower or Guarantor or Dispositions of property by any Restricted Subsidiary which is not a Borrower to another Restricted Subsidiary which is a Guarantor;

(f)             Dispositions permitted by Section 7.04;

(g)            to the extent the contribution of cash or any other asset made by a Loan Party or any Restricted Subsidiary in a joint venture entity (including a Non-Wholly Owned JV) permitted by Section 7.02(k)(i) constitutes the Disposition of such cash or other asset, such Disposition of such cash or other asset;

(h)            Dispositions consisting of arrangements whereby a Loan Party sells or transfers any property owned by it in order then or thereafter to lease such property or lease other property that a Loan Party intends to use for any Global Line of Business, provided the aggregate value of all such property disposed of in such manner shall not exceed $100,000,000 from and after the Fifth Amendment Effective Date;

(i)             Dispositions of Accounts Receivable to an AR Buyer to the extent that (i) no Default or Event of Default has occurred and is continuing or would exist after giving effect to any such Disposition; (ii) such Accounts Receivable are sold for cash; (iii) the cash purchase price to be paid to the selling Loan Party for each Account Receivable shall not be less than the amount of credit such Loan Party would have been able to get for such Account Receivable had such Account Receivable been included in the Borrowing Base (or, to the extent such Account Receivable is not otherwise eligible to be included in the Borrowing Base, then the cash purchase price to be paid shall not be less than 85% of the face amount of such Account Receivable); (iv) such Account Receivable shall be sold pursuant to a Receivables Sales Agreement, a copy of which has been provided to the Administrative Agent and, to the extent required by the Administrative Agent, the AR Sales Transaction shall be subject to an Receivables Intercreditor Agreement (which, if required by the Administrative Agent, shall be entered into prior to any sale being made); (v) the Loan Parties have complied with the notice requirement set forth in Section 6.02 hereof; (vi) neither the AR Buyer nor the Administrative Agent has delivered any notice of a termination event under the terms of the Receivables Intercreditor Agreement; (vii) the aggregate amount of the Open Receivables Amount (after giving effect to all sales) shall not exceed $75,000,000 at any time; and (viii) the cash proceeds received from the applicable Loan Party in connection with such sale shall be used to immediately repay any outstanding WC Loans and WC Interim Loans on a pro rata basis (such Dispositions made in compliance with the terms hereof being hereinafter referred to as a “Permitted Receivable Sale”);

(j)             without duplication, to the extent considered a Disposition, any Lien permitted by Section 7.01, any Investment permitted by Section 7.02 and any Restricted Payment permitted by Section 7.07;

(k)            to the extent considered a Disposition, the termination of Swap Contracts; and

(l)             the Disposition of any Unrestricted Subsidiary for fair market value;

provided, however, that any Disposition pursuant to clauses (a) through (h) (other than sub-clauses (b)(iii) and (b)(iv)) shall be for not less than fair market value and any Dispositions pursuant to sub-clauses (b)(iii) and (b)(iv) shall be for fair value.

7.06         Acquisitions. Become a party to any merger or consolidation or agree to or effect any asset acquisition or stock acquisition, except:

(a)            (i) acquisition of assets in the ordinary course of business, consistent with past practices, and (ii) to the extent considered an acquisition, (x) Investments permitted by Section 7.02 hereof and (y) Restricted Payments permitted by Section 7.07 hereof;

(b)            mergers and consolidations permitted by Section 7.04;

(c)            acquisitions of the assets or stock of another Person (a “Permitted Acquisition”), so long as (i) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (ii) the Person to be acquired (or, in the case of an asset acquisition, the assets of such Person) are in the same or a substantially similar line of business as a Loan Party; (iii) to the extent such Permitted Acquisition is a Material Acquisition, the Loan Parties have provided the Administrative Agent with prior written notice of such acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition; (iv) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of each of the applicable Loan Party or Restricted Subsidiary making such acquisition and of the Person to be acquired has approved such merger, consolidation or acquisition; (v) in the event of a stock or other similar equity acquisition the Loan Parties shall comply with the terms and conditions set forth in Section 6.13; and (vi) the business to be acquired would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights and remedies under this Agreement or any other Loan Document.

7.07         Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or, other than MLP, issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would immediately result therefrom (or, with respect to clause (c) below, no Default shall have occurred and be continuing at the time the Permitted Distribution was announced, and no Event of Default shall have occurred and be continuing when such Permitted Distribution is made):

(a)            Each Loan Party other than the MLP and each Restricted Subsidiary may make Restricted Payments to the holders of such Person’s equity, in each case ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)            a Loan Party or Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person (other than Disqualified Equity Interests);

(c)            the Borrowers shall be permitted to make Restricted Payments to the MLP in an aggregate amount not to exceed Available Cash to enable the MLP to make the Permitted Distributions, and the MLP shall be permitted to use the proceeds thereof to make Restricted Payments to its Unitholders so long as such Restricted Payments constitute Permitted Distributions;

(d)            to the extent any payments under the CFA would be considered a Restricted Payment, payments by the MLP to the GP of amounts required to be paid by the MLP to the GP pursuant to the terms of the CFA as then in effect, provided the aggregate amount of payments (which shall include payments in cash and Equity Interests) made by the MLP to the GP thereunder does not exceed $20,000,000 in any fiscal year;

(e)            cash payments made by the MLP to any Original Investor (such payment being the “Original Investor Payment”) in consideration for the purchase by the MLP of units in the MLP held by such Original Investor so long as (i) the MLP has received, prior to the date of making such Restricted Payment, cash consideration of an amount which is not less than the Original Investor Payment from an unaffiliated Person from the sale by the MLP to such Person of units in the MLP in the exact number of units as is being repurchased from such Original Investor and (ii) the MLP has made such repurchase from such Original Investor, and made such Original Investor Payment, promptly after the sale of its units to such unaffiliated Person;

(f)             without duplication of any Permitted Equity Purchase contemplated by Section 7.02(p), Restricted Payments consisting of a Permitted Equity Purchase;

(g)            a Loan Party may repurchase, redeem or otherwise acquire for value any of its Equity Interests held by any current or former officers, directors or employees of the MLP, a Loan Party or any of the Restricted Subsidiaries or any of their respective Affiliates in connection with the exercise or vesting of any equity compensation (including, without limitation, unit options, restricted units and phantom units) in order to satisfy any tax withholding obligation with respect to such exercise or vesting; and

(h)            to the extent considered a Restricted Payment, any Investments permitted to be made pursuant to Sections 7.02(q)(i) and 7.02(r).

7.08         Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by any Loan Party and its Subsidiaries on the Fifth Amendment Effective Date or any business substantially related or incidental thereto (including the operation of an ethanol plant); provided, that nothing in this Section 7.08 shall prevent any Loan Party from discontinuing the operation of any of its properties if such discontinuance is, in the judgment of such Loan Party, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the properties, assets, financial condition or business of the Loan Parties on a combined basis.

7.09         Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of a Loan Party, whether or not in the ordinary course of business, other than (a) in connection with the agreements set forth on Schedule 7.09 hereto; (b) transactions expressly permitted under Sections 7.02, 7.03, 7.07 and 7.14 hereof; (c) transactions of a Loan Party or a Restricted Subsidiary with a Loan Party or Restricted Subsidiary; (d) on fair and reasonable terms substantially as favorable to such Loan Party or such Restricted Subsidiary as would be obtainable by such Loan Party or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; or (e) which is otherwise approved by MLP’s conflicts committee and is accompanied by a third party fairness opinion reasonably satisfactory to the Administrative Agent, provided, that, notwithstanding anything to the contrary contained herein, the aggregate amount of payments (which shall include payments in cash and Equity Interests) permitted to be made by the MLP to the GP pursuant to the CFA shall not exceed $20,000,000 in any fiscal year.

7.10         Burdensome Agreements. Enter into any Contractual Obligation (excluding the Agreement, the other Loan Documents and any document or agreement relating to the Senior Unsecured Notes or the Subordinated Debt and any refinancings thereof permitted under this Agreement (the “High Yield Documents”)) so long as such provisions in such High Yield Documents are similar to those provisions found in similar transactions) that (a) limits the ability (i) of any Loan Party or Restricted Subsidiary to make Restricted Payments to any Loan Party or another Restricted Subsidiary or to otherwise make Investments in or transfer property to any Loan Party or Restricted Subsidiary, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of any Loan Party or Restricted Subsidiary or (iii) of any Loan Party or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent as required by the Loan Documents or to any other Person in connection with any refinancing or renewal of the Loan Documents; provided, however, that this clause (iii) shall not prohibit (1) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(c), (e), (f), (g) or (p) and Indebtedness incurred in connection with any Sale/Leaseback Transaction solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (2) customary non-assignment provisions in purchase and sale or exchange agreements or similar operational agreements or provisions in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices, which restrict the transfer, assignment or encumbrance thereof; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. Notwithstanding the foregoing, the Loan Parties and Restricted Subsidiaries may be subject to Contractual Obligations specified in clause (a) above to the extent such restrictions and conditions exist on the Fifth Amendment Effective Date or constitute an extension, renewal or replacement of any Contractual Obligation existing on the Fifth Amendment Effective Date.

7.11         Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.12         Compliance with Environmental Laws. Conduct any activity in any manner or permit to exist any activity or condition that would result in any material violation not covered by insurance by any Loan Party or for which any Loan Party is liable, of any Environmental Law.

7.13         Prohibited Commodity Transactions. Purchase or sell any commodities futures contracts, provided, that (a) the Loan Parties may purchase and sell commodities futures contracts on the IntercontinentalExchange or a national commodities exchanges for the sale or purchase of Petroleum Product in connection with hedging transactions entered into in the ordinary course of the business of any Loan Party and not for speculative purposes and consistent with the then current risk policy of the Loan Parties which has been delivered to the Administrative Agent that are (i) economically appropriate and consistent with such Loan Party’s business; (ii) used to offset price risks incidental to such Loan Party’s cash or spot transactions in petroleum product; (iii) established and liquidated in accordance with sound commercial practices; and (iv) such purchases and sales are otherwise conducted in the manner disclosed in the MLP’s most recent annual report filed prior to the Closing Date, (b) the Loan Parties may maintain an aggregate Open Position (calculated by adding the Open Positions of the Loan Parties for each type of petroleum product and each market and any separate Open Positions determined pursuant to the last sentence of paragraph (y) of the definition of “Open Position”) of not more than 600,000 barrels of Petroleum Product at any one time, exclusive of any GDSO inventory located at any gasoline stations, and (c) consistent with the risk policy delivered from time to time to the Administrative Agent and the Lenders, the Loan Parties may engage in commodity transactions described therein subject to the annual financial loss limit set forth in such risk policy, provided any modifications to increase such annual financial loss limit within said risk policy from the annual loss limit in effect as of the Third Amendment Effective Date shall require the approval of the Required Lenders.

7.14         Loans to Owners, Officers or Employees. Except as may be prohibited by law, make loans or advances to any of their respective owners, officers or employees without the prior written consent of the Administrative Agent and the Required Lenders, and in no event shall (a) the aggregate principal amount of all such loans at any time outstanding exceed $5,000,000 (excluding loans secured by the cash value of life insurance policies) or (b) any such loan have a term longer than 1 ½ years; provided, that, subject to the restrictions contained in clauses (a) and (b) above, the Loan Parties may make loans to their respective directors and employees in amounts not to exceed $500,000 for any individual loan without the prior written consent of the Administrative Agent and the Required Lenders and, provided further that notwithstanding the provisions of this Section 7.14, the Loan Parties shall be permitted to make loans or advances to their respective directors and employees in addition to those permitted by this Section 7.14 in an aggregate amount not to exceed $250,000 and with an unlimited term, without the prior written consent of the Administrative Agent and the Lenders.

7.15         Payment of Indebtedness. Make any prepayments in respect of any Indebtedness described in clauses (a) or (g) of the definition of Indebtedness and all Guarantees in respect of Indebtedness described in clauses (a) and (g) thereof, other than (a) prepayments of the Obligations pursuant to the terms of this Agreement, the other Loan Documents or any Secured Hedge Agreement; (b) to the extent considered a repayment, any refinancing of Indebtedness permitted under Section 7.03 (including, without limitation, pursuant to Section 7.03(b)(2)) to the extent such refinancing complies with the applicable provisions contained in Section 7.03; (c) the prepayment of any Indebtedness (including, without limitation, obligations owing under the Senior Unsecured Notes or the Subordinated Notes) so long as (i) no Default or Event of Default has occurred and is continuing hereunder both immediately prior to and after giving effect to any such prepayment; and (ii) such obligations are either converted into or exchanged for Equity Interests of MLP issued to such holder by MLP (other than Disqualified Equity Interests) or prepaid solely with the Net Cash Proceeds received from an issuance of the Equity Interests of MLP (other than Disqualified Equity Interests) to any Person other than a Loan Party or a Restricted Subsidiary; (d) the prepayment of that portion of the obligations owing under the Senior Unsecured Notes or the Subordinated Debt, as the case may be, in an aggregate principal amount of not more than $100,000,000 so long as (i) no Default or Event of Default has occurred and is continuing hereunder both immediately prior to and immediately after giving effect to any such prepayment; (ii) the Loan Parties have demonstrated to the satisfaction of the Administrative Agent pro forma compliance with all of their financial covenants hereunder both immediately before and immediately after giving effect to any such prepayment; and (iii) the Loan Parties have demonstrated to the satisfaction of the Administrative Agent that the Borrowers have a Minimum Availability of not less than $75,000,000 after giving effect to such prepayment; (e) prepayments of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such Disposition is permitted by the provisions of Section 7.05; and (f) prepayment of Indebtedness of a Loan Party or a Restricted Subsidiary owing to a Loan Party.

7.16         Bank Accounts. Either (a) establish any bank account other than (i) those set forth in the applicable Loan Party’s Perfection Certificate without the Administrative Agent’s prior written consent (and, to the extent such consent is obtained, only so long as the provisions of Section 6.12 have been satisfied), (ii) any Excluded Account, and (iii) other deposit accounts established by a Loan Party after the date hereof in connection with a Receivables Sales Agreement entered into in compliance with Section 7.05(h) hereof for the sole purposes of collecting proceeds from Accounts Receivable sold to an AR Buyer under such Receivables Sales Agreement so long as the provisions of Section 6.12 are complied with (to the extent applicable); (b) violate directly or indirectly any Lock Box Agreement or any control agreement in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders with respect to such account; (c) deposit into any of the payroll accounts set forth in the applicable Loan Party’s Perfection Certificate or established after the Fifth Amendment Effective Date any amounts in excess of amounts necessary to pay current payroll obligations from such accounts; (d) at any time allow any amount to remain in any deposit account (other than Excluded Accounts) which are not with the Administrative Agent or subject to a control agreement in favor of the Administrative Agent; or (e) allow any collected funds (other than nominal amounts not in excess of $500 and after taking into account any checks which the Loan Parties may have written and mailed or otherwise tendered to the payee thereof) to remain in any account which is not with the Administrative Agent or in an account subject to a control agreement in favor of the Administrative Agent (other than (x) Excluded Accounts and (y) those deposit accounts which the Loan Parties are not required to maintain with the Administrative Agent or have subject to a control agreement in favor of the Administrative Agent pursuant to Section 6.12 hereof unless the Administrative Agent or the Loan Parties have requested that the amounts in such accounts be transferred to the Lock Box Account or the Operating Account on a weekly or more frequent basis) at the close of business on the day of each week (or other, more frequent period requested by the Administrative Agent or any Loan Party) on which amounts in such accounts are to be transferred to the Lock Box Account.

7.17         Sanctions; Anti-Corruption. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions; or (b) directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

7.18         Financial Covenants.

(i)            Combined Working Capital. Permit the Combined Working Capital to be less than $35,000,000 at any time.

(ii)           Combined Interest Coverage Ratio. Permit the Combined Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2.00:1.00.

(iii)          Combined Senior Secured Leverage Ratio. Permit the Combined Senior Secured Leverage Ratio as of the end of any fiscal quarter to be greater than 3.50:1.00.

(iv)          Combined Total Leverage Ratio. Permit the Combined Total Leverage Ratio as of the end of any fiscal quarter to be greater than 5.00:1.00, provided, however, notwithstanding the foregoing, during any Acquisition Adjustment Period, the Combined Total Leverage Ratio for such period shall not be greater than 5:50:1.00.

Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating the financial covenants contained in this Section 7.18, so long as any Indebtedness being issued to refinance any other Indebtedness pursuant to Section 7.03(b)(2) has been issued on or prior to the applicable test date for such covenant and the Borrowers have (1) complied with clause (v) of Section 7.03(b)(2) as of the date the Compliance Certificate in respect of such test date is required to be delivered pursuant to Section 6.02 hereof, and (2) as of the date the Compliance Certificate in respect of such test date is required to be delivered pursuant to Section 6.02 hereof either (A) an amount sufficient to retire such outstanding Indebtedness has been irrevocably deposited with a trustee or transfer agent, as applicable, or (B) such outstanding Indebtedness has been repaid in full, then the Combined Senior Secured Leverage Ratio and the Combined Total Leverage Ratio shall be calculated excluding such Indebtedness being refinanced and shall be calculated as if the refinancing Indebtedness replaced the Indebtedness to be refinanced on the date such refinancing Indebtedness was issued. In addition, to the extent any other provision of this Agreement requires that the Borrowers evidence compliance with the financial covenants (other than on a test date set forth in Section 7.18), including on a pro forma basis, at a time when (x) any Indebtedness has been issued to refinance any other Indebtedness pursuant to Section 7.03(b)(2), and (y) all or a portion of the Indebtedness being refinanced remains outstanding but will be retired with the proceeds of the new Indebtedness issuance but the applicable Borrowers have not yet irrevocably deposited with the trustee or transfer agent, as applicable, the amounts necessary to effect the repayment or repurchase of such Indebtedness because the Borrowers are not yet required by the terms of the refinancing to make such a deposit, then, for purposes of calculating compliance with any such financial covenant, the amount of the Indebtedness being refinanced which remains outstanding shall be considered outstanding for purposes of calculating such financial covenants until such Indebtedness is no longer outstanding or the amount necessary to repay or redeem such Indebtedness has been irrevocably deposited with the transfer agent.

7.19         Organizational Documents. Amend, restate, supplement or otherwise modify any of the terms of any Organizational Document in any manner that could reasonably be expected to adversely and materially affect the rights of the Lenders under this Agreement or any other Loan Document or their ability to enforce any provisions of this Agreement or any other Loan Document, or that could reasonably be expected to have a Material Adverse Effect.

Article VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01         Events of Default. Any of the following shall constitute an Event of Default:

(a)            Non-Payment. The Borrowers or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)            Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of (a) Section 2.03(k), 6.02(c), 6.02(e), 6.02(f), 6.02(g), 6.02(h), 6.02(j), 6.02(k), 6.02(l) and 6.02(m), 6.03, 6.05(a), 6.10, 6.11, 6.12, 6.13, 6.14, 6.16, 6.17 or 6.18 or Article VII (other than in respect of Section 7.16 with respect to the limitations on Excluded Accounts to the extent subject to Section 8.01(m) below) or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty relating to making a payment thereunder, or (b) Section 6.01, or Section 6.02(a), (b), (d), (i) and, solely with respect to Section 6.01 or 6.02(a), (b), (d), (i), as the case may be, such failure continues for 10 days; or (c) any Loan Party fails to perform or observe any term, covenant or agreement contained in any Mortgage and such failure continues for 20 days; or

(c)            Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)            Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)            Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or any Guarantee thereof having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount (such Indebtedness or Guarantee being hereinafter referred to as the “Cross Default Indebtedness”), or (B) after giving effect to any applicable cure or grace period, fails to observe or perform any other agreement or condition relating to any such Cross Default Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Cross Default Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or the respective Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrowers or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrowers or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrowers or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)             Insolvency Proceedings, Etc. (i) Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or (ii) any Non-Wholly Owned JV institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Non-Wholly Owned JV and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any Non-Wholly Owned JV or to all or any material part of its property is instituted without the consent of any Non-Wholly Owned JV and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, in each case under this clause (f)(ii) if such events could reasonably be expected to have a Material Adverse Effect on any Loan Party or could reasonably be expected to cause any similar action to occur with respect to any other Loan Party; or

(g)            Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or (iii) any Non-Wholly Owned JV becomes unable or admits in writing its inability or fails generally to pay its debts as they become due and such events could reasonably be expected to have a Material Adverse Effect on any Loan Party or could reasonably be expected to cause any similar action to occur with respect to any other Loan Party; or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Non-Wholly Owned JV and is not released, vacated or fully bonded within 30 days after its issue or levy and such events could reasonably be expected to have a Material Adverse Effect on any Loan Party or could reasonably be expected to cause any similar action to occur with respect to any other Loan Party; or

(h)            Judgments. There is entered against any Loan Party or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)             ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)             Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)            Change of Control. There occurs any Change of Control; or

(l)             Perfection of Security Interest. The Administrative Agent’s security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders; or

(m)            Excluded Accounts. The value of cash and all other property in any deposit account that would otherwise be considered an Excluded Account pursuant to clause (b) of such definition and not subject to a first priority perfected security interest in favor of the Administrative Agent exceeds at any time $5,000,000, or the aggregate value of cash and all other property in all deposit accounts that would otherwise be considered an Excluded Account pursuant to clause (b) of such definition and not subject to a first priority perfected security interest in favor of the Administrative Agent exceeds 2.5% of Total Partners’ Equity and, in each case, such event is not cured within two (2) Business Days of the occurrence thereof.

8.02         Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)            declare the commitment of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)            require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto).

(d)            exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03         Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and (b) to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.15, ratably among the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Administrative Agent (with respect to clause (b)) in proportion to the respective amounts described in this clause Fourth held by them or for the account of the L/C Issuers, as applicable; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Article IX.
ADMINISTRATIVE AGENT

9.01        Appointment and Authority.

Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02        Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by any Loan Party, a Lender or a L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04        Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06        Resignation of Administrative Agent. (a)  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)           Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as a L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender. If Bank of America resigns as a L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuers hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). If Bank of America resigns as the Alternative Currency Fronting Lender, it shall retain all the rights, powers, privileges and duties of the Alternative Currency Fronting Lender hereunder with respect to all Alternative Currency Risk Participations outstanding as of the effective date of its resignation as Alternative Currency Fronting Lender, including the right to require the Alternative Currency Participating Lenders to fund risk participations pursuant to Section 2.02(f). Upon the appointment by the Borrowers of a successor L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and the acceptance thereof by the respective successor L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender, or Alternative Currency Fronting Lender, as applicable, (b) the retiring L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. Whether or not an applicable successor has been appointed, the resignation of Bank of America as L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender shall become effective on the Resignation Effective Date.

9.07        Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or a L/C Issuer hereunder.

9.09        Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuers to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the applicable L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the applicable L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the applicable L/C Issuer in any such proceeding.

9.10        Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is owned by a Restricted Subsidiary that is designated as an Unrestricted Subsidiary, (iii) property constituting Excluded Assets, (iv) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (v) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or, to the extent such release is of all or substantially all of the Collateral, all the Lenders as required by Section 10.01(h);

(b)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11        Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any of the Security Documents, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or any of the Security Documents shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.12        Certain ERISA Matters. (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true: (i)      such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party thereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13        Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

Article X.
MISCELLANEOUS

10.01      Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)           extend or increase the WC Commitment, WC Interim Commitment or the Revolver Commitment of any Lender (or reinstate any WC Commitment, WC Interim Commitment or Revolver Commitment, as the case may be, terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, provided, that any Lender, upon the request of the Borrowers, may extend the final expiration of its Commitment and the extending Lender, the Borrowers and the Administrative Agent may amend this Agreement in accordance with the provisions of Section 10.23 without the consent of any other Lender to effect the provision of Section 10.23;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)           (i) change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or obligation, in each case, without the written consent of each Lender directly affected thereby;

(f)            amend the definition of “Alternative Currency” without the written consent of each Lender;

(g)           change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

(h)           release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(i)            (i) release the Administrative Agent’s Lien on all or substantially all of the Collateral without the written consent of each Lender, or (ii) subordinate, or have the effect of subordinating, the Administrative Agent’s Lien on all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

(j)            modify any advance rates or other criteria set forth in the definition of Borrowing Base or any definition of the component parts of the Borrowing Base without the written consent of the Supermajority Lenders, or change the definition of “Supermajority Lenders” without the consent of the Supermajority Lenders as such term is defined immediately prior to any such amendment to such definition; or

(k)            amend, modify or waive any provisions of this Agreement or any other Loan Document affecting the rights or duties of the Alternative Currency Fronting Lender (including, without limitation, the Alternative Currency Sublimit) without the written consent of the Alternative Currency Fronting Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.13, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

10.02      Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to any Loan Party, the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, each L/C Issuer or any Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)           Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Alternative Currency Fronting Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Loan Parties or its securities for purposes of United States Federal or state securities laws.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Loan Party shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer, Swing Line Lender or Alternative Currency Fronting Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04      Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses. The Borrowers shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the applicable L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender, the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the applicable L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuers, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the applicable L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d). Nothing contained in this Section 10.04(c) shall relieve any Loan Party of any of its obligations hereunder.

(d)           Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the applicable L/C Issuer, the Swing Line Lender and the Alternative Currency Fronting Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05      Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the applicable L/C Issuer or any Lender, or the Administrative Agent, the applicable L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the applicable L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the applicable L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the applicable L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06      Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the applicable L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans and Alternative Currency Risk Participations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitment, WC Interim Commitment or WC Commitment, as the case may be, and the Revolver Loans, WC Interim Loans or WC Loans, as the case may be, at the time owing to it under such Revolver Commitment, WC Interim Commitment or WC Commitment, as the case may be, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed.

(ii)           Non-Pro Rata Assignments. Notwithstanding anything to the contrary contained herein, any Lender shall be permitted to make a non-pro rata assignment of any portion of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned hereunder (i.e. there shall be permitted non-pro rata assignments of the WC Commitment, WC Interim Commitment and the Revolver Commitment and the WC Loans, WC Interim Loans and the Revolver Loans);

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)            the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)            the consent of the L/C Issuers, the consent of the Swing Line Lender and the consent of the Alternative Currency Fronting Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of the WC Commitment and the consent of the L/C Issuers and the Alternative Currency Fronting Lender (such consent not to be unreasonably withheld or delayed) shall also be required for any assignment of the Revolver Commitment and WC Interim Commitment.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans and Alternative Currency Risk Participations in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or a Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans and its Alternative Currency Risk Participations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            Resignation as L/C Issuer, Swing Line Lender or Alternative Currency Fronting Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrowers, resign as Swing Line Lender; and or (iii) upon thirty (30) days’ notice to the Borrowers, resign as Alternative Currency Fronting Lender. In the event of any such resignation as L/C Issuer, Swing Line Lender or Alternative Currency Fronting Lender, the Borrowers shall be entitled to appoint from among the Lenders (with the applicable Lender’s consent) a successor L/C Issuer, Swing Line Lender or Alternative Currency Fronting Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, Alternative Currency Fronting Lender or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuers hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). If the Alternative Currency Fronting Lender resigns as Alternative Currency Fronting Lender, it shall retain all the rights and obligations of the Alternative Currency Fronting Lender hereunder with respect to all Alternative Currency Risk Participations outstanding as of the effective date of its resignation as the Alternative Currency Fronting Lender and all obligations of the Borrowers or any other Lender with respect thereto (including the right to require Alternative Currency Participating lenders to fund any Alternative Currency Risk Participations therein in the manner provided in Section 2.02(f)).Upon the appointment of a successor L/C Issuer and/or Swing Line Lender and/or Alternative Currency Fronting Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender or Alternative Currency Fronting Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07       Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h)  with the consent of Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties. For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to such Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary, provided that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and each L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08       Right of Setoff. (a)  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the applicable L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)            Each L/C Issuer and each Lender, in its capacity as a Lender and in its capacity as a Hedge Bank, and each other Hedge Bank, by its acceptance of the benefits of the Collateral Documents creating Liens to secure Obligations arising under Secured Hedge Agreements, agrees that it will not, without the prior written consent of the Administrative Agent, exercise any right to set off or apply any deposits of any kind, or any other obligations owing by it to or for the order of any Loan Party, against any Obligations arising under Secured Hedge Agreements or against any other amounts owed by any Loan Party to such Lender or against other amounts secured by Liens on Collateral; provided that nothing contained in this Section or elsewhere in this Agreement shall impair the right of any Hedge Bank to declare an early termination date in respect of any Secured Hedge Agreement or to undertake payment or close-out netting or to otherwise setoff trades or transactions then existing under such Secured Hedge Agreements.

10.09       Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10       Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the applicable L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11       Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12       Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13       Replacement of Lenders. If any Loan Party is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives a Loan Party the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)            such assignment does not conflict with applicable Laws; and

(e)            in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14       Governing Law; Jurisdiction; Etc.

(a)            GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)            SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS. OTHER THAN WITH RESPECT TO SERVICE OF PROCESS BY FACSIMILE, EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15       Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16       No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between each Loan Party and its respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of a Loan Party and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to any Loan Party or any of its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and each Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17       Electronic Execution of Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

10.18       USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19       Joint and Several Liability.

(a)            Each of the Loan Parties is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Loan Parties and in consideration of the undertakings of each other Loan Party to accept joint and several liability for the Obligations.

(b)            Each of the Loan Parties, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Loan Parties, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 10.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Loan Parties without preferences or distinction among them.

(c)            If and to the extent that any of the Loan Parties shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Loan Parties will make such payment with respect to, or perform, such Obligation.

(d)            The Obligations of each of the Loan Parties under the provisions of this Section 10.19 constitute full recourse Obligations of each of the Loan Parties enforceable against each such Loan Party to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement as against any particular Loan Party.

(e)            Except as otherwise expressly provided in this Agreement, but only to the extent permitted by applicable law, each of the Loan Parties hereby waives notice of acceptance of its joint and several liability, notice of any Loans made, or Letter of Credit issued, extended or renewed under this Agreement, notice of the occurrence of any Event of Default or Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or any Lender under or in respect of any of the Obligations, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement and the other Loan Documents. Each of the Loan Parties hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Lender at any time or times in respect of any Event of Default or Default by any of the Loan Parties in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any of the other Loan Documents, any and all other indulgences whatsoever by the Administrative Agent or any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Loan Parties. Without limiting the generality of the foregoing, but only to the extent permitted by applicable law, each of the Loan Parties assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender with respect to the failure by any of the Loan Parties to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws, regulations thereunder, which might, but for the provisions of this Section 10.19, afford grounds for terminating, discharging or relieving any of the Loan Parties, in whole or in part, from any of its Obligations under this Section 10.19, it being the intention of each of the Loan Parties that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Loan Parties under this Section 10.19 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Loan Parties under this Section 10.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Loan Parties, the Administrative Agent or any Lender. The joint and several liability of the Loan Parties hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Loan Parties, the Administrative Agent or any Lender.

(f)             The provisions of this Section 10.19 are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by any of them from time to time against any or all of the Loan Parties as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any Lender first to marshall any of its claims or to exercise any of its rights against any other Loan Party or to exhaust any remedies available to it against any other Loan Party or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 10.19 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Loan Parties, or otherwise, the provisions of this Section 10.20 will forthwith be reinstated in effect, as though such payment had not been made.

(g)            (i) Each of the Loan Parties hereby irrevocably waives, and agrees that it will not enforce, any of its rights of contribution or subrogation against any other Loan Party with respect to any liability incurred by such Loan Party hereunder or under any of the other Loan Documents, any payments made by such Loan Party to the Administrative Agent for the accounts of the Lenders with respect to any of the Obligations or any collateral security therefor. Such waiver and agreement is for the benefit of the other Loan Parties, the Lenders and the Administrative Agent. If such waiver and agreement shall be determined to be unenforceable by a court of competent jurisdiction, any claim which such Loan Party may have against such other Loan Party with respect to any payments to the Administrative Agent for the account of the Lenders hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder, to the prior payment in full of all amounts due and owing by such other Loan Party to the Administrative Agent and the Lenders and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to such other Loan Party, its debts or its assets, whether voluntary or involuntary, all Indebtedness of such other Loan Party owing to the Lenders (“Senior Indebtedness”) shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to such Loan Party therefor. Each Loan Party hereby agrees that for so long as any Obligations are outstanding hereunder the provisions of this Section 10.19(g) may be relied on directly by any holder of Senior Indebtedness regardless of whether such holder is a party hereto.

(i)            Notwithstanding the provisions of the preceding clause (i), each of the Loan Parties shall have and be entitled to (1) all rights of subrogation otherwise provided by law in respect of any payment such Loan Party may make or be obligated to make under this Credit Agreement and (2) all claims (as defined in the Bankruptcy Code) it would have against any of the other Loan Parties in the absence of the preceding clause (i), and to assert and enforce the same, in each case on and after, but at no time prior to , the date (the “Subrogation Trigger Date”) which is one (1) year and five (5) days after the date on which all the Obligations have been indefeasibly repaid in full if and only if (A) no Default or Event of Default of the type described in §§13.1(g) or (h) with respect to the other Loan Parties has existed at any time on or after the Closing Date to and including the Subrogation Trigger Date and (B) the existence of the Loan Party’s rights under this clause (ii) would not make the Loan Party a creditor (as defined in the Bankruptcy Code) of the other Loan Parties in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

(h)            Each Loan Party that is a Qualified ECP Guarantor at the time the joint and several obligations, any of the Guaranties or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement, any applicable Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article 10.19 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this clause (h) shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this clause (h) to constitute, and this clause (h) shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.20       Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.21       Transitional Arrangements. This Agreement shall, on the Closing Date, supersede the Prior Credit Agreement in its entirety, except as expressly provided in this Section 10.21. The parties hereto agree that this Agreement is not intended by the parties to be a novation and the security interests and Liens granted by under the “Security Documents” (as such term is defined in the Prior Credit Agreement) continue in full force and effect, including from and after the Closing Date. On the Closing Date, the rights and obligations of the parties evidenced by the Prior Credit Agreement shall be evidenced by this Agreement, the “WC Loans” as defined in the Prior Credit Agreement shall be considered WC Loans as defined herein, the “Revolver Loans” as defined in the Prior Credit Agreement shall be considered Revolver Loans as defined herein and the Lenders party hereto shall, on the Closing Date, make such allocations among the Lenders as is necessary so that any outstanding Loans are held by the Lenders in accordance with each such Lender’s Applicable Percentage. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the Borrowers, in coordination with the Administrative Agent, shall elect, on or prior to the Closing Date, that any “WC Loans” or “Revolver Loans” outstanding under the Prior Credit Agreement on the Closing Date which are “Eurocurrency Rate Loans” (as defined under the Prior Credit Agreement) (each, a “Converted Loan”) be converted to WC Loans and Revolver Loans, as applicable, hereunder bearing interest by reference to the applicable rate having an Interest Period that is the same as the Interest Period relating to the Converted Loans that are converted into the WC Loans and Revolver Loans, as applicable, regardless of whether the Closing Date is the last day of the Interest Period relating to such Converted Loans. As soon as reasonably practicable after its receipt of any Note requested by a Lender hereunder on the Closing Date, to the extent such Lender was a party to the Prior Credit Agreement and had a promissory note issued to such Lender under the terms of the Prior Credit Agreement, such Lender will promptly return to the Borrowers, marked “Substituted” or “Cancelled”, as the case may be, any promissory notes of the Borrowers held by such Lender pursuant to the Prior Credit Agreement.

10.22       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.23       Amend and Extend Transactions. At any time after the Third Amendment Effective Date, the Borrowers and any Lender may agree, by notice to the Administrative Agent (each such notice, an “Extension Notice”), to extend the Maturity Date of such Lender’s Commitment to the extended maturity date specified in such Extension Notice; provided, that (a) the Borrowers shall have offered to all Lenders the opportunity to participate in such extension on a pro rata basis and on the same terms and conditions to each such Lender; (b) no Default or Event of Default shall have occurred and be continuing prior to or after giving effect to any such extension; (c) except as to interest rates, fees and final maturity date, the extended Commitments shall have the same terms as the Commitments as of the date of such Extension Notice; (iv) after giving effect to any such extension, there shall be no more than two separate Maturity Dates in effect for all Commitments; and (v) all documentation in respect of such extension shall be consistent with the foregoing and in form and substance satisfactory to the Administrative Agent and the Borrowers. In connection with any such extension, the Borrowers and the Administrative Agent, with the approval of the extending Lenders, may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to establish new tranches or sub-tranches in respect of the Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent in connection with the establishment of such new tranches or sub-tranches (including to preserve the pro rata treatment of the extended and non-extended tranches), in each case on terms consistent with this Section 10.23. Any extension of the Commitments shall require the consent of each L/C Issuer, the Swing Line Lender and the Alternative Currency Fronting Lender to the extent that such extension provides for the issuance of Letters of Credit, the borrowing of Swing Line Loans or the extension of credit in an Alternative Currency at any time during such extended period.

10.24       Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 10.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Exhibit B to Amendment

Schedule 2.01

Institution	Revolver Commitment	%	WC Commitment	%	WC Interim Commitment	%	Total
Bank of America, N.A.

JPMorgan Chase Bank, N.A.

Wells Fargo Bank, N.A.

Citizens Bank, N.A.

Societe Generale

BNP Paribas

Cooperatieve Rabobank U.A., New York Branch

Santander Bank, N.A.

TD Bank, N.A.

Capital One, N.A.

Bank of Montreal

MUFG Bank, Ltd.

Credit Agricole Corporate and Investment Bank

People's United Bank, National Association

City National Bank

Webster Bank, N.A.

Brookline Bank

Brown Brothers Harriman & Co.

Rockland Trust Company

TOTAL	$450,000,000	100%	$1,100,000,000	100%	$0	100%	$1,550,000,000